UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ATMI, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Shares of ATMI common stock, par value $0.01 per share
(2)

Aggregate number of securities to which transaction applies:

(a) 33,521,528 shares of ATMI common stock (including shares in respect of (i) restricted stock awards; (ii) restricted stock unit awards (assuming achievement of the maximum level of performance under such restricted stock unit awards); and (iii) stock credits under director deferred compensation plans); and (b) 1,120,896 shares reserved and available for issuance upon exercise of stock options.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of: (a) 33,521,528 shares of ATMI common stock (including shares in respect of (i) restricted stock awards; (ii) restricted stock unit awards (assuming achievement of the maximum level of performance under such restricted stock unit awards); and (iii) stock credits under director deferred compensation plans) multiplied by $34.00 per share; and (b) 1,120,896 shares reserved and available for issuance upon exercise of stock options multiplied by $11.83 per share (which is equal to the difference between $34.00 and $22.17, the weighted average exercise price of such options). The filing fee was determined by multiplying .0001288 by the proposed maximum aggregate value of the transaction of $1,152,992,152.

	(4)	Proposed maximum aggregate value of transaction: $1,152,992,152
	(5)	Total fee paid: $148,505

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ATMI, INC.

7 COMMERCE DRIVE

DANBURY, CONNECTICUT 06810

(203) 794-1100

[—], 2014

Dear Stockholder:

We cordially invite you to attend the special meeting of stockholders of ATMI, Inc. (“ATMI”), which will be held at ATMI’s corporate offices located at 7 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. EST on [—], 2014.

At the special meeting, you will be asked to consider and vote upon:

1. a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2014 (as it may be amended from time to time), by and among ATMI, Entegris, Inc. (“Entegris”) and Atomic Merger Corporation, a wholly owned subsidiary of Entegris (“Merger Sub”);

2. a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

3. a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

If the merger is completed, you will be entitled to receive $34.00 in cash, without interest and less any applicable withholding taxes, for each share of ATMI common stock you own as of the date of the merger.

After careful consideration, our board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, ATMI’s stockholders. Accordingly, our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary, and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

The proxy statement accompanying this letter provides you with detailed information about the proposed merger and the special meeting of stockholders to vote on the adoption of the merger agreement. We encourage you to read the entire proxy statement and the merger agreement carefully. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. You may also obtain more information about ATMI from documents we have filed with the Securities and Exchange Commission.

Your vote is very important, regardless of the number of shares of stock that you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of ATMI common stock entitled to vote at the special meeting. If you fail to vote on the proposal to adopt the merger agreement, the effect will be the same as a vote “AGAINST” the adoption of the merger agreement.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, EVEN IF YOU DO NOT PLAN ON ATTENDING THE SPECIAL MEETING IN PERSON. ACCORDINGLY, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR YOU MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE AS DIRECTED ON THE ENCLOSED PROXY CARD. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS.

On behalf of your board of directors, thank you for your continued support.

Sincerely,

Douglas A. Neugold

Chairman of the Board, President and

Chief Executive Officer

ATMI, INC.

7 COMMERCE DRIVE

DANBURY, CONNECTICUT 06810

(203) 794-1100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—], 2014

To Stockholders of ATMI, Inc.:

Notice is hereby given that a special meeting of stockholders of ATMI, Inc., a Delaware corporation (“ATMI”), will be held at ATMI’s corporate offices located at 7 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. EST on [—], 2014, for the following purposes:

1. to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2014 (as it may be amended from time to time), by and among ATMI, Entegris, Inc., a Delaware corporation (“Entegris”) and Atomic Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Entegris (“Merger Sub”);

2. to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

3. to consider and vote upon a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

After careful consideration, our board of directors, by unanimous vote, has approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, the Company’s stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, AND “FOR” THE NON-BINDING ADVISORY PROPOSAL TO APPROVE THE GOLDEN PARACHUTE COMPENSATION PAYABLE TO ATMI’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

Only stockholders of record of ATMI common stock at the close of business on [—], 2014, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection by stockholders of record during business hours at ATMI’s corporate offices located at 7 Commerce Drive, Danbury, Connecticut 06810 for ten days prior to the date of the special meeting and will also be available at the special meeting.

Your vote is very important, regardless of the number of shares of stock that you own. The adoption of the merger agreement requires the affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of ATMI common stock entitled to vote at the special meeting. Each of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger requires the affirmative vote (in person or by proxy) of the holders of at least a majority of the voting power present and entitled to vote at the special meeting.

Whether or not you plan to attend the special meeting, we urge you to vote your shares by completing, signing, dating and returning the accompanying proxy card as promptly as possible in the postage-paid envelope or to submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not vote in person at the special meeting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will not affect the outcome of the vote regarding the proposal to adjourn the special meeting, if necessary, to solicit additional proxies or the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger. Any stockholder attending the special meeting may vote in person even if he or she has already voted by proxy card, telephone or Internet; such vote by ballot will revoke any proxy previously submitted. If you hold your shares through a bank, broker or other custodian, you must provide a legal proxy issued from such bank, broker or other custodian in order to vote your shares in person at the special meeting.

The Company’s stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of ATMI common stock if the merger contemplated by the merger agreement is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the merger agreement at the special meeting and they comply with all requirements of Delaware law, which are summarized in greater detail in the accompanying proxy statement.

The accompanying proxy statement is dated [—], 2014 and is first being mailed to stockholders of the Company on or about [—], 2014.

By Order of the Board of Directors,

Patrick J. Shima

Secretary

[—], 2014

Danbury, Connecticut

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

SUMMARY	1
Overview of the Merger	1
The Parties to the Merger	1
The Merger and the Closing	2
The Special Meeting	2
Treatment of Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards and Stock Credits Under the Director Deferred Compensation Plans	4
Reasons for the Merger; Recommendation of Our Board of Directors	5
Interests of Certain Persons in the Merger	5
Opinion of ATMI’s Financial Advisor	5
Financing of the Merger	5
Governmental and Regulatory Approvals	6
Material U.S. Federal Income Tax Consequences	6
Restrictions on Solicitations of Other Offers and Change of Recommendation	7
Conditions to the Completion of the Merger	8
Termination of the Merger Agreement	9
Termination Fees and Reimbursement of Expenses	9
Procedure for Receiving the Merger Consideration	10
Appraisal Rights	10
Market Price of ATMI Common Stock	10
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	11
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	18
THE PARTIES TO THE MERGER	20
THE SPECIAL MEETING	21
Date, Time, Place and Purpose of the Special Meeting	21
Board of Directors Recommendation	21
Record Date and Quorum	21
Vote Required for Approval	21
Proxies and Revocation	22
Adjournments and Postponements	23
Rights of Stockholders Who Dissent From the Merger	24
Solicitation of Proxies	24
Questions and Additional Information	24
PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT	25
Background of the Merger	25
Reasons for the Merger; Recommendation of Our Board of Directors	33
Recommendation of our Board of Directors	35
Opinion of ATMI’s Financial Advisor	35
Certain Financial Forecasts	43
Effects on the Company if the Merger is Not Completed	46
Financing of the Merger	46
Material U.S. Federal Income Tax Consequences	47
Interests of Certain Persons in the Merger	49
Governmental and Regulatory Approvals	55
Delisting and Deregistration of ATMI Common Stock	56
Litigation Related to the Merger	56
THE MERGER AGREEMENT	57
The Merger	57
Effective Time; Closing	57
Marketing Period	57
Merger Consideration	58

Withholding	60
Unexchanged Shares	60
Conditions to the Completion of the Merger	60
ATMI Stockholders Meeting	62
Non-Solicitation of Alternative Proposals	63
Change of Recommendation	65
Financing Covenant	66
Regulatory Matters	69
Termination	70
Termination Fees and Reimbursement of Expenses	72
Conduct of Business Pending the Merger	72
Litigation Related to the Merger	74
Public Announcements	74
Additional Covenants	74
Governance of the Surviving Company	74
Indemnification; Directors’ and Officers’ Insurance	74
Employee Matters	76
Representations and Warranties	77
Waiver	77
Amendment	77
Governing law; Jurisdiction; Waiver of Jury Trial	78
Specific Performance	78
No Recourse to Financing Sources	79
APPRAISAL RIGHTS	80
PROPOSAL 2: AUTHORITY TO ADJOURN THE SPECIAL MEETING	83
The Adjournment Proposal	83
Board of Directors Recommendation	83
PROPOSAL 3: ADVISORY VOTE REGARDING GOLDEN PARACHUTE COMPENSATION	84
Advisory Vote Regarding Golden Parachute Compensation	84
Equity Awards	84
Severance Payments and Benefits	84
Transaction Bonus	84
Board of Directors Recommendation	86
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	87
Ownership of ATMI Common Stock by Certain Beneficial Owners	87
MARKET PRICE OF ATMI COMMON STOCK AND DIVIDEND INFORMATION	90
FUTURE STOCKHOLDER PROPOSALS	91
ADVANCE NOTICE PROCEDURES	91
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	92
OTHER MATTERS	92
WHERE YOU CAN FIND MORE INFORMATION	93
INCORPORATION BY REFERENCE	93
ANNEXES
Annex A: Agreement and Plan of Merger	A-i
Annex B: Opinion of Barclays Capital Inc.	B-1
Annex C: Section 262 of the Delaware General Corporation Law	C-1

PROXY STATEMENT

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section of this proxy statement entitled “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement to the “Company,” “ATMI,” “we,” “our” and “us” refer to ATMI, Inc.; all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of February 4, 2014, by and among ATMI, Entegris, Inc. and Atomic Merger Corporation, as may be amended from time to time, a copy of which is attached as Annex A to this proxy statement; all references to the “merger” refer to the merger contemplated by the merger agreement; and all references to the “SEC” refer to the Securities and Exchange Commission.

Overview of the Merger (Page 25)

On February 4, 2014, we entered into the Agreement and Plan of Merger by and among ATMI, Entegris, Inc. (referred to in this proxy statement as Entegris) and Atomic Merger Corporation, a wholly owned subsidiary of Entegris (referred to in this proxy statement as Merger Sub). Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into ATMI, and ATMI will continue as the surviving corporation and a wholly owned subsidiary of Entegris. Upon consummation of the merger, holders of ATMI common stock will be entitled to receive the per share merger consideration of $34.00 in cash, without interest or dividends thereon, and less applicable withholding taxes, for each share of ATMI common stock issued and outstanding immediately prior to the effective time of the merger (other than for shares of ATMI common stock owned by ATMI as treasury stock or owned directly by Entegris, Merger Sub, ATMI BVBA or any of its subsidiaries or by any wholly owned subsidiary of ATMI, Entegris or Merger Sub, ATMI restricted stock awards or shares of ATMI common stock the holders of which have properly demanded and perfected their appraisal rights under Delaware law). The merger agreement, which is the principal document governing the merger, is attached as Annex A to this proxy statement, and we encourage you to read the merger agreement in its entirety.

Prior to the execution of the merger agreement, ATMI, ATMI SARL, ATMI Belgium LLC, ATMI Packaging, Inc., Advanced Technology Materials, Inc. and Pall Corporation entered into a Share and Asset Purchase Agreement, dated as of December 22, 2013 (referred to in this proxy statement as the Life Sciences SAPA), pursuant to which ATMI and certain of its affiliates sold ATMI’s Life Sciences business (such transaction referred to in this proxy statement as the Life Sciences transaction). The closing of the merger is conditioned on the prior consummation of the Life Sciences transaction. The closing of the Life Sciences transaction occurred on February 20, 2014, and as such, this closing condition has been satisfied.

The Parties to the Merger (Page 20)

ATMI, Inc.

ATMI (NASDAQ-GS: ATMI), a Delaware corporation, is among the leading suppliers of high performance materials, materials packaging and materials delivery systems used worldwide in the manufacture of microelectronics devices. ATMI’s products consist of “front-end” semiconductor performance materials, sub-atmospheric pressure gas delivery systems for safe handling and delivery of toxic and hazardous gases to semiconductor process equipment, and high-purity materials packaging and dispensing systems that allow for the reliable introduction of low volatility liquids and solids to microelectronics processes. ATMI targets semiconductor and flat-panel display manufacturers, whose products form the foundation of microelectronics technology rapidly proliferating through the consumer products, information technology, automotive, and communications industries.

Entegris, Inc.

Entegris (NASDAQ-GS: ENTG), a Delaware corporation, is a leading provider of a wide range of products and services for purifying, protecting and transporting critical materials used in processing and manufacturing in the microelectronics and other high-technology industries. Entegris derives most of its revenue from the sale of products and services to the semiconductor and related industries. Entegris’s customers consist primarily of semiconductor manufacturers, semiconductor equipment and materials suppliers as well as thin film transistor-liquid crystal display and hard disk manufacturers, which are served through direct sales efforts, as well as sales and distribution relationships, in the United States, Asia, Europe and the Middle East.

Atomic Merger Corporation

Atomic Merger Corporation is a Delaware corporation and a wholly owned subsidiary of Entegris. It was formed solely for the purpose of effecting the merger and the transactions contemplated by the merger agreement, and it has not engaged in any other business.

The Merger and the Closing (Pages 57 and 58)

The merger agreement provides that, if the merger agreement is adopted by our stockholders and the other conditions to closing are satisfied or waived, Merger Sub will merge with and into ATMI, and ATMI will continue as the surviving corporation and a wholly owned subsidiary of Entegris. Upon completion of the merger, each share of ATMI common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of ATMI common stock owned by ATMI as treasury stock or owned directly by Entegris, Merger Sub, ATMI BVBA or any of its subsidiaries or by any wholly owned subsidiary of ATMI, Entegris or Merger Sub, ATMI restricted stock awards or shares of ATMI common stock the holders of which have properly demanded and perfected their appraisal rights under Delaware law) will be converted into the right to receive $34.00 in cash, without interest or dividends thereon, and less any applicable withholding taxes. As a result of the merger, the Company will cease to be an independent, publicly traded company, and you will not own any shares of the surviving corporation.

The Special Meeting (Page 21)

Date, Time and Place (Page 21)

The special meeting of our stockholders will be held at ATMI’s corporate offices located at 7 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. EST on [—], 2014.

Purpose of the Special Meeting (Page 21)

At the special meeting, you will be asked to consider and vote upon (1) a proposal to adopt the merger agreement; (2) a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and (3) a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Record Date and Quorum (Page 21)

You are entitled to vote at the special meeting if you owned shares of ATMI common stock at the close of business on [—], 2014, the record date for the special meeting. You will have one vote on each matter for each share of ATMI common stock that you owned on the record date. As of the close of business on the record date for the special meeting, there were [—] shares of ATMI common stock outstanding and entitled to vote at the special meeting.

The presence at the special meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of our capital stock entitled to vote at the special meeting as of the close of business on the record date will constitute a quorum for purposes of considering the proposals at the special meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the special meeting for purposes of determining whether a quorum is present.

Vote Required for Approval (Page 21)

Your broker will not have discretionary authority to vote your shares with respect to the three proposals to be considered at the special meeting. Brokers who have record ownership of shares that are held in “street name” for their clients (the beneficial owners of the shares) have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter. To the extent your broker submits a broker non-vote with respect to your shares on a proposal, your shares will not be deemed “votes cast” or shares “entitled to vote” with respect to that proposal.

The adoption of the merger agreement requires the affirmative vote at the special meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of ATMI common stock entitled to vote on the matter. Because the vote on the proposal to adopt the merger agreement is based on the total number of shares outstanding, rather than the number of actual votes present or cast, abstentions and broker non-votes will have the same effect as voting “AGAINST” the adoption of the merger agreement at the special meeting.

Approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the outstanding shares of ATMI common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Broker non-votes will have no effect on the proposal to adjourn the special meeting, although abstentions will have the same effect as a vote against the proposal.

Approval of the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the outstanding shares of ATMI common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Broker non-votes will have no effect on the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger, although abstentions will have the same effect as a vote against the proposal.

Voting and Proxies (Page 22)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by (i) returning the enclosed proxy card by mail; (ii) using the telephone number printed on your proxy card; (iii) using the Internet voting instructions printed on your proxy card; or (iv) appearing at the special meeting and voting in person. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the special meeting, if necessary, to solicit additional proxies and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

If your shares of ATMI common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of ATMI common stock using the instructions provided by your broker, bank or other nominee.

Revocability of Proxy (Page 22)

If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

•	filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 7 Commerce Drive, Danbury, CT 06810, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or

•	attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, change or revoke a proxy – you must vote in person at the meeting to revoke a prior proxy.

Ownership of ATMI Common Stock by Directors and Executive Officers (Page 49)

As of [—], 2014, the record date for the special meeting, our directors and executive officers beneficially owned, and had the right to vote, in the aggregate, [—] shares of ATMI common stock, which represented approximately [—]% of the outstanding shares of ATMI common stock as of such date. Our current directors and executive officers have informed us that they intend to vote all their shares of ATMI common stock “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Treatment of Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards and Stock Credits Under the Director Deferred Compensation Plans (Page 50)

Immediately prior to the consummation of the merger, (i) each option to acquire shares of ATMI common stock that is then outstanding and that has an exercise price less than the $34.00 per share merger consideration, whether or not then vested or exercisable, will be cancelled and terminated, and each holder of such an option will have the right to receive an amount of cash equal to (a) the number of shares of ATMI common stock subject to each such option, multiplied by (b) the excess of $34.00 per share over the exercise price per share of each such option, less any applicable withholding taxes; (ii) each award of ATMI common stock that is subject to time and/or performance vesting conditions (each referred to in this proxy statement as a Company Restricted Stock Award) that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Award will have the right to receive an amount in cash equal to (a) the number of shares of ATMI common stock subject to such Company Restricted Stock Award, multiplied by (b) $34.00, less any applicable withholding taxes; and (iii) each restricted stock unit award that is subject to time and/or performance vesting conditions (each referred to in this proxy statement as a Company Restricted Stock Unit Award) that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Unit Award will have the right to receive an amount in cash equal to (a) the number of shares of ATMI common stock subject to such Company Restricted Stock Unit Award (determined based on the actual performance achieved as if the closing date of the merger represented the end date of the performance period), multiplied by (b) $34.00, less any applicable withholding taxes. Following the consummation of the merger, each participant in the ATMI, Inc. Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 2010 Stock Plan, and the ATMI, Inc. Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 2003 Stock Plan (each referred to in this proxy statement as a Director Deferred Compensation Plan), will have the right to receive an amount in cash equal to (i) the number of Stock Credits (as defined in the applicable Director Deferred Compensation Plan)

credited to such participant’s Stock Account (as defined in the applicable Director Deferred Compensation Plan), multiplied by (ii) $34.00, less any applicable withholding taxes.

Reasons for the Merger; Recommendation of Our Board of Directors (Page 33)

After careful consideration, our board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, the Company’s stockholders. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to the Company’s named executive officers in connection with the merger.

For a discussion of the material factors considered by our board of directors in reaching its conclusions, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Reasons for the Merger; Recommendation of Our Board of Directors.”

Interests of Certain Persons in the Merger (Page 49)

When considering the recommendation by our board of directors that our stockholders adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our other stockholders. These interests include the accelerated vesting and payment of stock options, restricted stock awards, restricted stock unit awards and Stock Credits under the Director Deferred Compensation Plans. In addition, severance benefits will become payable to certain of our executive officers and a cash transaction bonus will also become payable to one executive officer. Our board of directors was aware of these interests and considered them, among other matters, in unanimously approving and declaring advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determining that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, the Company’s stockholders, and in making its recommendation that the Company’s stockholders adopt the merger agreement. These interests are described in the section “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”

Opinion of ATMI’s Financial Advisor (Page 35 and Annex B)

On February 3, 2014, in connection with the merger, ATMI’s financial advisor, Barclays Capital Inc. (referred to in this proxy statement as Barclays) rendered its oral opinion, which opinion was subsequently confirmed in a written opinion dated February 4, 2014, to the ATMI board of directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the consideration to be offered to the stockholders of ATMI in the merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion, dated February 4, 2014, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion, is attached as Annex B to this proxy statement. ATMI encourages you to read the opinion carefully in its entirety. Barclays’ opinion is addressed to the ATMI board of directors, addresses only the fairness, from a financial point of view, of the merger consideration of $34.00 per share of ATMI common stock to be offered to the stockholders of ATMI and does not constitute a recommendation to any stockholder of ATMI as to how such stockholder should vote with respect to the merger or any other matter.

Financing of the Merger (Page 46)

The obligations of ATMI under the merger agreement are not subject to a condition regarding Entegris’s or Merger Sub’s obtaining funds to consummate the merger and the other transactions contemplated by the merger agreement. Entegris has represented in the merger agreement that it will have available to it at the closing of the merger, sufficient cash to consummate the merger and to pay the aggregate merger consideration and any other amounts required to be paid by it in connection with the consummation of the transactions contemplated by the merger agreement and to pay all related fees and expenses of Entegris and Merger Sub, and that there is no restriction on the use of such cash for such purposes. Entegris has also represented in the merger agreement that it has delivered to the Company a true and complete copy of each of (i) a commitment letter, dated as of February 4, 2014, by and between Entegris and Goldman Sachs Bank USA (referred to in this proxy statement as Goldman Sachs) and (ii) a fee letter (with fees, economic terms and other customary provisions redacted), dated as of February 4, 2014, by and between Entegris and Goldman Sachs, pursuant to which Goldman Sachs has agreed to provide certain financing to Entegris in connection with the consummation of the merger.

The financing is anticipated to be comprised of the following sources:

•	a senior secured term loan facility, with Entegris as borrower, in an aggregate principal amount of $460,000,000;

•	a senior secured asset-based revolving credit facility, with Entegris as borrower, in an aggregate principal amount of $85,000,000; and

•	a senior unsecured bridge loan facility, with Entegris as borrower, in an aggregate principal amount of $360,000,000, which will be provided to consummate the merger in the event that Entegris is unable to issue and sell $360,000,000 of its senior unsecured notes at the closing of the merger.

Governmental and Regulatory Approvals (Page 55)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to in this proxy statement as the HSR Act) and the rules promulgated thereunder by the Federal Trade Commission (referred to in this proxy statement as the FTC), the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice (referred to in this proxy statement as the DOJ) and the applicable waiting period has expired or been terminated.

ATMI and Entegris filed the notification and report forms under the HSR Act with the FTC and the DOJ on February 19, 2014.

Filings will also be required under the merger control rules of certain jurisdictions outside the United States where the parties conduct business, and it will be necessary to observe waiting periods and/or obtain approvals prior to the completion of the merger. The period for review of the merger will vary from jurisdiction to jurisdiction and may be affected by a variety of factors.

We cannot assure you that an antitrust or other regulatory challenge to the merger will not be made.

Material U.S. Federal Income Tax Consequences (Page 47)

The receipt of cash in exchange for shares of ATMI common stock pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, U.S. holders who exchange their shares of ATMI common stock in the merger will recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and their adjusted tax basis in such shares. Such gain or loss will be capital gain or loss if such shares are held as a capital asset in the hands of the U.S. holders and will be long-term capital gain or loss if such shares have a holding period of more than one year at the time the merger is consummated. The merger generally will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the

U.S. federal income tax consequences of the merger. You should consult your independent tax advisor as to the particular tax consequences of the merger to you.

Restrictions on Solicitations of Other Offers and Change of Recommendation (Pages 63 and 65)

The merger agreement provides that, prior to the consummation of the merger, the Company and its subsidiaries must not, and the Company shall use its reasonable best efforts to instruct and cause its and its subsidiaries’ representatives not to, directly or indirectly:

•	solicit, seek, initiate, or knowingly facilitate or knowingly encourage (including by providing any non-public information) any inquiries regarding any submission or proposal that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as defined in the merger agreement and described in the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation of Alternative Proposals”);

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information in connection with or for the purpose of encouraging or facilitating any Acquisition Proposal or any inquiry or proposal that could reasonably be expected to lead to any Acquisition Proposal;

•	approve, endorse, recommend, submit to stockholders or declare advisable any Acquisition Proposal;

•	enter into any letter of intent, term sheet, memorandum or understanding, acquisition agreement, merger agreement, option agreement or similar agreement relating to any Acquisition Proposal or modify, amend or waive any provision in any contract contemplating or otherwise relating to an Acquisition Proposal; or

•	release, terminate, modify or fail to enforce any “standstill” or confidentiality or similar obligation of any person (other than any party hereto) with respect to the Company or any of its subsidiaries.

The foregoing is subject to certain exceptions that allow the Company’s board of directors to exercise its fiduciary obligations and enter into an Acquisition Proposal provided that it comply with certain obligations set forth in the merger agreement. See the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation of Alternative Proposals” for a description of these restrictions and exceptions.

The merger agreement also contains restrictions on the ability of the Company’s board of directors (i) to change, withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders adopt the merger agreement and approve the merger (or publicly propose or resolve to take such action); (ii) to fail to include such recommendation in this proxy statement; (iii) to fail to publicly reaffirm such recommendation within three business days after Entegris so requests in writing if there has been any public disclosure by a third party related to an actual Acquisition Proposal by such third party; (iv) to approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company, any Acquisition Proposal; (v) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, to fail to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company; and (vi) to authorize, adopt or approve or propose to authorize, adopt or approve, an Acquisition Proposal, or cause or permit the Company or any of its subsidiaries to enter into any acquisition agreement in respect of an Acquisition Proposal, in each case, subject to certain exceptions (any of the foregoing referred to in this proxy statement as an adverse recommendation change).

At any time prior to the special meeting, the Company board of directors may (i) effect an adverse recommendation change in response to an “intervening event” (as defined in the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation of Alternative Proposals”), if, and only if, the Company board of directors determines in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) if the Company receives an acquisition proposal that the Company board of directors determines in good faith constitutes a superior proposal — after consultation with its financial advisors and outside legal counsel – authorize, adopt or approve such superior proposal and cause or permit the Company to enter into an alternative acquisition agreement with respect to such superior proposal, provided the Company terminates the merger agreement pursuant to the terms thereof concurrently with entering into such alternative acquisition agreement and pays the applicable termination fee. In each case of (i) and (ii) of the foregoing sentence, the Company may only take such actions if it provides prior written notice to Entegris, and, after providing such notice, negotiates with Entegris in good faith to make such adjustments to the merger agreement that would permit the Company or the Company’s board of directors not to take such actions.

See the section of this proxy statement entitled “The Merger Agreement — Change of Recommendation” for a description of these restrictions and exceptions.

Conditions to the Completion of the Merger (Page 60)

Conditions to Each Party’s Obligations. The obligations of Entegris, Merger Sub and ATMI to effect the merger are subject to the satisfaction or waiver of certain conditions, including:

•	the merger agreement must have been adopted by holders of a majority of the outstanding shares of ATMI common stock entitled to vote on the merger agreement;

•	the expiration or termination of any waiting period (including any extension) applicable to the merger under the HSR Act must have expired and all other required antitrust approvals must have been received; and

•	the absence of any applicable law or judgment, or other legal restraint or prohibition, and or binding order or determination by any governmental entity, that prevents, makes illegal, restrains, enjoins or otherwise prohibits the consummation of the merger.

Conditions to Entegris’s and Merger Sub’s Obligations. Entegris’s and Merger Sub’s obligations to effect the merger are subject to additional conditions, including, among other things:

•	the representations and warranties made by the Company contained in the merger agreement being true and correct as of the closing of the merger, subject to certain materiality thresholds;

•	the Company’s performance in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

•	the closing of the Life Sciences transaction having occurred.

Conditions to the Company’s Obligations. The Company’s obligations to effect the merger are subject to additional conditions, including, among other things:

•	the representations and warranties made by Entegris and Merger Sub contained in the merger agreement being true and correct as of the closing of the merger, subject to certain materiality thresholds;

•	Entegris’s and Merger Sub’s performance in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

•	all conditions to the Life Sciences transaction having been satisfied or waived.

The closing of the Life Sciences transaction occurred on February 20, 2014, and as such, the conditions related to the Life Sciences transaction described above have been satisfied.

Termination of the Merger Agreement (Page 70)

The Company and Entegris may agree to terminate the merger agreement without completing the merger at any time, even after the Company’s stockholders have adopted the merger agreement. The merger agreement may also be terminated in certain other circumstances, including:

•	by either the Company or Entegris if:

•	the merger has not been consummated on or prior to August 4, 2014 (or, under certain circumstances, November 4, 2014) (such date referred to in this proxy statement as the end date);

•	any law, judgment, order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the merger has become final and non-appealable;

•	the Company’s stockholders do not adopt the merger agreement;

•	the Life Sciences SAPA has been terminated in accordance with its terms; or

•	the other party has breached any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach would result in a failure of a closing condition and which breach is incapable of being cured prior to the end date, or is not cured within 30 days following receipt of written notice of such breach by the party seeking to terminate.

•	by the Company:

•	prior to the adoption of the merger agreement by the Company’s stockholders, in order to enter into a definitive written agreement providing for a superior proposal in compliance with the non-solicitation provisions of the merger agreement; or

•	if the closing conditions have been satisfied and Entegris and Merger Sub fail to consummate the closing on the date the closing is required to have occurred pursuant to the terms of the merger agreement.

•	by Entegris:

•	if, prior to the adoption of the merger agreement by the Company’s stockholders, an adverse recommendation change has occurred.

Termination Fees and Reimbursement of Expenses (Page 72)

The merger agreement requires the Company to pay a termination fee of $30 million to Entegris in each of the following circumstances:

•	if the merger agreement is terminated by the Company in order to enter into a definitive written agreement providing for a superior proposal;

•	if the merger agreement is terminated by Entegris in the event that an adverse recommendation change has occurred; or

•

if (1) an acquisition proposal has been made to the Company and not publicly withdrawn prior to the special meeting or will have been made directly to the stockholders of the Company generally and not publicly withdrawn prior to the special meeting, (2) thereafter the merger agreement is terminated (w) by either the Company or Entegris because the merger has not been consummated on or prior to the end date, (x) by either the Company or Entegris because the Company’s stockholders have not adopted the merger agreement, (y) by either the Company or Entegris because the Life Sciences SAPA is terminated in accordance with its terms, or (z) by Entegris because the Company has breached any representation, warranty, covenant or agreement contained in the merger agreement, and (3) within twelve months of termination either the Company or any of its subsidiaries enters into an alternative acquisition agreement with respect to, or will have approved or recommended to the Company’s stockholders or otherwise not opposed, an acquisition proposal that is subsequently consummated.

The merger agreement requires Entegris to pay the Company a fee of $100 million if the Company terminates the merger agreement where all closing conditions set forth in the merger agreement have been satisfied and Entegris and Merger Sub fail to consummate the closing on the date the closing is required to have occurred pursuant to the terms of the merger agreement.

Procedure for Receiving the Merger Consideration (Page 16)

As promptly as reasonably practicable and in any event within five business days after the effective time of the merger, a paying agent designated by Entegris (and reasonably acceptable to the Company) will mail a letter of transmittal and instructions to all of the Company’s stockholders of record whose shares are converted into the right to receive merger consideration. The letter of transmittal and instructions will tell you how to surrender your certificates of ATMI common stock in exchange for the merger consideration, without interest and less applicable withholding taxes. The paying agent will provide stockholders with the consideration due pursuant to the merger agreement as soon as practicable following the receipt of your certificates of ATMI common stock in accordance with the instructions set forth in the letter of transmittal. You should not return any share certificates you hold with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal.

Appraisal Rights (Page 80 and Annex C)

Under Delaware law, if the merger is completed, holders of shares of ATMI common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of ATMI common stock as determined by the Delaware Court of Chancery, but only if they comply with all requirements of Delaware law (including Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement as the DGCL), the text of which is attached as Annex C to, and the terms of which are summarized in, this proxy statement). This appraisal amount could be more than, the same as or less than the $34.00 per share merger consideration pursuant to the terms of the merger agreement. Any holder of ATMI common stock intending to perfect its appraisal rights must, among other things, submit a written demand for an appraisal to the Company prior to the vote of stockholders on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL.

Market Price of ATMI Common Stock (Page 90)

ATMI common stock is listed on the NASDAQ Global Select Market under the trading symbol “ATMI.” The closing sale price of ATMI common stock on the NASDAQ Global Select Market on February 3, 2014, the last trading day prior to announcement of the execution of the merger agreement, was $26.93 per share. On [—], 2014, which is the most recent practicable date prior to the date of this proxy statement, the closing sale price of ATMI common stock was $[—] per share.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions you may have regarding the special meeting, the merger agreement and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See the section of this proxy statement entitled “Where You Can Find More Information.”

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by Entegris pursuant to the merger agreement. If the merger agreement is adopted by the Company’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly owned subsidiary of Entegris, will merge with and into the Company. Upon consummation of the merger, the Company will be the surviving corporation in the merger and will be a wholly owned subsidiary of Entegris. After the merger, shares of ATMI common stock will not be publicly traded.

Q:	What will I receive for my shares of ATMI common stock in the merger?

A:	Upon consummation of the merger, you will receive $34.00 in cash, without interest or dividends thereon and less any applicable withholding taxes, for each share of ATMI common stock that you own at the effective time of the merger (unless you have properly perfected your appraisal rights under Delaware law, in which case any consideration that you receive will be determined by the Delaware Court of Chancery). Upon consummation of the merger, you will no longer own shares in ATMI, nor will you be entitled to receive any shares in Entegris or the surviving corporation.

See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences” for a discussion of the tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and foreign taxes.

Q:	How does the merger consideration compare to the market price of the ATMI common stock prior to announcement of the merger?

A:	The per share merger consideration of $34.00 in cash, without interest or dividends thereon and less applicable withholding taxes, contemplated to be received by the holders of ATMI common stock pursuant to the merger agreement represents a premium to historic trading prices, including a premium of approximately 26% over the closing sale price of $26.93 on the NASDAQ Global Select Market on February 3, 2014, the last trading day prior to announcement of the merger agreement.

Q:	How will the Company’s stock options, restricted stock awards, restricted stock unit awards and Stock Credits under the Director Deferred Compensation Plans be treated in the merger?

A:

Pursuant to the merger agreement, immediately prior to the consummation of the merger, (i) each option to acquire shares of ATMI common stock that is then outstanding and that has an exercise price less than the $34.00 per share merger consideration, whether or not then vested or exercisable, will be cancelled and terminated, and each holder of such an option will have the right to receive an amount of cash equal to (a) the number of shares of ATMI common stock subject to each such option, multiplied by (b) the excess of $34.00 over the exercise price per share of each such option, less any applicable withholding taxes; (ii) each Company Restricted Stock Award that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Award will have the right to receive an amount in cash equal to (a) the number of shares of ATMI common stock subject to such Company Restricted Stock Award, multiplied by (b) $34.00, less any applicable withholding taxes; and (iii) each Company Restricted Stock Unit Award that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Unit

Award will have the right to receive an amount in cash equal to (a) the number of shares of ATMI common stock subject to such Company Restricted Stock Unit Award (determined based on the actual performance achieved as if the closing date of the merger represented the end date of the performance period), multiplied by (b) $34.00, less any applicable withholding taxes. Following the consummation of the merger, each participant in a Director Deferred Compensation Plan will have the right to receive from the surviving company an amount in cash equal to (a) $34.00, multiplied by (b) the number of Stock Credits then credited to such participant’s Stock Account (each, as defined in the applicable Director Deferred Compensation Plan), less any applicable withholding taxes.

Q:	Where and when is the special meeting?

A:	The special meeting will be held at ATMI’s corporate offices located at 7 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. EST on [—], 2014.

Q:	Are all stockholders of the Company as of the record date entitled to vote at the special meeting?

A:	Yes. All stockholders who own shares of ATMI common stock at the close of business on [—], 2014, the record date for the special meeting, will be entitled to receive notice of the special meeting and to vote (in person or by proxy) the shares of ATMI common stock that they hold on that date at the special meeting, or any adjournments or postponements of the special meeting.

Q:	What matters am I being asked to vote on at the special meeting?

A:	You are being asked to vote:

•	“FOR” or “AGAINST” the adoption of the merger agreement;

•	“FOR” or “AGAINST” the proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	“FOR” or “AGAINST” a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Q:	What vote of the Company’s stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, a majority of the outstanding shares of ATMI common stock at the close of business on the record date must vote “FOR” the adoption of the merger agreement, with each share having a single vote. Because the affirmative vote required to adopt the merger agreement is based upon the total number of shares of outstanding ATMI common stock, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote “AGAINST” adoption of the merger agreement.

Q:	What vote of the Company’s stockholders is required to adjourn the special meeting?

A:	Approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of ATMI common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. A failure to attend the special meeting and vote your shares of ATMI common stock or failure to submit a proxy or a broker non-vote, will have no effect on the outcome of any vote to adjourn the special meeting. However, an abstention will have the same effect as voting “AGAINST” any proposal to adjourn the special meeting.

Q:	What vote of the Company’s stockholders is required to approve the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger?

A:

Approval of the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of ATMI common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. A failure to attend the special meeting and vote your shares of ATMI common stock or failure to submit a proxy or a broker non-vote, will have no effect on the outcome of any vote to approve the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger. However, an abstention will have the same effect as voting “AGAINST” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Q:	Why am I being asked to cast a vote on a non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger?

A:	In accordance with the rules promulgated by the SEC, under Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote on a non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger.

Q:	What is the “golden parachute compensation”?

A:	The “golden parachute compensation” is certain compensation that is tied to or based on the completion of the merger and that is payable to our named executive officers. See “Proposal 3: Advisory Vote Regarding Golden Parachute Compensation.”

Q:	What will happen if stockholders do not approve the “golden parachute compensation” at the special meeting?

A:	Approval of the “golden parachute compensation” proposal is not a condition to the completion of the merger. The vote with respect to the “golden parachute compensation” proposal is an advisory vote and will not be binding on us or Entegris. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is adopted by the stockholders and the merger is completed, our named executive officers will receive the “golden parachute compensation” to which they may be entitled.

Q:	Does the board of directors recommend that the Company’s stockholders vote “FOR” the adoption of the merger agreement?

A:	Yes. After careful consideration, the board of directors of the Company, by a unanimous vote, recommends that you vote:

•	“FOR” the adoption of the merger agreement. You should read the section entitled “Proposal 1: Adoption of the Merger Agreement — Reasons for the Merger; Recommendation of Our Board of Directors” of this proxy statement for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement;

•	“FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	“FOR” a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Q:	Do any of the Company’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:

In considering the recommendation of our board of directors with respect to the merger, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. These interests include the accelerated vesting and payment of stock options, restricted stock awards, restricted stock unit awards and Stock Credits under the Director Deferred Compensation Plans. In addition, severance benefits will become payable to certain of our executive officers and a cash transaction bonus will also become payable to one executive officer. See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.” Our board of directors was aware of these differing interests and considered them, among other matters, in reaching its decision to adopt the merger agreement and the merger and to recommend that you vote in favor of adopting the merger agreement.

Q:	What effects will the proposed merger have on the Company?

A:	Upon consummation of the proposed merger, ATMI will cease to be a publicly traded company and will become wholly owned by Entegris. You will no longer have any interest in the future earnings or growth, if any, of the Company. Following consummation of the merger, the registration of ATMI common stock and our reporting obligations with respect to ATMI common stock under the Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the Exchange Act) will be terminated upon application to the SEC. In addition, upon completion of the proposed merger, shares of ATMI common stock will no longer be listed on the NASDAQ Global Select Market, or any other stock exchange or quotation system.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, ATMI will remain an independent public company and ATMI common stock will continue to be listed and traded on the NASDAQ Global Select Market. If the merger agreement is terminated, under specified circumstances, ATMI may be required to pay Entegris a termination fee. Additionally, Entegris may be required to pay ATMI a termination fee under certain circumstances. See the section of this proxy statement entitled “The Merger Agreement — Termination Fees and Reimbursement of Expenses” for additional information.

Q:	How do I vote my shares without attending the special meeting?

A:	You may vote without attending the special meeting by:

•	completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope by mail;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or

•	if your shares are held by a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise (typically referred to as being held in “street name”), following the procedures provided by your broker, bank or other nominee.

Q:	How do I vote my shares in person at the special meeting?

A:	If you hold shares in your name as a stockholder of record, you may attend the special meeting and vote those shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you decide to vote in person, please bring proof of identification with you to the special meeting. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted if you later decide not to attend.

If you hold shares in “street name” through a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or other nominee.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:

Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares following the procedure provided by your broker, bank or other nominee. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting if necessary, to solicit additional proxies or the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Q:	Can I revoke or change my vote?

A:	Yes. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by: (i) filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 7 Commerce Drive, Danbury, CT 06810, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or (ii) attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, change or revoke a proxy — you must vote in person at the meeting to revoke a prior proxy. If you hold your shares through a broker, bank, or other nominee, follow the directions received from your broker, bank or other nominee to change or revoke your instructions.

Q:	What does it mean if I get more than one proxy card or vote instruction form?

A:	If your shares are registered differently and are in more than one account, you may receive more than one proxy card or vote instruction form. Please complete, sign, date and return all of the proxy cards and vote instruction forms you receive regarding the special meeting (or submit your proxy for all shares by telephone or the Internet) to ensure that all of your shares are voted.

Q:	When should I send my proxy card?

A:	You should send your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q:	What do I need to do now?

A:	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, if you hold your shares in your own name as the stockholder of record, please vote your shares by: completing, signing, dating and returning the enclosed proxy card; using the telephone number printed on your proxy card; or using the Internet voting instructions printed on your proxy card. You can also attend the special meeting and vote. Do NOT return your stock certificate(s) with your proxy card.

If your shares of ATMI common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of ATMI common stock using the instructions provided by your broker, bank or other nominee. If your shares of ATMI common stock are held in “street name” and you do not provide your broker, bank or other nominee with instructions, your shares of ATMI common stock will not be voted and that will have the same effect as voting “AGAINST” the adoption of the merger agreement but will have no effect on the outcome of any vote to adjourn the special meeting or to approve a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Q:	Are appraisal rights available?

A:	Yes. As a holder of ATMI common stock, you are entitled to appraisal rights under Delaware law if you do not vote in favor of adoption of the merger agreement, and you properly demand and perfect your appraisal rights under Delaware law. See the section of this proxy statement entitled “Appraisal Rights.”

Q:	When do you expect the merger to be completed?

A:	We anticipate that the merger will be completed by the end of the second quarter of 2014, assuming satisfaction or waiver of all of the conditions to the merger. However, the merger is subject to various regulatory approvals and other conditions, and it is possible that factors outside the control of ATMI and Entegris could result in the merger being completed at a later time or not at all.

Q:	If the merger is completed, when can I expect to receive the merger consideration for my shares of ATMI common stock?

A:	Promptly after the completion of the merger, you will be sent a letter of transmittal describing how you may exchange your shares of ATMI common stock for the merger consideration. You should not send your ATMI common stock certificates to us or anyone else until you receive these instructions.

Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. Additional solicitations may be made by telephone, facsimile or other contact by certain directors, officers or employees of the Company, none of whom will receive additional compensation therefor, and by our proxy solicitor, as described below.

Q:	Will a proxy solicitor be used?

A:	Yes. The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting, and the Company estimates that it will pay MacKenzie Partners, Inc. a fee of approximately $20,000. The Company has also agreed to reimburse MacKenzie Partners, Inc. for out-of-pocket expenses and to indemnify them against certain losses arising out of their proxy solicitation services.

Q:	Should I send in my stock certificates now?

A:	No. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration in respect of your shares of ATMI common stock. You should use the letter of transmittal to exchange your stock certificates for the merger consideration which you are entitled to receive as a result of the merger.

Q:	Is the merger expected to be taxable to me?

A:	The exchange of shares of ATMI common stock for cash pursuant to the merger agreement generally will be a taxable transaction to U.S. holders (as defined in “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of ATMI common stock in the merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and your adjusted tax basis in such shares. The merger generally will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws.

See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your independent tax advisor as to the particular tax consequences of the merger to you.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of ATMI common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $34.00 per share in cash, without interest or dividends thereon and less applicable withholding taxes, to be received by our stockholders in the merger. In order to receive the $34.00 per share, without interest or dividends thereon and less applicable withholding taxes, you must hold your shares through completion of the merger.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact MacKenzie Partners, Inc., our proxy solicitor:

Call Collect: (212) 929-5500

Toll Free: (800) 322-2885

Email to: proxy@mackenziepartners.com

Address: 105 Madison Avenue, New York, New York 10016

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include, among others, information concerning the possible or assumed future results of operations of the Company, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Proxy Statement Summary,” “Questions and Answers about the Special Meeting and the Merger,” “Proposal 1: Adoption of the Merger Agreement,” “Proposal 1: Adoption of the Merger Agreement — Certain Financial Forecasts,” “Proposal 1: Adoption of the Merger Agreement — Governmental and Regulatory Approvals” and “Proposal 1: Adoption of the Merger Agreement — Opinion of ATMI’s Financial Advisor.” Forward-looking statements can be identified by words such as “believes,” “expects,” “predicts,” “estimates,” “anticipates,” “continues,” “contemplates,” “projects,” “intends,” “may,” “will,” “could,” “should” or “would” or similar expressions, or by discussion of competitive strengths or strategy that involve risks and uncertainties. These statements, which are based on information currently available to us, are not guarantees of future performance, actual outcomes or developments and may involve risks and uncertainties that could cause our actual outcomes, developments, growth, results of operations, performance and business prospects and opportunities to materially differ from those expressed in, or implied by, these statements. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceeding that has been or may be instituted against ATMI and others relating to the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval, the failure to obtain regulatory approvals or the failure to satisfy other conditions to consummation of the merger;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transactions disrupt current business plans and operations and the potential difficulties in attracting and retaining senior management or employees as a result of the merger;

•	business uncertainty and contractual restrictions during the pendency of the merger;

•	the diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the timing of the completion of the merger and the impact of the merger on our indebtedness, capital resources, cash requirements, profitability, management resources and liquidity;

•	risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over applicable periods), industry performance and the regulatory environment;

•	the effects of a recession in the United States or other parts of the world and general downturn in the economy, including the illiquidity in the debt / capital markets; and

•	other risks detailed in our current filings with the SEC, including our most recent filings on Forms 8-K, 10-Q and 10-K. See the section of this proxy statement entitled “Where You Can Find More Information.”

The forward-looking statements contained in this proxy statement speak only as of the date on which such statements were made and we undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We do not assume responsibility for the accuracy and completeness of forward-looking statements. Any or all of the forward-looking statements contained in this proxy statement and in any other public statements that are made may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed above and under the caption “Risk Factors” of our most recent filings on Forms 10-Q and 10-K and on our Form 8-K filed on February 4, 2014. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results or outcomes to differ materially from those expressed or implied by any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur.

THE PARTIES TO THE MERGER

ATMI, Inc.

7 Commerce Drive

Danbury, CT 06810

(203) 794-1100

ATMI (NASDAQ-GS: ATMI), a Delaware corporation, is among the leading suppliers of high performance materials, materials packaging and materials delivery systems used worldwide in the manufacture of microelectronics devices. ATMI’s products consist of “front-end” semiconductor performance materials, sub-atmospheric pressure gas delivery systems for safe handling and delivery of toxic and hazardous gases to semiconductor process equipment, and high-purity materials packaging and dispensing systems that allow for the reliable introduction of low volatility liquids and solids to microelectronics processes. ATMI targets semiconductor and flat-panel display manufacturers, whose products form the foundation of microelectronics technology rapidly proliferating through the consumer products, information technology, automotive, and communications industries.

For more information about us, please visit our website http://www.atmi.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. See also the section of this proxy statement entitled “Where You Can Find More Information.” ATMI common stock is publicly traded on the NASDAQ Global Select Market under the trading symbol “ATMI”.

Entegris, Inc.

129 Concord Road

Billerica, MA 01821

(978) 436-6500

Entegris (NASDAQ-GS: ENTG), a Delaware corporation, is a leading provider of a wide range of products and services for purifying, protecting and transporting critical materials used in processing and manufacturing in the microelectronics and other high-technology industries. Entegris derives most of its revenue from the sale of products and services to the semiconductor and related industries. Entegris’s customers consist primarily of semiconductor manufacturers, semiconductor equipment and materials suppliers as well as thin film transistor-liquid crystal display and hard disk manufacturers, which are served through direct sales efforts, as well as sales and distribution relationships, in the United States, Asia, Europe and the Middle East.

Atomic Merger Corporation

c/o Entegris, Inc.

129 Concord Road

Billerica, MA 01821

(978) 436-6500

Atomic Merger Corporation is a Delaware corporation and a wholly owned subsidiary of Entegris. It was formed solely for the purpose of effecting the merger and the transactions contemplated by the merger agreement, and it has not engaged in any other business.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at ATMI’s corporate offices located at 7 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. EST on [—], 2014, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the merger agreement (and to approve (i) the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and (ii) a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger). Stockholders holding a majority of the issued and outstanding shares of ATMI common stock at the close of business on the record date must vote to adopt the merger agreement in order for the merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement.

Board of Directors Recommendation

After careful consideration, our board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, ATMI’s stockholders. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger. For a discussion of the material factors considered by our board of directors in reaching its conclusions, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Reasons for the Merger; Recommendation of Our Board of Directors.”

Record Date and Quorum

We have fixed the close of business on [—], 2014 as the record date for the special meeting, and only holders of record of shares of ATMI common stock on the record date are entitled to vote at the special meeting. As of the close of business on the record date for the special meeting, there were [—] shares of ATMI common stock entitled to be voted at the special meeting. Each share of ATMI common stock outstanding on the record date entitles its holder to one vote on all matters properly coming before the special meeting.

The presence at the special meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of our capital stock entitled to vote at the special meeting as of the close of business on the record date will constitute a quorum for purposes of considering the proposals at the special meeting. Shares of ATMI common stock represented at the special meeting but not voted, including shares of ATMI common stock for which we have received proxies indicating that the submitting stockholders have abstained and broker non-votes will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares, and no instructions are given.

Vote Required for Approval

The adoption of the merger agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of ATMI common stock at the close of business on the record date. For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Brokers, banks or other nominees who hold shares of ATMI common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares of ATMI common stock will not be counted as votes cast or shares voting and will have the same effect as votes “AGAINST” approval and adoption of the merger agreement.

Approval of each of (i) any proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies and (ii) the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of ATMI common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. A failure to vote your shares of ATMI common stock or a broker non-vote will have no effect on the outcome of any vote to adjourn the special meeting or to approve the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger. An abstention will have the same effect as voting “AGAINST” any proposal to adjourn the special meeting or to approve the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

As of [—], 2014, the record date for the special meeting, our current directors and executive officers beneficially owned, and had the right to vote, in the aggregate, [—] shares of ATMI common stock, which represented approximately [—]% of the outstanding shares of ATMI common stock. Our current directors and executive officers have informed us that they intend to vote all of their shares of ATMI common stock “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Proxies and Revocation

In order for your shares of ATMI common stock to be included in the vote, if you are a stockholder of record, you must either have your shares voted by returning the enclosed proxy card or by authorizing your proxy or voting instructions by telephone or Internet or voting in person at the special meeting.

Record holders may vote or cause their shares of ATMI common stock to be voted by proxy using one of the following methods:

•	completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope by mail;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or

•	appearing at the special meeting and voting in person.

If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the special meeting, if necessary, to solicit additional proxies and “FOR” approval of the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

If your shares of ATMI common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of ATMI common stock using the instructions provided by your broker, bank or other nominee.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

If you abstain, your shares of ATMI common stock will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business; however, your shares will not be counted as votes cast or shares voting on the proposals. If you abstain, it will have the same effect as a vote “AGAINST” the proposals.

If your shares of ATMI common stock are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you do not instruct your broker, bank or other nominee to vote your shares, it has the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies or the non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.

Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

•	filing with the Corporate Secretary of the Company at the Company’s principal executive offices, 7 Commerce Drive, Danbury, CT 06810, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or

•	attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, change or revoke a proxy — you must vote in person at the meeting to revoke a prior proxy.

If you hold your shares through a broker, bank, or other nominee, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, A SEPARATE LETTER OF TRANSMITTAL WILL BE MAILED TO YOU THAT WILL ENABLE YOU TO RECEIVE THE MERGER CONSIDERATION IN EXCHANGE FOR YOUR ATMI STOCK CERTIFICATES.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting, provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the bylaws of the Company will be given to each stockholder of record entitled to notice of and to vote at the meeting. Holders of a majority of the shares of ATMI common stock present in person or represented by proxy at the special meeting and entitled to vote may adjourn or postpone the special meeting. Any signed proxies received by us in which no voting instructions are provided on the matter will be voted “FOR” an adjournment of the special meeting, if necessary, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Rights of Stockholders Who Dissent From the Merger

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares of ATMI common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To perfect your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See the section of this proxy statement entitled “Appraisal Rights” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, reproduced in its entirety as Annex C to this proxy statement. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL.

Solicitation of Proxies

This proxy solicitation is being made and paid for by us on behalf of our board of directors. In addition, we have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting, and we estimate that we will pay MacKenzie Partners, Inc. a fee of approximately $20,000. We also have agreed to reimburse MacKenzie Partners, Inc. for out-of-pocket expenses and to indemnify them against certain losses arising out of their proxy solicitation services. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts. We will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of ATMI common stock that the brokers, banks and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses related to forwarding the material.

Questions and Additional Information

If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact MacKenzie Partners, Inc., our proxy solicitor:

Call Collect: (212) 929-5500

Toll Free: (800) 322-2885

Email to: proxy@mackenziepartners.com

Address: 105 Madison Avenue, New York, New York 10016

PROPOSAL 1

ADOPTION OF THE MERGER AGREEMENT

Background of the Merger

As part of its ongoing evaluation of business and strategic planning alternatives, ATMI’s board of directors, from time to time has discussed and reviewed strategic goals and alternatives. These reviews have included consideration of potential transactions and business combinations, as well as ATMI’s standalone business plans and prospects.

During the spring of 2013, representatives of ATMI’s management, prompted, in part, by concerns about the challenging market dynamics associated with the maturing microelectronics industry, prepared a preliminary analysis of various strategic alternatives potentially available to the Company, including maintaining the status quo, the return of cash to stockholders (through a dividend or share repurchase), taking ATMI private, one or more acquisitions and a sale of ATMI. At a meeting of the board of directors on May 22, 2013, representatives of ATMI’s management presented to, and discussed with, the board of directors this preliminary analysis. At the conclusion of the meeting, the board of directors decided that ATMI’s management and three directors, Mark Adley (ATMI’s lead independent director), Douglas Marsh and Mark Segall, would contact and begin interviewing investment banks to assist ATMI with its review of the potential strategic alternatives.

During June and July 2013, Messrs. Adley, Marsh and Segall, as well as members of ATMI’s management, met with representatives from four investment banks, including Barclays. The investment banks each made presentations regarding their capabilities and various strategic alternatives potentially available to ATMI. At the conclusion of the interviews, Messrs. Adley, Marsh and Segall and representatives of ATMI’s management determined that three of the investment banks, including Barclays, should make presentations to the entire board of directors at its next meeting.

On July 25, 2013, at a meeting of the board of directors, the board of directors received presentations from representatives of the three investment banks regarding various strategic alternatives potentially available to ATMI to maximize stockholder value and the advantages and disadvantages of each alternative. The alternatives included a sale of ATMI, one or more acquisitions for ATMI’s Microelectronics business and/or Life Sciences business and a spin-off or sale of ATMI’s Life Sciences business, as well as maintaining the status quo as a stand-alone company. In discussing a potential sale of ATMI, it was noted that due to the different focus between ATMI’s Microelectronics business and its Life Sciences business, the number of potential buyers for the entire Company was likely to be limited and, as a result, ATMI may need to explore separate sales of its Microelectronics business and its Life Sciences business in order to maximize stockholder value. The board of directors then discussed the presentations made by the three investment banks and determined, based on the input of the representatives of the investment banks at the meeting, to proceed with exploring a possible sale of ATMI because the board of directors considered this to be the option most likely to maximize stockholder value. The board of directors then authorized three directors, Messrs Adley, Marsh and Segall, to further evaluate the three investment banks and to recommend one of them to be ATMI’s financial advisor in connection with its evaluation of potential strategic alternatives.

On August 13, 2013, at a meeting of the board of directors, Mr. Adley updated the board of directors on discussions that he and Messrs. Marsh and Segall had with each of the three investment banks that had made presentations at the July 25th board meeting and that their recommendation was to select Barclays to advise ATMI in connection with its evaluation of potential strategic alternatives. The board of directors then approved the engagement of Barclays and authorized ATMI’s management to explore a sale of ATMI either in one transaction or in separate sales of its Microelectronics business and its Life Sciences business. Subsequently, ATMI entered into an engagement letter with Barclays, dated August 13, 2013, to act as financial advisor to ATMI.

In the following weeks, representatives of ATMI’s management and representatives of Barclays discussed the structure and timing of a potential sale of ATMI, including separate sales of ATMI’s Microelectronics business and its Life Sciences business, while at the same time being opportunistic if a potential buyer for the entire company emerged. Other than Company A (as described below), no potential buyer in either the Microelectronics business sales process or the Life Sciences business sales process showed more than a preliminary interest in acquiring both the Microelectronics business and the Life Sciences business.

Beginning in early September 2013 and concluding on December 22, 2013 with the signing of a transaction with respect to the Life Sciences business, representatives of ATMI’s management, Barclays and ATMI’s legal counsel, Weil, Gotshal & Manges LLP (referred to in this proxy statement as Weil), on behalf of ATMI, conducted a sale process for ATMI’s Life Sciences business.

Beginning in late September 2013 through early October 2013, representatives of Barclays, on behalf of ATMI, contacted 21 potential strategic buyers for ATMI’s Microelectronics business, including Entegris, jointly identified by representatives of ATMI’s management and Barclays (including buyers that may have been interested in solely the Microelectronics business or both the Microelectronics business and the Life Sciences business). Representatives of ATMI’s management, after consultation with Barclays, determined not to contact any financial buyers because, among other reasons, the cash flow generated by the Microelectronics business likely would not be able to support the leverage that a financial buyer would need to put on the Microelectronics business to achieve its required return on investment. Barclays, on behalf of ATMI, subsequently distributed a form of a confidentiality agreement with certain standstill restrictions that would terminate upon the signing of a transaction for the sale of ATMI, together with certain initial information in the form of a summary memorandum, to the potential buyers. During this period, confidentiality agreements were negotiated and signed with nine potential buyers, including Entegris on September 25, 2013. The remaining potential buyers declined to move forward with the process for various reasons.

On September 25, 2013, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. At the meeting, representatives of Barclays provided an update to the board of directors on the processes for the potential sales of ATMI’s Microelectronics business and its Life Sciences business. With respect to the sale of ATMI’s Microelectronics business, representatives of ATMI’s management and Barclays updated the board of directors on the potential buyers that had been contacted and the timing for a signing of a potential transaction, which was expected to follow several weeks behind the signing for the sale of ATMI’s Life Sciences business (expected to be early December 2013) due to ATMI’s expectation that potential buyers of the Microelectronics business would need to understand the final structure of the Life Sciences business sale agreement to finalize bids for the Microelectronics business.

From October 1, 2013 through October 18, 2013, the nine potential buyers who executed confidentiality agreements, including Entegris, attended presentations regarding ATMI’s Microelectronics business conducted by representatives of ATMI’s management.

From October 11, 2013 through October 15, 2013, representatives of Barclays, on behalf of ATMI, sent a first round process letter for the sale of ATMI’s Microelectronics business to nine potential buyers who, based on conversations with representatives of Barclays, were interested in submitting an initial indication of interest and had signed a confidentiality agreement. The first round process letter indicated that initial indications of interests were due on October 24, 2013, and that bidders should submit initial indications of interests for ATMI’s Microelectronics business assuming that the Life Sciences business had already been sold and on an enterprise value (rather than per share) basis given uncertainties in the net after-tax cash proceeds from the sale of the Life Sciences business.

On October 16, 2013, the board of directors held a meeting at which representatives of ATMI’s management and Barclays were present. At the meeting, the representatives of Barclays provided an update to the board of directors on the processes for the potential sales of ATMI’s Microelectronics business and its Life Sciences business.

On October 17, 2013, a potential buyer that we refer to as Company A, which executed a confidentiality agreement with ATMI, informed representatives of Barclays that it would not be moving forward with the Microelectronics business sales process as outlined in the first round process letter. On the same day, Company A submitted a letter to ATMI, which outlined a proposal for a strategic transaction between ATMI and Company A. The proposal provided for a stock-for-stock “merger of equals” type transaction in which Company A would acquire 100% of the outstanding shares of ATMI (including both the Microelectronics business and the Life Sciences business) in exchange for shares of common stock of Company A based on a fixed exchange ratio per share such that ATMI’s stockholders would own 49% of the pro forma combined company. Based on the closing price of Company A’s common stock on October 17, 2013, Company A’s proposal represented a purchase price of approximately $28.94 per share, or approximately a 3.1% premium to the closing price of the shares of ATMI common stock on October 17, 2013. Following receipt of the proposal, representatives of Barclays, after discussion with representatives of ATMI’s management, communicated to Company A that they would respond to the proposal after the next meeting of the board of directors.

During the last week of October 2013 through the first week of November 2013, three of the nine potential buyers that were sent a first round process letter, including Entegris, submitted an initial indication of interest for a potential acquisition of ATMI’s Microelectronics business. Entegris submitted an initial indication of interest for an all cash transaction with an enterprise value range of $800 million to $900 million. One of the potential buyers in the process, which we refer to as Company B, submitted an initial indication of interest for an all cash transaction with an enterprise value range of $875 million to $1,025 million. Another potential buyer in the process, which we refer to as Company C, submitted an initial indication of interest for an all cash transaction with an enterprise value of $850 million. The remaining parties either expressed an interest in only a very specific business line within the Microelectronics business or declined to move forward with the process.

On November 1, 2013, a story was published in various media outlets that ATMI had hired Barclays to explore strategic alternatives for ATMI. In response to the story, ATMI issued a press release confirming that it was exploring strategic alternatives and that it had engaged Barclays.

On November 5, 2013, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. Representatives of Barclays and Weil provided an update to the board of directors on the processes for potential sales of ATMI’s Microelectronics business and its Life Sciences business. In particular, representatives from Barclays reviewed with the board of directors the “merger-of-equals” proposal from Company A and noted that the proposal was for a stock-for-stock merger as opposed to an all cash transaction. In addition, the representatives from Barclays noted the low premium implied by Company A’s proposal, which was not unusual for a merger-of-equals transaction. The board of directors, following discussions with representatives of ATMI’s management, Barclays and Weil, determined that the proposed “merger of equals” transaction was not in the best interests of the ATMI stockholders, especially given the low implied premium and the fact that the sales processes for both ATMI’s Microelectronics business and its Life Sciences business appeared to be promising. At the conclusion of the meeting, the board of directors determined that ATMI should continue to pursue the separate sales processes for ATMI’s Microelectronics business and its Life Sciences business and not to pursue the “merger of equals” proposal from Company A. The board of directors also instructed Barclays to inform Company A of its decision. Subsequently, representatives of Barclays informed Company A that ATMI would not be interested in pursuing a “merger of equals” transaction at this time but that, should ATMI’s view change at a later time, representatives of Barclays would contact Company A.

Also, on November 5, 2013, a company, which we refer to as Company D, which had not been part of the initial list of potential strategic buyers identified by representatives of ATMI’s management and Barclays because, based on publicly available information, it did not seem to have a meaningful microelectronics business, communicated to representatives of Barclays that, after reading the November 1, 2013 press release confirming that ATMI was exploring strategic alternatives, Company D was interested in participating in the Microelectronics business sales process. On November 8, 2013, representatives of Barclays, on behalf of ATMI, sent to Company D the same first round process letter previously provided to other potential buyers. On November 12, 2013, Company D signed a confidentiality agreement with respect to the Microelectronics business sales process with the same standstill restrictions as were included in the other confidentiality agreements that would terminate upon the signing of a transaction for the sale of ATMI. On that same day, Company D attended a presentation regarding ATMI’s Microelectronics business conducted by representatives of ATMI’s management.

During the period from November 7, 2013, through November 11, 2013, Entegris, Company B and Company C attended presentations regarding ATMI’s Microelectronics business conducted by representatives of ATMI’s management. Starting at this time, the potential buyers were also granted access to an online data room containing non-public information about ATMI’s Microelectronics business, including certain projections prepared by ATMI’s management. See the section of this proxy statement entitled “— Certain Financial Forecasts.”

On November 13, 2013, a company that had previously been sent the first round process letter for the Microelectronics business, which we refer to as Company E, submitted a verbal indication of interest for an all cash transaction with an enterprise value of $800 million. As part of its submission, Company E communicated to representatives of Barclays that it would not be in a position to increase its purchase price materially from what it had included in its indication of interest. As a result, Company E was excluded from the final round process letter that was sent to potential buyers the following week.

Also on November 13, 2013, the board of directors, in light of the two simultaneous sales processes for the Microelectronics business and its Life Sciences business, created a transaction committee comprised of Messrs. Adley and Segall, together with Douglas Neugold (Chairman of the Board and Chief Executive Officer of ATMI) to oversee the review of potential strategic alternatives, including reviewing the terms and conditions of any potential transaction and to regularly update the board of directors with respect to the status and terms of any potential transaction. None of the members of the transaction committee has any agreement, understanding or arrangement with Entegris for continued employment or service after the consummation of the merger.

On November 18, 2013, representatives of Barclays, on behalf of ATMI, sent a final round process letter to each of Entegris, Company B and Company C. The final round process letter requested that each potential buyer submit, by December 13, 2013, a final, written proposal for the acquisition of ATMI (assuming that the Life Sciences business has already been sold).

On November 19, 2013, Company D submitted an initial indication of interest for an all cash transaction with an enterprise value range of $800 million to $900 million. Based on this indication of interest, Company D was invited to join the final round of the Microelectronics business sales process and was sent the final round process letter.

On November 26, 2013, Company D attended a presentation regarding ATMI’s Microelectronics business conducted by representatives of ATMI’s management.

On November 27, 2013, a draft merger agreement, prepared by representatives of Weil on behalf of ATMI, was made available to each of the final round bidders for the Microelectronics business.

On December 4, 2013, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. At the meeting, representatives of Barclays and Weil provided an update to the board of directors on the processes for the potential sales of ATMI’s Microelectronics business and its Life Sciences business. Representatives of Barclays noted that the potential buyers for the Microelectronics business had requested, as part of their due diligence, sufficient time to review the definitive agreement with respect to the sale of the Life Sciences business. As a result, the representatives of Barclays recommended, and the board of directors approved, an extension of the bid deadline for the Microelectronics business sales process from December 13, 2013 to early January 2014.

On December 6, 2013, representatives of Barclays, on behalf of ATMI, sent a letter to each of the four remaining potential buyers in the Microelectronics business sales process informing them that the bid deadline had been extended to January 7, 2014.

On December 11, 2013, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. At the meeting, representatives of Barclays and Weil provided an update to the board of directors on the processes for the potential sales of ATMI’s Microelectronics business and its Life Sciences business. Further, representatives of Barclays provided an overview of the initial indications of interest that had been received with respect to the Microelectronics business sales process and an update on the due diligence activities of the remaining bidders in the process.

On December 22, 2013, ATMI announced that it had entered into a definitive agreement with Pall Corporation with respect to the sale of its Life Sciences business for a purchase price of $185 million in cash, subject to certain adjustments for working capital. Prior to its execution, the board of directors approved the definitive agreement and declared it to be advisable, fair to and in the best interests of ATMI and its stockholders.

On December 26, 2013, Company D informed representatives of Barclays that it would be withdrawing from the Microelectronics business sales process citing its revised analysis of the growth profile of the microelectronics industry generally and ATMI’s growth assumptions and the fact that, in its view, synergies would be difficult to achieve.

In early January 2014, in response to requests from certain of the remaining bidders in the Microelectronics business sales process, representatives of Barclays, on behalf of ATMI, informed each of the remaining bidders that the bid deadline would be moved to January 16, 2014.

On January 8, 2014, Company B informed representatives of Barclays that it would not be submitting a final bid. Company B explained that it had revised its view on the value of ATMI’s Microelectronics business and believed that its final bid would not be competitive in light of the then-current share price of ATMI but that Barclays should reach out to Company B should it think that it may be competitive in the process at a later stage. Representatives of Barclays informed representatives of ATMI’s management of this development, including Mr. Neugold, who subsequently informed the other members of the transaction committee and other directors.

On January 15, 2014, Company C informed representatives of Barclays that it would not be submitting a final bid. Company C explained that its ongoing work with respect to evaluating other opportunities in a different industry sector precluded it from pursuing ATMI’s Microelectronics business at this time and that while it believed ATMI could be a good strategic fit, it was not in a position to execute a transaction with ATMI at this time. Representatives of Barclays informed representatives of ATMI’s management of this development, including Mr. Neugold, who subsequently informed the other members of the transaction committee and other directors.

On January 16, 2014, Entegris submitted a proposal, including a mark-up of the merger agreement that had been provided to bidders and a draft debt commitment letter, for the acquisition of ATMI for cash at an enterprise value of $830 million. Based on certain assumptions with respect to ATMI’s projected cash balances, debt and other obligations, Barclays advised ATMI’s management that Entegris’ proposal represented a proposed transaction at approximately $32.37 per share. In addition, the terms of Entegris’ proposal included (1) a reduction in the proposed purchase price if ATMI’s unrestricted cash balance at closing was below a specified amount, (2) a “reverse” termination fee equal to 5% of the transaction value payable by Entegris to ATMI under certain circumstances if Entegris was unable to consummate the transaction due to its failure to obtain the contemplated debt financing and (3) a termination fee equal to 4% of the transaction value payable by ATMI to Entegris if ATMI were to terminate the transaction under certain circumstances to accept a “superior proposal.” Representatives of Barclays informed representatives of ATMI’s management of this development, including Mr. Neugold, who subsequently informed the other members of the transaction committee and other directors.

On January 20, 2014, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. At the meeting, representatives of Barclays presented the board of directors with a review of the Microelectronics business sales process, including an analysis of the proposal from Entegris. Members of the board of directors discussed the proposal in comparison to other potential strategic alternatives available to ATMI, including remaining a standalone company and using excess cash (including the projected after-tax cash proceeds from the sale of the Life Sciences business) for a special dividend or a share repurchase program. As part of this discussion, representatives of Barclays reviewed with the board of directors a preliminary valuation analysis of ATMI (excluding the Life Sciences business and including the projected after-tax cash proceeds from the sale of the Life Sciences business). The board of directors also discussed with representatives from ATMI’s management and Barclays potential headwinds in the microelectronics industry and the achievability of ATMI management’s financial projections. The board of directors concluded the meeting by requesting that Barclays prepare a more detailed analysis of Entegris’ proposal as compared to other potential strategic alternatives potentially available to ATMI, including maintaining the status quo as a stand-alone company, and that ATMI’s management prepare a set of financial projections that represented a downside sensitivity to the Budget case. See the section of this proxy statement entitled “—Certain Financial Forecasts.”

On January 22, 2014, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. At the meeting, representatives of Barclays reviewed with the board of directors various potential strategic alternatives available to ATMI, including a sale of ATMI to Entegris for cash, a “merger of equals” transaction with Company A, growing ATMI through strategic acquisitions or remaining a standalone company and using excess cash (including the projected after-tax cash proceeds from the sale of the Life Sciences business) for a special dividend or a share repurchase program. As part of this discussion, representatives of Barclays reviewed with the board of directors a preliminary valuation analysis of ATMI (excluding the Life Sciences business and including the projected after-tax cash proceeds from the sale of the Life Sciences business). At the conclusion of the discussion, the board of directors determined that Entegris’ current proposal was insufficient and instructed the representatives of Barclays to request that Entegris submit a higher, revised bid on a per share basis. In addition, the board of directors also instructed the representatives of Barclays to contact Company A, Company B and Company C to see if they had any renewed interest in making a proposal to acquire ATMI. In particular, with respect to Company B and Company C, Barclays was instructed to guide each of those potential buyers to a price of at least $35.00 per share of ATMI common stock.

On the evening of January 22, 2014, representatives of Barclays, on behalf of ATMI, contacted representatives of Entegris and requested that Entegris submit a higher, revised bid on a per share basis no later than the close of business on January 23, 2014.

On January 23, 2014, representatives of Entegris contacted representatives of Barclays with a revised bid of $34.00 per share in cash. The revised bid was also subject to several conditions, including the completion of confirmatory due diligence, obtaining exclusivity and a potential purchase price adjustment if ATMI did not have a specified amount of unrestricted cash as of March 31, 2014. The representatives of Entegris characterized the proposal as Entegris’ “best and final” offer.

On January 24, 2014, representatives of Barclays, on behalf of ATMI and in accordance with the instructions from the board of directors at the meeting on January 22, 2014, contacted each of Company A, Company B and Company C to solicit any renewed interest in a potential acquisition of ATMI. Each of Company A and Company C stated that they would get back to representatives of Barclays over the next few days. Company B communicated that it would not be able to bid for ATMI at the $35.00 per share price that the representatives of Barclays had indicated.

Also, on January 24, 2014, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. At the meeting, representatives of Weil reviewed with the board of directors its fiduciary duties, including the legal standards applicable to its decisions with respect to a potential sale of ATMI. Representatives of Barclays then updated the board of directors with respect to the conversations that they had had with each of Company A, Company B and Company C and Entegris’ revised proposal to acquire ATMI for $34.00 per share in cash. The board of directors, together with the representatives of ATMI’s management,

Barclays and Weil, then discussed the various potential strategic alternatives available to ATMI as compared to Entegris’ revised proposal, including a “merger of equals” transaction with Company A, growing ATMI through strategic acquisitions or remaining a standalone company and using excess cash (including the projected after-tax cash proceeds from the sale of the Life Sciences business) for a special dividend or a share repurchase program. As part of this discussion, representatives of Barclays reviewed with the board of directors a preliminary valuation analysis of ATMI (excluding the Life Sciences business and including the projected after-tax cash proceeds from the sale of the Life Sciences business). At the conclusion of the meeting, the board of directors authorized representatives of Barclays to make a counter-offer to Entegris at $35.00 per share in cash.

On the evening of January 24, 2014, representatives from Barclays, on behalf of ATMI, communicated to representatives of Entegris a counter-offer to sell ATMI for $35.00 per share in cash.

On January 27, 2014, representatives of Entegris responded to representatives of Barclays that it would not be able to offer a price above $34.00 per share and that the $34.00 per share price remained its “best and final” offer.

During this time, Company A and Company C responded to the previous inquiries by representatives of Barclays. Company A communicated that it would submit a proposal later in the week. Company C communicated that while a price range of $35.00 per share was potentially achievable, it would not be in a position to sign a transaction for at least another three to six months because, as it had stated earlier, it was currently evaluating other opportunities in a different industry sector.

Also, on January 27, 2014, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. At the meeting, representatives of Barclays informed the board of directors that Entegris had declined to increase its proposal and $34.00 per share in cash remained its “best and final” offer. In addition, Barclays updated the board of directors regarding the conversations it had had with each of Company A and Company C. The board of directors, together with the representatives of ATMI’s management, Barclays and Weil, then discussed Entegris’ proposal. In particular, the board of directors were concerned with (1) the purchase price adjustment related to ATMI’s unrestricted cash balance, (2) the risk associated with Entegris not obtaining the debt financing necessary to fund the proposed purchase price, including the size of the 5% of transaction value “reverse” termination fee proposed by Entegris and (3) the size of the 4% of transaction value termination fee payable by ATMI to Entegris if ATMI were to terminate the transaction under certain circumstances to accept a “superior proposal.” At the conclusion of the meeting, the board of directors authorized management, Barclays and Weil to continue to pursue a sale of ATMI to Entegris at $34.00 per share in cash but to seek improvements to the terms of the transaction with respect to (1) the price adjustment related to ATMI’s unrestricted cash balance, (2) the “reverse” termination fee proposed by Entegris in favor of a remedy of specific performance and (3) decreasing the size of the termination fee from the 4% of transaction value termination fee proposed by Entegris to closer to the 2% of transaction value as proposed by ATMI in the initial draft of the merger agreement.

Over the next several days until February 3, 2014, representatives of ATMI’s management and Barclays and Weil and representatives of Entegris’s management and financial and legal advisors negotiated the outstanding terms of the transaction, particularly the terms outlined above, and exchanged drafts of the merger agreement. During this time, the representatives of ATMI’s management and Barclays and Weil kept the members of the transaction committee and ATMI’s other directors informed of the status of the negotiations and obtained guidance on negotiating positions.

On January 28, 2014, Company A verbally communicated to representatives of Barclays that it was prepared to make a proposal to acquire ATMI for $33.00 per share consisting of a mix of approximately 85% cash and 15% Company A common stock. After Barclays conveyed to Company A that such an offer would be insufficient to make Company A’s bid competitive in the process, Company A verbally communicated that it was prepared to submit a revised proposal. Barclays requested that Company A submit its revised proposal in writing.

On January 30, 2014, Company A submitted to ATMI a written proposal for the acquisition of ATMI at an indicated purchase price of $30.00 to $40.00 per share, of which (1) $17.00 to $27.00 per share in cash would be paid by Company A, (2) $5.50 per share would be paid in shares of Company A common stock and (3) $7.50 per share in cash would be paid in the form of a special dividend by ATMI. In addition, Company A’s proposal was subject to due diligence, which Company A anticipated would take a period of 21 days to complete. Representatives of ATMI’s management reviewed Company A’s proposal with representatives of Barclays and Weil, and informed the members of the transaction committee. ATMI’s management, after receiving input from the members of the transaction committee and consulting with representatives of Barclays and Weil, concluded that the price range of Company A’s proposal was too uncertain and the due diligence period was too long for ATMI to risk losing the proposed transaction with Entegris, which had previously indicated that it was unwilling to delay the process further. Representatives from Barclays, on behalf of ATMI, informed Company A that it would need to submit a more precise proposal if it wanted the proposal to be considered further by ATMI.

On February 1, 2014, Company A submitted to ATMI a revised written proposal for the acquisition of ATMI at a purchase price of $33.00 to $40.00 per share, of which (1) $20.00 to $27.00 per share in cash would be paid by Company A, (2) $5.50 per share would be paid in shares of Company A common stock and (3) $7.50 per share in cash would be paid in the form of a special dividend by ATMI. Company A’s proposal continued to be subject to a 21 day due diligence process. Representatives of ATMI’s management reviewed Company A’s proposal with representatives of Barclays and Weil, and informed the members of the transaction committee.

On February 3, 2014, the board of directors held a meeting at which representatives of ATMI’s management, Barclays and Weil were present. The representatives of Weil began the meeting with a review of the fiduciary duties of the board of directors, including the legal standards applicable to its decisions with respect to a potential sale of ATMI. The representatives of Weil then provided an overview of the key terms of the revised merger agreement that had been negotiated with Entegris including (1) that the consideration of $34.00 per share in cash would be fixed and would not be subject to adjustments based on ATMI’s unrestricted cash balance, (2) Entegris would owe ATMI a “reverse” termination fee equal to $100 million (approximately 8.7% of the transaction value) if Entegris failed to consummate the transaction in certain circumstances due to a failure to obtain the contemplated debt financing and (3) ATMI would owe Entegris a termination fee equal to $30 million (approximately 2.6% of the transaction value) in certain circumstances where ATMI terminated the merger agreement to enter into a “superior proposal.” During the meeting, the board of directors discussed the proposal made by Company A on February 1, 2014, and concluded that Company A’s proposal remained too uncertain with respect to price and timing to risk losing the transaction with Entegris. The representatives of Weil also noted that ATMI would be permitted under the terms of the merger agreement, to furnish confidential information to, and conduct negotiations with, any third party, including Company A, that makes an unsolicited proposal to acquire ATMI, and ultimately terminate the merger agreement to accept a “superior proposal,” subject to the limitations and requirements contained in the merger agreement, including the right of Entegris to “match” such “superior proposal” and the payment to Entegris of the $30 million termination fee. The representatives of Barclays then made a presentation with respect to the proposed offer from Entegris of $34.00 per share in cash. The representatives of Barclays noted that the written materials distributed to the board of directors prior to the meeting contained preliminary 2013 year-end information, that immediately prior to the meeting representatives of ATMI’s management had provided Barclays with final 2013 year-end information and that, after the meeting, Barclays would circulate to the board of directors revised materials that reflect such final 2013 year-end information. Also, at the meeting, Barclays rendered its oral opinion, which opinion was subsequently confirmed in a written opinion dated February 4, 2014, to the ATMI board of directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the merger consideration of $34.00 per share of ATMI common stock to be offered to the stockholders of ATMI in the merger was fair, from a financial point of view, to such stockholders (a copy of the written opinion of Barclays is attached to this proxy statement as Annex B). After careful deliberation, including consideration of the factors described in the section of this proxy statement entitled “— Reasons for the Merger; Recommendation of Our Board of Directors,” the board of directors, unanimously (1) approved the execution, delivery, and performance of the merger agreement, (2) determined that entering into the merger agreement is fair to, and in the best interests of ATMI and its stockholders, (3) declared the merger agreement and the merger advisable, and (4) subject to its fiduciary obligations, resolved to recommend that ATMI’s stockholders adopt the merger agreement.

Through the night of February 3, 2014 and into the morning of February 4, 2014, the parties worked to finalize the terms of the merger agreement in accordance with the terms discussed with the board of directors and, on the morning of February 4, 2014, the parties executed and delivered the merger agreement and Entegris delivered the fully executed debt commitment letter contemplated by the merger agreement. Prior to the opening of trading in the U.S. securities markets, ATMI and Entegris issued a joint press release announcing the transaction.

Reasons for the Merger; Recommendation of Our Board of Directors

Reasons for the Merger

Our board of directors, with the advice and assistance of our management and legal and financial advisors, at a meeting on February 3, 2014, carefully evaluated the proposed merger, including the terms and conditions of the merger agreement. Our board of directors unanimously (1) approved the execution, delivery, and performance of the merger agreement, (2) determined that entering into the merger agreement is fair to, and in the best interests of, ATMI and its stockholders, (3) declared the merger agreement and the merger advisable, and (4) subject to its fiduciary obligations, resolved to recommend that ATMI’s stockholders adopt the merger agreement.

In the course of reaching its determination, our board of directors consulted with our management and its legal and financial advisors and considered a number of substantive factors and potential benefits of the merger. Our board of directors believed that, taken as a whole, the following factors supported its decision to approve the proposed merger:

•	the board of directors’ familiarity with ATMI’s business, operations, assets, properties, business strategy and competitive position and the nature of the industries in which ATMI operates, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•	the financial condition and prospects of ATMI, as well as the risks involved in achieving those prospects and the risks and uncertainties associated with operating ATMI’s business, including:

•	the risks described in ATMI’s filings with the SEC;

•	certain macroeconomic factors, including the material impact of another global economic downturn, and how these factors could impact ATMI;

•	ATMI’s current financial plan, including the risks associated with achieving and executing upon ATMI’s business plan;

•	pricing pressures associated with being a smaller stand-alone company in the microelectronics industry;

•	competition from new entrants, including in countries in Asia where significant customers are located; and

•	potential pressures arising from customer consolidation, including pricing pressure;

•	the fact that ATMI conducted an extensive and thorough strategic alternatives review process which included assistance from Barclays beginning in July 2013 and was publicly disclosed in November 2013;

•	the board of directors’ belief that, after consideration of potential alternatives, the merger is expected to provide greater benefits and less risk to ATMI’s stockholders than the range of possible alternatives to the sale of ATMI to Entegris, including continuing to operate ATMI on a standalone basis, a “merger of equals” with another competitor, or growth of ATMI through acquisitions;

•	the fact that the $34.00 per share merger consideration contemplated to be received by ATMI’s stockholders in connection with the merger represents a premium to ATMI’s historic trading prices,

including (1) a premium of 26.3% over ATMI’s closing sale price of $26.93 on the NASDAQ on February 3, 2013 and (2) a premium of 33.8% over ATMI’s one year volume weighted average closing price of $25.42 on the NASDAQ for the period ending February 3, 2014;

•	the oral opinion of Barclays rendered on February 3, 2014, which opinion was subsequently confirmed in a written opinion dated February 4, 2014, to the ATMI board of directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the consideration to be offered to the stockholders of ATMI in the merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “— Opinion of ATMI’s Financial Advisor”;

•	the form of consideration to be paid to holders of shares in the merger is cash, which will provide certainty of value to ATMI’s stockholders;

•	the availability in the merger of appraisal rights for ATMI stockholders who properly exercise their statutory appraisal rights under Delaware law; and

•	the board of directors’ review, with ATMI’s advisors, of the structure of the merger and the financial and other terms of the merger agreement. In particular, the board of directors considered the following specific aspects of the merger agreement, among others:

•	ATMI’s ability, subject to the limitations and requirements contained in the merger agreement, to engage in negotiations with, and provide information to, a third party that makes an unsolicited written acquisition proposal, and ultimately terminate the merger agreement to accept a “superior proposal” from a third party under certain circumstances and subject to certain conditions, including the payment to Entegris of a $30 million termination fee, if the board of directors determines in good faith, after consultation with its outside legal and financial advisors, that such proposal constitutes or would reasonably be expected to lead to a superior proposal and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; and

•	the requirement that ATMI obtain stockholder approval as a condition to completion of the merger;

In addition, the board of directors was aware of and considered the interests that certain individuals, including our directors and executive officers, may have with respect to the merger that may differ from, or may be in addition to, their interests as stockholders of ATMI, as described in the section of this proxy statement entitled “— Interests of Certain Persons in the Merger.”

Our board of directors also considered potential risks or negative factors relating to the merger, including but not limited to the following:

•	the risks and contingencies relating to the announcement and pendency of the merger and the risks and costs to ATMI if the merger does not close, including the effect of an announcement of termination of the transaction on the trading price of our common stock, operating results and our relationships with customers, suppliers and employees;

•	the ability to attract and retain key personnel and the risk of diverting management focus and employee resources from operational matters during the pendency of the merger;

•	the risks associated with various provisions of the merger agreement, including:

•	the fact that the merger agreement contains certain limitations (subject to the consent of Entegris) regarding the operation of ATMI’s business during the period between the signing of the agreement and completion of the merger;

•	the risk that ATMI might not receive the necessary regulatory approvals and clearances;

•	the fact that ATMI is not entitled to specific performance to enforce Entegris’ obligations to complete the Merger if debt financing is not available to Entegris at closing in an amount necessary to pay the purchase price, in which case ATMI may terminate the merger agreement and would be entitled to receive a reverse termination fee of $100 million. See the sections of this proxy statement entitled “The Merger Agreement — Termination Fees and Reimbursement of Expenses”; and

•	the requirement that ATMI must pay to Entegris a termination fee of $30 million if the merger agreement is terminated under certain circumstances, which might discourage other parties potentially interested in an acquisition of, or combination with, ATMI from pursuing that opportunity. See the sections of this proxy statement entitled “The Merger Agreement — Termination Fees and Reimbursement of Expenses.” The board of directors, after consultation with its legal and financial advisors, believed that the termination fee payable by ATMI in such circumstance under the merger agreement was reasonable in light of the size and benefits of the contemplated transaction with Entegris and was not preclusive of a Superior Proposal, if one were to emerge; and

•	the fact that if the merger is consummated, ATMI will no longer exist as an independent company and ATMI’s stockholders will no longer participate in ATMI’s future earnings and growth.

The foregoing discussion summarizes certain material factors considered by the board of directors in its consideration of the merger. In view of the wide variety of factors considered by the board of directors, and the complexity of these matters, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board of directors may have assigned different weights to various factors. Our board of directors concluded that the potentially negative factors associated with the merger agreement were substantially outweighed by the opportunity for ATMI’s stockholders to realize a premium on the value of their shares of common stock. Accordingly, our board of directors, by unanimous vote, (1) approved the execution, delivery, and performance of the merger agreement, (2) determined that entering into the merger agreement is fair to, and in the best interests of, ATMI and its stockholders, (3) declared the merger agreement and the merger advisable, and (4) subject to its fiduciary obligations, resolved to recommend that ATMI’s stockholders adopt the merger agreement.

Recommendation of our Board of Directors

Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the merger.

Opinion of ATMI’s Financial Advisor

ATMI engaged Barclays to act as its financial advisor with respect to a possible sale of ATMI. On February 3, 2014, Barclays rendered its oral opinion, which opinion was subsequently confirmed in a written opinion dated February 4, 2014, to the ATMI board of directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated in its written opinion, the merger consideration of $34.00 per share of ATMI common stock to be offered to the stockholders of ATMI in the merger was fair, from a financial point of view, to such stockholders.

The full text of Barclays’ written opinion, dated as of February 4, 2014, is attached as Annex B to this proxy statement. Barclays’ opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. ATMI encourages you to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the ATMI board of directors, addresses only the fairness, from a financial point of view, of the merger consideration of $34.00 per share of ATMI common stock to be offered to the stockholders of ATMI and does not constitute a recommendation to any stockholder of ATMI as to how such stockholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm’s-length negotiations between ATMI and Entegris and were approved by the ATMI board of directors. Barclays did not recommend any specific amount or form of consideration to ATMI or that any specific amount or form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to opine as to, and its opinion does not in any manner address, ATMI’s underlying business decision to proceed with or effect the merger or the likelihood of the consummation of the merger. Barclays’ opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which ATMI might engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration of $34.00 per share of ATMI common stock to be offered to the stockholders of ATMI in the merger. No limitations were imposed by the ATMI board of directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed a draft of the merger agreement, dated as of February 3, 2014, and the specific terms of the merger;

•	reviewed and analyzed publicly available information concerning ATMI that Barclays believed to be relevant to its analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	reviewed and analyzed financial and operating information with respect to the business, operations and prospects of ATMI furnished to Barclays by ATMI, including financial projections of ATMI prepared by management of ATMI (See the section of this proxy statement entitled “— Certain Financial Forecasts.”);

•	reviewed and analyzed a trading history of ATMI common stock and a comparison of that trading history with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of ATMI with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays deemed relevant;

•	reviewed and analyzed the results of Barclays’ efforts to solicit indications of interest and definitive proposals from third parties with respect to a sale of ATMI;

•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of ATMI;

•	had discussions with the management of ATMI concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of ATMI that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of ATMI, upon the advice of ATMI, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ATMI as to ATMI’s future financial performance. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of ATMI and did not make or obtain any evaluations or appraisals of the assets or liabilities of ATMI. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after February 3, 2014.

Barclays has assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays. In addition, Barclays has assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays has also assumed, upon the advice of ATMI, that all material governmental, regulatory and third party approvals, consents and releases for the merger will be obtained within the constraints contemplated by the merger agreement and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which it understood that ATMI had obtained such advice as ATMI deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of ATMI common stock but rather made its determination as to fairness, from a financial point of view, to ATMI’s stockholders of the consideration to be offered to such stockholders in the merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the ATMI board of directors. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ATMI or any other parties to the merger. None of ATMI, Entegris, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

In performing its financial analyses summarized below and in arriving at its opinion, Barclays utilized and relied upon the Budget case financial projections, which had been prepared by ATMI’s management on bases reflecting the best currently available estimates and judgments of ATMI’s management as to the future financial performance of ATMI.

In addition, solely for reference purposes, Barclays also performed a selected comparable company analysis and a discounted cash flow analysis (as described below) utilizing the Business Model case and the Conservative case financial projections. For further information regarding these financial projections, see the section of this proxy statement entitled “— Certain Financial Forecasts.”

Analysis of Implied Premiums and Multiples

Barclays analyzed the implied premiums based on the merger consideration of $34.00 per share of ATMI common stock as compared to the following:

•	the closing price of ATMI common stock on February 3, 2014;

•	the closing price of ATMI common stock on October 31, 2013, which was the last trading day prior to the publication of a news report that ATMI had hired Barclays to explore strategic alternatives for ATMI;

•	the volume-weighted average price, or VWAP, of ATMI common stock for the 3-month period ended on February 3, 2014, which is referred to below as 3-Month VWAP;

•	the VWAP of ATMI common stock for the 6-month period ended on February 3, 2014, which is referred to below as 6-Month VWAP;

•	the VWAP of ATMI common stock for the 1-year period ended on February 3, 2014, which is referred to below as 1-Year VWAP; and

•	the VWAP of ATMI common stock for the 3-year period ended on February 3, 2014, which is referred to below as 3-Year VWAP.

The results of this analysis are summarized in the following table:

Time Period	Share Price	Implied Premium
February 3, 2014	$26.93	26.3%
October 31, 2013	$27.34	24.4%
3-Month VWAP	$29.32	16.0%
6-Month VWAP	$28.02	21.3%
1-Year VWAP	$25.42	33.8%
3-Year VWAP	$21.72	56.6%

Barclays also analyzed the implied premiums based on the merger consideration of $34.00 per share of ATMI common stock as compared to certain recent trading prices of ATMI common stock set forth below, in each case, adjusted to exclude ATMI’s after-tax net cash position pro forma for the sale of the Life Sciences business pursuant to the Life Sciences SAPA estimated to be approximately $8.35 per share of ATMI common stock. The results of this analysis are summarized in the following table:

Time Period	Adjusted Share Price	Implied Premium
February 3, 2014	$18.60	38.0%
October 31, 2013	$19.01	35.0%
3-Month VWAP	$20.99	22.3%

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to ATMI with selected companies that serve as suppliers in the microelectronics and semiconductor manufacturing industry that Barclays deemed comparable to ATMI. The selected comparable companies were:

•	Cabot Microelectronics Corporation

•	Entegris, Inc.

•	Park Electrochemical Corp.

•	Rogers Corp.

Barclays calculated and compared various financial multiples and ratios of ATMI and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed, among other things, each company’s enterprise value to historical and projected earnings before interest, taxes, depreciation and amortization, or EBITDA, for calendar years 2013 and 2014. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of its equity value, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including I/B/E/S Consensus), ATMI management’s financial projections and closing prices, as of February 3, 2014. The results of this selected comparable company analysis are summarized below:

Enterprise Value as a Multiple of Calendar Year 2013 Estimated EBITDA

		Low	Mean	Median	High
Selected Comparable Companies		8.0x	10.3x	10.4x	12.6x
ATMI based on 2013PF EBITDA (as described below):	6.7x
ATMI based on I/B/E/S Consensus Estimates:	7.5x

Enterprise Value as a Multiple of Calendar Year 2014 Estimated EBITDA

		Low	Mean	Median	High
Selected Comparable Companies		6.9x	8.8x	9.2x	10.1x
ATMI based on the Budget Case:	5.9x
ATMI based on I/B/E/S Consensus Estimates:	5.9x

Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with ATMI. However, because no selected comparable company is exactly the same as ATMI, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of ATMI and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between ATMI and the companies included in the selected company analysis.

Based upon these judgments, Barclays selected a range of 10.0x to 11.0x ATMI’s calendar year 2013 EBITDA, adjusted to take into account the sale of the Life Sciences business pursuant to the Life Sciences SAPA, or 2013PF EBITDA, and 8.5x to 9.5x ATMI’s estimated calendar year 2014 EBITDA, or 2014E EBITDA, based on the Budget case to calculate a range of implied prices per share of ATMI. The selected comparable company analysis yielded an implied valuation range for shares of ATMI common stock of $33.25 to $35.75 per share using 2013PF EBITDA, and $32.25 to $35.00 per share using 2014E EBITDA (per share values were rounded to the nearest $0.25 increment), in each case, compared to the merger consideration of $34.00 per share of ATMI common stock.

In addition, solely for reference purposes, Barclays also used the range of 8.5x to 9.5x ATMI’s 2014E EBITDA based on the Business Model case and the Conservative case to calculate a range of implied prices per share of ATMI common stock. This analysis yielded an implied valuation range for ATMI common stock of $36.00 to $39.25 per share based on the Business Model case, and $30.75 to $33.25 per share using the Conservative case (per share values were rounded to the nearest $0.25 increment), in each case, compared to the merger consideration of $34.00 per share of ATMI common stock.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions involving target companies in the microelectronics and semiconductor manufacturing industry that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to ATMI with respect to the size, mix, margins and other characteristics of their businesses. The following table sets forth the transactions analyzed based on such characteristics and the date each transaction was announced:

Announcement Date	Acquiror	Target
December 5, 2013	Merck KGaA	AZ Electronic Materials SA
May 26, 2010	New Mountain Capital, L.L.C.	Mallinckrodt Baker, Inc.*
July 10, 2008	The Dow Chemical Company	Rohm and Haas Company
October 8, 2007	OM Group, Inc.	Rockwood Specialties Group, Inc.
September 14, 2006	Apollo Management LP	GE Advanced Materials
January 28, 2005	BASF AG	Electronic Chemicals business of Merck KGaA*
October 5, 2004	Toppan Printing Co., Ltd.	Dupont Photomasks, Inc.
July 23, 2004	The Carlyle Groups L.P.	AZ Electronic Materials*
June 30, 2003	Air Products and Chemicals, Inc.	Electronic Chemicals business of Ashland Specialty Chemical Company*
November 11, 2002	Keystone Holdings LLC	CoorsTek, Inc.**
July 23, 2002	E. I. du Pont de Nemours and Company	ChemFirst Inc.
December 21, 1998	Rohm and Haas Company	LeaRonal, Inc.

*	Transactions excluded from the high, low, mean and median multiples summarized below because multiples were not publicly available for those transactions.
**	Transaction excluded from the high, low, mean and median multiples summarized below because the multiple was not meaningful for such transaction.

Barclays calculated and compared various financial multiples and ratios of ATMI and the target company in each of the selected precedent transactions listed above. As part of its selected precedent transactions analysis, Barclays calculated, among other things, the ratio of the target company’s enterprise value to its estimated last twelve months EBITDA as of the announcement date of such transaction, referred to below as EV/LTM EBITDA. The results of this selected precedent transactions company analysis are summarized below:

Metric	Low	Mean	Median	High
EV/LTM EBITDA	8.7x	10.5x	10.4x	12.7x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of ATMI and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger consideration of $34.00 per share of ATMI common stock in the merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and ATMI.

Based upon these judgments, Barclays selected a multiple range of 10.0x to 11.0x ATMI’s 2013PF EBITDA to calculate a range of implied prices per share of ATMI common stock. The selected precedent transactions analysis yielded an implied valuation range for ATMI common stock of $33.25 to $35.75 per share (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $34.00 per share of ATMI common stock.

Discounted Cash Flow Analysis

In order to estimate the present value of ATMI common stock, Barclays performed a discounted cash flow analysis of ATMI. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of ATMI using the discounted cash flow method, Barclays added (i) ATMI’s projected after-tax unlevered free cash flows for fiscal years 2014 through 2018 based on the Budget case to (ii) the “terminal value” of ATMI as of December 31, 2018, and discounted such amount to its present value using a range of selected discount rates. The residual value of ATMI at the end of the forecast period, or “terminal value,” was estimated by selecting a range of terminal value multiples based on ATMI’s estimated EBITDA for the fiscal year period ended December 31, 2018 of 7.0x to 8.0x, which was derived by analyzing the results from the selected comparable company analysis and the historical trading multiples for ATMI and the selected comparable companies, and applying such range to the Budget case. A range of after-tax discount rates of 12.0% to 14.0% was selected based on an analysis of the weighted average cost of capital of ATMI and the selected comparable companies.

Combining the total present value of the estimated after-tax unlevered free cash flows and the present value of the terminal values resulted in a range of implied enterprise values for ATMI. Barclays then deducted estimated outstanding debt and added outstanding cash and equivalents as of December 31, 2013 to determine a range of implied equity values of ATMI as of that date. The cash balance estimated as of December 31, 2013 was adjusted to take into account estimated after-tax net proceeds from the sale of the Life Sciences business pursuant to the Life Sciences SAPA less certain expenses incurred by ATMI in connection with such sale, and the repatriation of certain foreign proceeds from that sale, and the proceeds from the settlement of certain equity investments.

This discounted cash flow analysis yielded the implied valuation ranges for ATMI common stock set forth in the table below (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $34.00 per share of ATMI common stock:

ATMI Management Projections Case	Implied Prices Per Share of ATMI Common Stock
Budget Case (EBITDA Multiple Method)	$28.50 — $32.00

The range of terminal value multiples described above implied a range of perpetuity growth rates for ATMI of 4.7% to 5.6%.

Barclays also performed a discounted cash flow analysis to calculate the estimated enterprise value of ATMI using ATMI’s projected after-tax unlevered free cash flows based on the Budget case and the range of after-tax discount rates each as described above, and perpetuity growth rates ranging from 4.5% to 5.0%. This range of perpetuity growth rates implied a range of terminal value multiples based on ATMI’s estimated EBITDA for the fiscal year period ended December 31, 2018 of 6.2x to 8.4x. Barclays then deducted projected outstanding debt and added outstanding cash and equivalents as of December 31, 2013 (as adjusted as described above) to determine a range of implied equity values of ATMI as of that date.

This discounted cash flow analysis yielded the implied valuation ranges for ATMI common stock set forth in the table below (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $34.00 per share of ATMI common stock:

ATMI Management Projections Case	Implied Prices Per Share of ATMI Common Stock
Budget Case (Perpetuity Growth Method)	$26.75 — $33.00

In addition, solely for reference purposes, Barclays also performed a discounted cash flow analysis using the range of discount rates, terminal value multiples and perpetuity growth rates described above and using ATMI’s projected after-tax unlevered free cash flows based on the Business Model case and the Conservative case. This discounted cash flow analysis yielded the implied valuation ranges for ATMI common stock set forth in the table below (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $34.00 per share of ATMI common stock:

ATMI Management Projections Case	Implied Prices Per Share of ATMI Common Stock
Business Model Case (EBITDA Multiple Method)	$36.25 — $41.25
Business Model Case (Perpetuity Growth Method)	$35.50 — $44.75
Conservative Case (EBITDA Multiple Method)	$25.75 — $28.75
Conservative Case (Perpetuity Growth Method)	$23.75 — $28.50

In rendering its opinion, Barclays also performed certain other analyses, as set forth below, which were solely for reference purposes and were not part of its fairness determination.

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of ATMI common stock, Barclays considered historical data with regard to the trading prices of ATMI common stock for the period from February 3, 2013 to February 3, 2014. Barclays noted that during such period, the intraday trading price of ATMI common stock ranged from $20.00 to $30.50 (per share values were rounded to the nearest $0.25 increment).

Analyst Price Targets

Barclays reviewed the public market trading price targets for ATMI common stock prepared and published by securities research analysts as of February 3, 2014. These targets reflected each analyst’s undiscounted estimate of the future public market trading price for ATMI common stock. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the shares and these estimates are subject to uncertainties, including future financial performance of ATMI and future financial market conditions. The equity analysts price targets for ATMI common stock ranged from $22.00 to $36.00 per share, with a median of $29.25.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The ATMI board of directors selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally.

Barclays is acting as financial advisor to ATMI in connection with the merger. As compensation for its services in connection with the merger, ATMI agreed to pay Barclays a fee of $750,000 upon the delivery of Barclays’ opinion. ATMI has also agreed to pay Barclays a fee estimated to be approximately $8.7 million upon consummation of the merger, against which the fee paid to Barclays in connection with its opinion will be credited. In addition, ATMI has agreed to reimburse Barclays’ expenses and indemnify Barclays for certain liabilities that may arise out of its engagement. Barclays has performed various investment banking and financial services for ATMI in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the two years prior to the date of Barclays’ opinion, Barclays has served as financial advisor to ATMI in connection with the sale of its Life Sciences business pursuant to the Life Sciences SAPA for which ATMI has agreed to pay Barclays a fee of $1.7 million. In the two years prior to the date of Barclays’ opinion, Barclays has not performed any investment banking or financial services for Entegris.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effective transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of ATMI and Entegris for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Certain Financial Forecasts

ATMI does not as a matter of general practice publicly disclose financial projections due to, among other reasons, the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. In evaluating ATMI’s strategic alternatives, including a potential transaction with Entegris, ATMI’s management prepared three forecasts of ATMI’s results of operations, a “Business Model” case forecast, a “Budget” case forecast and a “Conservative” case forecast (referred to collectively in this proxy statement as the financial forecasts) and provided them to the ATMI board of directors, its advisors and, as specified below, to Entegris and other potential buyers of the Company. The financial forecasts constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Information.”

This summary of the financial forecasts is not provided to influence your decision regarding whether to vote for the adoption of the merger agreement, but is only being included because such financial forecasts were made available to the ATMI board of directors and its advisors in evaluating ATMI’s strategic alternatives, including a potential transaction with Entegris, and, as specified below, to Entegris and other potential buyers of the Company. The inclusion of this information in this proxy statement should not be regarded as an indication that the ATMI board of directors or its advisors or any other person considered, or now considers, the financial forecasts to be a reliable prediction of actual future results, and the financial forecasts should not be relied upon as such. ATMI’s internal financial projections, upon which the financial forecasts were based, are subjective in many respects. There can be no assurance that the financial forecasts will be realized or that actual results will not be significantly higher or lower than projected. The financial forecasts also cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. Economic and business environments may change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the financial forecasts will be achieved. As a result, the inclusion of the financial forecasts in this proxy statement does not constitute an admission or representation by ATMI that the information is material. Readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts set forth below.

Summary of Financial Forecasts

The following is a summary of the financial forecasts prepared by ATMI’s management and provided to the ATMI board of directors, its advisors and, only to the extent specified below, to Entegris and other potential buyers of the Company:

Business Model Case

The Business Model case was prepared by ATMI’s management in July 2013. The Business Model case was based on certain assumptions, including the following: improvements in ATMI’s growth and profitability as a result of, among other things, an improving semiconductor industry with modestly higher wafer starts growth, margin expansion through the introduction of higher margin new products and the localization of manufacturing activities, customer ramps at new advanced nodes, increased penetration at key accounts and subsequent wins at advanced nodes, and the rationalization of ATMI’s cost structure. The Business Model case was made available to Entegris and other potential buyers of the Company.

Budget Case

The Budget case was prepared by ATMI’s management on or about January 17, 2014. The Budget case was based on the 2014 budget approved by the ATMI board of directors in December 2013 and excludes ATMI’s Life Sciences business and the shared services related to the Life Sciences business. The Budget case, as compared to the Business Model case, reflected an updated, more conservative outlook for the semiconductor industry generally and the growth and profitability of ATMI in particular. The Budget case assumed growth rates for 2015-2018 to be in line with estimated growth rates for comparable public companies and gross margin improvement driven by a contribution margin on incremental revenues and resource efficiency mix. The Budget case reflected the best currently available estimates and judgments of ATMI’s management as to the future financial performance of ATMI. The 2014 budget, upon which the Budget case was prepared (but not the Budget case itself), was made available to Entegris and other potential buyers of the Company.

Conservative Case

The Conservative case was prepared by ATMI’s management on or about January 20, 2014. The Conservative case reflected a downside sensitivity to the Budget case. Specifically, the Conservative case incorporated a number of factors that could potentially adversely impact ATMI’s results, including: a deteriorating wafer start environment in 2014 and, consequently, a conservative growth rate of approximately 4% per year; price declines continuing through the projection period in line with the pricing figures from 2013; and ATMI’s resetting of incentive compensation targets, including incentive compensation payments in 2014 to be based on achievement of only individual strategic objectives (approximately 20% of the overall incentive compensation target amount) and incentive compensation targets in 2015 to be reset to 100%.

Because our financial forecasts were developed for ATMI on a standalone basis without giving effect to the merger, our financial forecasts do not reflect any effects of the merger or any changes to our operations or strategy that may be implemented after the consummation of the merger, including cost synergies realized, or to any additional costs incurred.

Certain Projected Financial Information

The following is a summary of certain projected financial information that was included in each of the financial forecasts:

	2014E	2015E	2016E	2017E	2018E
	($ in millions)
Revenue
Business Model case	$415	$465	$509	$540	$561
Budget case	$381	$404	$429	$454	$472
Conservative case	$364	$380	$397	$415	$426

EBIT
Business Model case	$86	$120	$142	$146	$151
Budget case	$71	$79	$86	$95	$99
Conservative case	$65	$70	$72	$77	$79

EBITDA
Business Model case	$111	$144	$166	$172	$178
Budget case	$95	$103	$111	$123	$128
Conservative case	$89	$94	$98	$105	$107

Unlevered Free Cash Flow
Business Model case	$45	$78	$97	$102	$107
Budget case	$44	$56	$63	$68	$69
Conservative case	$45	$52	$55	$57	$56

For purposes of the projected financial forecasts presented herein, (1) EBIT is calculated as net earnings before interest and taxes; (2) EBITDA is calculated as net earnings before interest, taxes, depreciation and amortization; and (3) unlevered free cash flow is calculated as EBITDA minus taxes, changes in net working capital and capital expenditures. Each of the foregoing calculations (i) excludes the projected results of operations from the Life Sciences business, the shared services related to the Life Sciences business and unusual and one-time items; and (ii) treats stock based compensation as a cash expense.

Important Information About Our Financial Forecasts

Our management believes that our financial forecasts were prepared in good faith and on a reasonable basis on the best information available to our management at the time of their preparation. Our financial forecasts, however, are not fact and should not be relied upon as necessarily indicative of actual future results, and actual results may differ materially from those contained in our financial forecasts.

The financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC or U.S. GAAP. Neither the independent registered public accounting firm of AMTI nor any other independent accountants have compiled, examined, or performed any audit or other procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

As noted above, our financial forecasts include assumptions as to certain business decisions that are subject to change, as well as assumptions related to industry performance and general economic conditions, each of which assumptions is inherently subjective and beyond the control of ATMI, including but not limited to expectations for demand and sales of new and existing products, customer and supplier relationships, research and development programs, market and technology opportunities, international trends, business strategies, business opportunities, objectives of management for future operations, microelectronics industry (including wafer start) growth and trends in the markets in which ATMI participates.

By including our financial forecasts in this proxy statement, none of ATMI, Entegris or any of their respective representatives has made or makes any representation to any stockholder or to any other person regarding the ultimate performance of ATMI compared to the information contained in our financial forecasts. ATMI has made no representation to Entegris or Merger Sub, in the merger agreement or otherwise, concerning the probability of achieving the financial forecasts. Our financial forecasts summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date they were made. We undertake no obligation, except as required by law, to update or otherwise revise our financial forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in our business or general economic or industry conditions.

Effects on the Company if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of ATMI common stock in connection with the merger. Instead, we will remain an independent public company, and ATMI common stock will continue to be quoted on the NASDAQ Global Select Market.

If the merger is not consummated, we expect that our management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will be subject to the same risks and opportunities to which our business is currently subject, but there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ATMI common stock. In the event the merger is not completed, our board of directors will continue to evaluate and review our business operations, projects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the merger agreement is terminated under certain circumstances, we may be obligated to pay Entegris a termination fee. Entegris may also be required to pay ATMI a termination fee under certain circumstances. See the section of this proxy statement entitled “The Merger Agreement — Termination Fees and Reimbursement of Expenses.”

Financing of the Merger

The obligations of ATMI under the merger agreement are not subject to a condition regarding Entegris’s or Merger Sub’s obtaining funds to consummate the merger and the other transactions contemplated by the merger agreement. Entegris has represented in the merger agreement that it will have available to it at the closing of the merger, sufficient cash to consummate the merger and to pay the aggregate merger consideration and any other amounts required to be paid by it in connection with the consummation of the transactions contemplated by the merger agreement and to pay all related fees and expenses of Entegris and Merger Sub, and that there is no restriction on the use of such cash for such purposes. Entegris has also represented in the merger agreement that it has delivered to the Company a true and complete copy of each of (i) a commitment letter, dated as of February 4, 2014, by and between Entegris and Goldman Sachs and (ii) a fee letter (with fees, economic terms and other customary provisions redacted), dated as of February 4, 2014, by and between Entegris and Goldman Sachs, pursuant to which Goldman Sachs has agreed to provide certain financing to Entegris in connection with the consummation of the merger.

The financing is anticipated to be comprised of the following sources:

•	a senior secured term loan facility, with Entegris as borrower, in an aggregate principal amount of $460,000,000;

•	a senior secured asset-based revolving credit facility, with Entegris as borrower, in an aggregate principal amount of $85,000,000; and

•	a senior unsecured bridge loan facility, with Entegris as borrower, in an aggregate principal amount of $360,000,000, which will be provided to consummate the merger in the event that Entegris is unable to issue and sell $360,000,000 of its senior unsecured notes at the closing of the merger.

Material U.S. Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences of the merger to U.S. holders whose shares of ATMI common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of ATMI common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons is authorized to control all substantial interests of the trust; or (ii) it was in existence on August 30, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of ATMI common stock that is not a U.S. holder. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds ATMI common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. A partner of a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holding ATMI common stock should consult its independent tax advisor.

This summary is based on the Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the Code), its legislative history, U.S. Treasury regulations promulgated thereunder, published rulings by the Internal Revenue Service, and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to differing interpretations and to change, possibly with retroactive effect. This summary applies only to beneficial owners who hold shares of ATMI common stock as “capital assets” within the meaning of Section 1221 of the Code and does not apply to shares of ATMI common stock received in connection with the cancellation or exercise of employee stock options, restricted stock awards, restricted stock unit awards or Stock Credits under the Director Deferred Compensation Plans or otherwise as compensation for services or through a tax-qualified retirement plan, stockholders who hold an equity interest, directly or indirectly, in Entegris after the merger, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker dealers, dealers in currencies, partnerships, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity), mutual funds, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, traders in securities who elect the mark-to-market method of accounting for their securities, U.S. expatriates, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar, or stockholders who hold ATMI common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction). This summary does not address any aspect of state, local, foreign or federal non-income tax laws.

U.S. Holders

Exchange of Shares of ATMI Common Stock for Cash Pursuant to the Merger Agreement. The receipt of cash in exchange for shares of ATMI common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of ATMI common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received in the merger with respect to such shares and the holder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss, provided that a U.S. holder’s holding period is more than one year at the time of the consummation of the merger. Certain limitations apply to the use of capital losses. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. In addition, certain non-corporate U.S. holders, including individuals, may be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of the gain recognized in connection with the merger.

Backup Withholding and Information Reporting. The receipt of cash in exchange for shares of ATMI common stock by a U.S. holder pursuant to the merger may be subject to information reporting and backup withholding tax at the applicable rate, unless the U.S. holder (i) timely furnishes an accurate taxpayer identification number and otherwise complies with applicable U.S. information reporting or certification requirements (typically by completing and signing an Internal Revenue Service Form W-9, a copy of which will be included as part of the letter of transmittal to be timely returned to the paying agent); or (ii) is a corporation or other exempt recipient and, when required, establishes such fact in a manner satisfactory to the paying agent. U.S. holders who are exempt recipients not subject to backup withholding should indicate their exempt status on the Internal Revenue Service Form W-9 included as part of the letter of transmittal to be timely returned to the paying agent. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Appraisal Rights. Generally, a U.S. holder of ATMI common stock who properly demands and perfects appraisal rights under Delaware law with respect to such holder’s ATMI common stock will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received in respect to such shares and the holder’s adjusted tax basis in such shares, except that a portion of the cash received may be taxable as interest.

Non-U.S. Holders

Exchange of Shares of ATMI Common Stock for Cash Pursuant to the Merger Agreement. Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the U.S.), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an Internal Revenue Service Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or such reduced rate as may be provided in an applicable treaty) on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding ATMI common stock at any time during the five years preceding the merger, and we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such non-U.S. holder’s ownership of more than 5% of ATMI common stock. Although there can be no assurances in this regard, we do not believe that we are or have been at any time during the five years preceding the merger a “United States real property holding corporation” for U.S. federal income tax purposes.

Backup Withholding and Information Reporting. A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a “United States person” as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any. In order to avoid backup withholding, a non-U.S. holder should complete and sign an appropriate Form W-8 which may be obtained at www.irs.gov.

The U.S. federal income tax consequences described above are not intended to constitute tax advice nor a complete discussion of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult its independent tax advisor regarding the applicability of the rules discussed above and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances, the application of state, local, foreign and federal non-income tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation or exchange of options, restricted stock awards, restricted stock unit awards or Stock Credits under the Director Deferred Compensation Plans, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Interests of Certain Persons in the Merger

When considering the recommendation by our board of directors that our stockholders adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our other stockholders. Our board of directors was aware of these interests and considered them, among other matters, in unanimously approving and declaring advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determining that entering into the merger agreement and consummating the merger, are fair to, and in the best interests of, ATMI’s stockholders, and in making its recommendation that ATMI’s stockholders adopt the merger agreement. These interests are described below.

Beneficial Ownership and Treatment of ATMI Common Stock

As of [—], 2014, the record date for the special meeting, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately [—] shares of ATMI common stock, or approximately [—]% of the total ATMI common stock outstanding on that date. These numbers do not give effect to outstanding stock options, Restricted Stock Unit Awards or Stock Credits under the Director Deferred Compensation Plans (as defined below), which are not entitled to vote at the special meeting, but do include Restricted Stock Awards which are entitled to vote at the special meeting.

Our directors and executive officers will receive the same $34.00 per share for their outstanding shares of ATMI common stock as our other stockholders. For further information with respect to the ownership of ATMI common stock of our directors and executive officers, see “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

Treatment of Outstanding Equity Awards, Director Deferred Compensation Plans and Employee Stock Purchase Plan

Stock Options

The merger agreement provides that, immediately prior to the effective time of the merger, each option to acquire shares of ATMI common stock that is then outstanding and that has an exercise price less than the $34.00 per share merger consideration, whether or not then vested or exercisable, will be cancelled and terminated, and each holder of such an option will have the right to receive an amount of cash equal to (i) the number of shares of ATMI common stock subject to each such option, multiplied by (ii) the excess of $34.00 over the exercise price per share of each such option, less any applicable withholding taxes.

Restricted Stock Awards

The merger agreement provides that, immediately prior to the effective time of the merger, each Company Restricted Stock Award that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Award will have the right to receive an amount in cash equal to (i) the number of shares of ATMI common stock subject to such Company Restricted Stock Award, multiplied by (ii) $34.00, less any applicable withholding taxes.

Restricted Stock Unit Awards

The merger agreement provides that, immediately prior to the effective time of the merger, each Company Restricted Stock Unit Award that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Unit Award will have the right to receive an amount in cash equal to (i) the number of shares of ATMI common stock subject to such Company Restricted Stock Unit Award (determined based on the actual performance achieved as if the closing date of the merger represented the end date of the performance period), multiplied by (ii) $34.00, less any applicable withholding taxes.

Director Deferred Compensation Plan

The merger agreement provides that following the consummation of the merger, each non-employee director who is a participant in a Director Deferred Compensation Plan will have the right to receive, upon their termination of service on our board, an amount in cash equal to the product of (i) the number of Stock Credits (as defined in the applicable Director Deferred Compensation Plan) credited to such participant’s Stock Account (as defined in the applicable Director Deferred Compensation Plan), multiplied by (ii) $34.00 less any applicable withholding taxes.

Employee Stock Purchase Plan

The merger agreement provides that as soon as practicable following the date of the merger agreement, ATMI will take all actions necessary (i) to suspend the ATMI 1998 Employee Stock Purchase Plan (referred to in this proxy statement as the ESPP) effective immediately such that no additional offering periods shall be commenced between the date of the merger agreement and the effective time of the merger, (ii) to cancel each outstanding right to purchase shares of ATMI common stock in accordance with the ESPP and (iii) to refund all sums collected from participants during the offering period (as defined in the ESPP) then in progress.

Summary Table

The following table shows, for each executive officer and each director, as applicable, (i) the number of shares of ATMI common stock subject to vested and unvested options held by him or her; (ii) the cash consideration that he or she will receive for such options upon completion of the merger; (iii) the number of shares of ATMI common stock subject to unvested Company Restricted Stock Awards held by him or her; (iv) the cash consideration that he or she will receive for such Company Restricted Stock Awards upon completion of the merger; (v) the number of shares of ATMI common stock subject to Company Restricted Stock Unit Awards (determined based on achievement of the maximum level of performance under such awards) held by him or her; (vi) the cash consideration that he or she will receive for such Company Restricted Stock Unit

Awards upon completion of the merger; (vii) the number of Stock Credits credited to his or her Stock Account under the applicable Director Deferred Compensation Plan; (viii) the cash consideration that he or she will receive for such Stock Credits following completion of the merger in accordance with the terms of the applicable Director Deferred Compensation Plan; and (ix) the total cash consideration he or she will receive for all outstanding equity awards upon completion of the merger, and for all Stock Credits following completion of the merger in accordance with the terms of the applicable Director Deferred Compensation Plan, in each case as of an assumed merger closing date of May 30, 2014, based on applicable holdings on the date hereof and assuming continued employment or service through the assumed merger closing date (and as such without regard to any grants that may be made after the date hereof).

Name	Number of Shares Subject to Stock Options (1)	Number of Shares Subject to Unvested Stock Options (#)	Cash-Out Payment for Stock Options ($) (2)	Number of Shares Subject to Unvested Company Restricted Stock Awards (#) (3)	Cash-Out Payment for Unvested Company Restricted Stock Awards ($)	Number of Shares Subject to Company Restricted Stock Unit Awards (#) (4)	Cash-Out Payment for Company Restricted Stock Unit Awards ($)	Number of Stock Credits in Director Deferred Compensation Plan Stock Account (#) (5)	Payment for Stock Credits in Director Deferred Compensation Plan Stock Account ($)	Total Payment for Outstanding Equity ($)
Executive Officers
Douglas A. Neugold	336,185	73,263	3,890,589	37,787	1,284,758	105,507	3,587,238	0	0	8,762,585
Timothy C. Carlson	157,102	31,588	2,013,913	15,982	543,371	42,292	1,437,928	0	0	3,995,212
Lawrence H. Dubois	70,959	17,033	741,185	9,123	310,182	23,689	805,426	0	0	1,856,793
Tod A. Higinbotham (6)	0	0	0	0	0	2,319	78,838	0	0	78,838
Christian F. Kramer	16,920	12,690	205,578	22,617	768,978	28,473	968,082	0	0	1,942,638
Kathleen G. Mincieli	34,842	12,386	479,328	8,487	288,550	19,890	676,260	0	0	1,444,138
Mario Philips (7)	26,100	12,386	331,263	0	0	0	0	0	0	331,263
Daniel P. Sharkey	123,755	24,464	1,330,491	12,555	426,862	33,064	1,124,176	0	0	2,881,528
Patrick J. Shima	3,371	3,371	31,991	28,542	970,428	13,170	447,780	0	0	1,450,199
Non-Employee Directors
Mark A. Adley	41,814	0	512,859	6,192	210,528	0	0	31,043	1,055,462	1,778,849
Eugene G. Banucci, Ph.D.	50,501	0	689,273	6,192	210,528	0	0	0	0	899,801
Stephen H. Mahle	41,814	0	512,859	6,192	210,528	0	0	28,706	976,004	1,699,391
C. Douglas Marsh	41,814	0	512,859	6,192	210,528	0	0	21,505	731,170	1,454,557
George M. Scalise	17,984	0	250,013	6,192	210,528	0	0	0	0	460,541
Mark B. Segall	2,960	2,960	32,205	5,121	174,114	0	0	0	0	206,319
Cheryl L. Shavers, Ph.D.	37,611	0	462,502	6,192	210,528	0	0	0	0	673,030
Robert S. Hillas (8)	41,814	0	512,859	833	28,322	0	0	0	0	541,181

(1)	Includes the aggregate number of shares that are subject to vested and unvested options to purchase shares of ATMI common stock.
(2)	Includes the aggregate cash-out value of vested and unvested options to purchase shares of ATMI common stock. The value of each stock option to purchase shares of ATMI common stock is calculated as (a) the merger consideration of $34.00 minus the exercise price of the stock option multiplied by (b) the number of shares subject to the option.
(3)	Includes shares subject to unvested Company Restricted Stock Awards. The value of such Company Restricted Stock Awards is calculated as the merger consideration of $34.00 multiplied by the number of shares subject to the award.
(4)	Includes shares that are subject to unvested Company Restricted Stock Unit Awards, with the number of shares determined based on achievement of the maximum level of performance under such awards. The value of such Company Restricted Stock Unit Awards is calculated as the merger consideration of $34.00 multiplied by the maximum number of shares subject to the award. Amounts actually paid in respect of Company Restricted Stock Unit Awards, which could range from $0 to the maximum amount shown, will be determined based on the actual performance achieved as if the closing date of the merger represented the end date of the performance period.
(5)	Includes number of Stock Credits with respect to shares of ATMI common stock in Director Deferred Compensation Plan Stock Account. The value of such Stock Credits is calculated as the merger consideration of $34.00 multiplied by the number of Stock Credits.
(6)	Mr. Higinbotham’s employment with ATMI terminated on February 12, 2013.
(7)	Upon the closing of the Life Sciences transaction, (i) Mr. Philips had 22,040 shares of ATMI common stock subject to Company Restricted Stock Awards that became vested; and (ii) Mr. Philips had Company Restricted Stock Unit Awards become vested based on the actual performance achieved as of the closing date of the Life Sciences transaction, and he received 37,823 shares of ATMI common stock upon the settlement of such Company Restricted Stock Unit Awards.
(8)	Mr. Hillas’s term as a director of ATMI expired on May 22, 2013.

Employment Agreements

ATMI is a party to employment agreements with Douglas A. Neugold, Chairman, President and Chief Executive Officer, Daniel P. Sharkey, Executive Vice President, Business Development, and Timothy C. Carlson, Executive Vice President, Chief Financial Officer and Treasurer, as amended through February 3, 2014 (the employment agreements collectively, as amended, referred to in this proxy statement as the Employment Agreements).

Pursuant to the Employment Agreements, if ATMI terminates an executive without “cause”, or if an executive resigns for “good reason”, within 548 days following a “change in control” (in each case as defined the Employment Agreements), which would include the merger, ATMI will pay the executive cash severance equal to two and a half (2.5) times the sum of the executive’s then-current annual base salary and annual target bonus, for a period of thirty (30) months after termination (with respect to Mr. Neugold), or cash severance equal to two (2) times the sum of the executive’s then-current annual base salary and annual target bonus for a period of twenty-four (24) months after termination (in the case of Messrs. Sharkey and Carlson). In addition, the Employment Agreements provide that, (i) with respect to Company Restricted Stock Unit Awards, the executive would be entitled to acceleration of the end of the performance period to the date of the change of control, and vesting would then be determined as of such date (and any applicable time vesting would remain in place following the change of control), (ii) with respect to Company Restricted Stock Awards, the executive would be entitled to accelerated vesting of such awards and (iii) all options to acquire shares of ATMI common stock held by the executives would vest and would remain exercisable for one year following termination (or until expiration of the options, if sooner). In addition, if the executive elects continued health care and/or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (referred to in this proxy statement as COBRA), ATMI would contribute to the cost of such coverage on the same basis ATMI would have contributed to the cost of such coverage had the executive continued to be an active ATMI employee, and the executive will be eligible to receive outplacement services selected by ATMI and at ATMI’s expense for six months following termination.

As a condition of an executive’s receipt of the severance payments and benefits under the Employment Agreements, the executive is required to execute, and not revoke, a release of claims, and will be subject to certain non-competition and non-solicitation restrictions (for two (2) years in the case of Mr. Neugold, and one (1) year for Messrs. Sharkey and Carlson).

Under the Employment Agreements, if an amount payable to the employee constitutes a “parachute payment” within the meaning of Section 280G of the Code, such payment will be reduced to the extent necessary so that no amount payable to the executive constitutes a “parachute payment.” However, the executive’s payments will not be subject to reduction if the net after-tax payment to which the executive would otherwise be entitled without such reduction would be greater than the net after-tax payment to the executive resulting from the receipt of such payments with such reduction. All determinations under the provision will be made by a nationally recognized accounting firm mutually agreed to by the employee and ATMI.

See “Proposal 3: Advisory Vote Regarding Golden Parachute Compensation” for quantification of the severance payments and benefits to which Messrs. Neugold, Sharkey and Carlson would be entitled under their employment agreements upon a qualifying termination of employment.

Executive Severance Pay Plan

On February 3, 2014, ATMI announced the ATMI, Inc. Executive Severance Pay Plan (referred to in this proxy statement as the Severance Plan). The Severance Plan, which becomes effective as of the date of a “change of control” (as defined in the Severance Plan), which would include the merger, provides severance protection for eligible employees in the event of termination of employment under certain circumstances in connection with the change of control.

The following executive officers are eligible to participate in the Severance Plan: Lawrence H. Dubois, Senior Vice President and Chief Technology Officer, Christian F. Kramer, Senior Vice President and General Manager, Microelectronics, Kathleen G. Mincieli, Senior Vice President, Human Resources and Patrick J. Shima, Senior Vice President and Chief Legal Officer.

In order to participate in the Severance Plan, each eligible executive will enter into a restrictive covenants agreement with ATMI that provides that, for a period of twelve (12) months following termination of the executive’s employment with ATMI, the executive will be subject to certain covenants regarding non-competition, non-solicitation of employees and non-interference with ATMI’s business.

Under the Severance Plan, upon termination of an eligible executive’s employment without “cause” or resignation for “good reason” (in each case as defined in the Severance Plan) within eighteen (18) months following a change of control, the executive would be entitled to severance pay equal to one and a half (1.5) times the sum of the executive’s then-current annual base salary and annual target bonus, for a period of eighteen (18) months after termination. In addition, if the executive elects continued health care coverage under COBRA, in lieu of otherwise applicable COBRA rates, the executive’s contributions will be at the then-applicable active employee rate, and the executive will be eligible to receive outplacement services selected by ATMI and at ATMI’s expense for six months.

As a condition of an executive’s receipt of the payments and benefits under the Severance Plan, the executives are required to execute, and not revoke, a release of claims.

Under the Severance Plan, if an amount payable to an executive constitutes a “parachute payment” within the meaning of Section 280G of the Code, such payment will be reduced to the extent necessary so that no amount payable to the executive constitutes a “parachute payment”. However, the executive’s payments will not be subject to reduction if the net after-tax payment to which the executive would otherwise be entitled without such reduction would be greater than the net after-tax payment to the executive resulting from the receipt of such payments with such reduction. All determinations under the provision will be made by a nationally recognized accounting firm mutually agreed to by the executive and ATMI.

See “Proposal 3: Advisory Vote Regarding Golden Parachute Compensation” for quantification of the severance payments and benefits to which Messrs. Kramer and Dubois would be entitled under the Severance Plan upon a qualifying termination of employment.

Assuming a merger closing date of May 30, 2014, and assuming that the employment of Ms. Mincieli and Mr. Shima is terminated without cause immediately following the closing on May 30, 2014, (i) the aggregate amount of cash severance payments under the Severance Plan would be $607,500 with respect to Ms. Mincieli and $709,125 with respect to Mr. Shima, and (ii) the value of continued medical and dental coverage and outplacement services, in each case under the Severance Plan, would be $22,191 with respect to Ms. Mincieli and $39,161 with respect to Mr. Shima. These amounts do not reflect any reductions which may be made to payments which constitute “parachute payments” under the Code.

Transaction Bonus Agreement

On January 13, 2014, ATMI entered into a transaction bonus agreement (referred to in this proxy statement as the Transaction Bonus Agreement) with Christian Kramer, as well as with certain other (non-executive officer) employees of the Company.

The Transaction Bonus Agreement generally provides that, upon a “change of control” (as defined in the Transaction Bonus Agreement), which includes the merger, within one (1) year following the effective date of the Transaction Bonus Agreement, subject to ATMI’s shareholders receiving “transaction value” (as defined in the Transaction Bonus Agreement) of at least $900,000,000, Mr. Kramer would be entitled to a transaction bonus equal to the sum of (i) the total transaction value, multiplied by the “base bonus ratio” (as defined in the Transaction Bonus Agreement) of 0.20%, multiplied by 17.5%, and (ii) the excess amount of transaction value above $1,000,000,000, multiplied by the “additional bonus ratio” (as defined in the Transaction Bonus Agreement), which ranges from 0% to 0.20% based on the amount of transaction value, multiplied by 17.5%. The transaction bonus will be paid in a cash lump sum within five days following the change of control.

In order to be eligible for a transaction bonus, Mr. Kramer generally must remain employed through the change of control. However, if Mr. Kramer’s employment is terminated without “cause” (as defined in the Transaction Bonus Agreement) following the signing of a definitive agreement in respect of a change of control, he will remain eligible for the transaction bonus if the change of control is consummated within one (1) year following the effective date of the Transaction Bonus Agreement, subject to Mr. Kramer’s continued compliance with restrictive covenants in any equity award agreement or other agreement between Mr. Kramer and ATMI.

Pursuant to the Transaction Bonus Agreement, if an amount payable to Mr. Kramer constitutes a “parachute payment” within the meaning of Section 280G of the Code, such payment will be reduced to the extent necessary so that no amount payable to the executive constitutes a “parachute payment.” However, Mr. Kramer’s payments will not be subject to reduction if the net after-tax payment to which he would otherwise be entitled without such reduction would be greater than the net after-tax payment to him resulting from the receipt of such payments with such reduction. All determinations under the provision will be made by a nationally recognized accounting firm designated by ATMI.

See “Proposal 3: Advisory Vote Regarding Golden Parachute Compensation” for quantification of the transaction bonus payment to which Mr. Kramer is entitled under the Transaction Bonus Agreement.

Cash Payments to Directors

On February 3, 2014, our board of directors approved payments of $100,000 to each of directors Mark A. Adley and Mark B. Segall for their efforts in connection with ATMI’s evaluation of strategic alternatives in their capacity as directors (including as members of the transaction committee), which amounts shall be paid to such individuals on or prior to completion of the merger.

Indemnification and Insurance

All rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of the current or former directors, officers or employees of ATMI and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of ATMI or any of its subsidiaries, in each case as in effect on the date of the merger agreement, will continue in full force and effect in accordance with their terms. For six years following the effective time of the merger, the surviving company will, and Entegris will cause the surviving company to, maintain in effect the provisions in its certificate of incorporation and by-laws to the extent they provide for indemnification, advancement and reimbursement of expenses and exculpation of each ATMI indemnified party (as described below), with respect to facts or circumstances occurring at or prior to the effective time of the merger, on the same basis as set forth in the ATMI certificate of incorporation and ATMI by-laws in effect on the date of the merger agreement, to the fullest extent permitted from time to time under applicable law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of the indemnified parties’ indemnification rights thereunder.

From and after the effective time of the merger, to the fullest extent permitted by applicable law (including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of the merger agreement that increase the extent to which a corporation may indemnify its officers and directors) the surviving company will indemnify and hold harmless each individual who was as of the date of the merger agreement, or who becomes prior to the effective time of the merger, a director or officer of ATMI or any of its subsidiaries or who was as of the date of the merger agreement, or who thereafter commences prior to the effective time of the merger, serving at the request of ATMI or any of its subsidiaries as a director or officer of another entity, against all losses incurred in connection with any actual or threatened legal action arising out of or pertaining to the fact that such person is or was an officer or director of ATMI or any of its subsidiaries or is or was serving at the request of ATMI or any of its subsidiaries as a director or officer of another entity, whether asserted or claimed prior to, at or after the effective time of the merger. In the event of any such legal action, each such person will be entitled to advancement of expenses incurred in the defense of any such legal action from the surviving company within ten business days of receipt by the surviving company from such person of a request therefor; provided, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the surviving company’s certificate of incorporation or by-laws, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification. The surviving company will cooperate in the defense of any such matter.

For a period of six years after the effective time of the merger, the surviving company must either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ATMI or its subsidiaries or provide substitute policies for ATMI and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by ATMI in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by ATMI with respect to claims arising from facts or events that occurred on or before the effective time of the merger, except that the surviving company will not be required to pay for any one policy year of such insurance policies, more than 300% of the aggregate annual premium most recently paid by ATMI prior to the date of the merger agreement, and if the surviving company is unable to obtain such insurance it must obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to such maximum amount, in respect of each policy year within such period. In lieu of such insurance, prior to the closing date of the merger ATMI may, at its option (following reasonable consultation with Entegris), purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for ATMI and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage maintained by ATMI as of the date of the merger agreement, with such tail policy providing coverage in an amount not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage maintained by ATMI as of the date of the merger agreement with respect to claims arising from facts or events that occurred on or before the effective time of the merger. However, in no event may the cost of any such tail policy in respect of any one policy year exceed 300% of the aggregate annual premium most recently paid by ATMI prior to the date of the merger agreement in respect of its directors’ and officers’ liability insurance and fiduciary liability insurance policies.

Governmental and Regulatory Approvals

Under the HSR Act, and the rules promulgated thereunder by the FTC, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the DOJ, and the applicable waiting period has expired or been terminated. ATMI and Entegris filed the notification and report forms under the HSR Act with the FTC and the DOJ on February 19, 2014, which triggered an initial 30-day waiting period. The DOJ, the FTC, state Attorneys General or private parties may also challenge the merger on antitrust grounds either before or after the transaction has closed. Accordingly, while the parties believe that the transaction complies with the applicable antitrust laws, it is possible that at any time before or after expiration or termination of the HSR Act waiting period or even after the completion of the merger, any of the DOJ, the FTC, state Attorneys General or private parties could take action under the antitrust laws as deemed necessary or desirable in the public or other interest, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions.

At any time before or after consummation of the merger, notwithstanding expiration or early termination of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of ATMI or Entegris. At any time before or after the consummation of the merger, and notwithstanding the expiration or early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of ATMI or Entegris. Nothing in the merger agreement will (i) require Entegris or Merger Sub to sell, divest, convey or hold separate or otherwise take any other action (and ATMI will not undertake any such action without Entegris’s prior written consent) that limits Entegris’s and its subsidiaries’ freedom of action with respect to, or their ability to retain, particular products, assets or businesses of Entegris or ATMI or their respective subsidiaries, or agree to take any such action, other than, solely in respect of products, assets or businesses of ATMI (and not any products, assets, or businesses of Entegris), only to the extent that such action would not reasonably be expected to impact in any material respect the expected benefits to Entegris and its subsidiaries, taken as a whole, of the transactions contemplated by the merger agreement; (ii) require Entegris, ATMI or their respective subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the closing of the merger; (iii) require any of the parties to the merger agreement to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent or approval; or (iv) permit ATMI or any of its subsidiaries to take or agree to certain other actions without Entegris’s prior written consent, not to be unreasonably withheld, with respect to (ii) above, in order to obtain antitrust clearance (see the section of this proxy statement entitled “The Merger Agreement — Regulatory Matters”). Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

In addition to those approvals required pursuant to the HSR Act, and the rules promulgated thereunder, the parties have agreed to obtain certain other approvals under non-U.S. antitrust laws as a condition to the closing of the merger. Under the merger control rules of certain jurisdictions outside the United States where the parties conduct business, filings will be required and it may be necessary to observe waiting periods and/or obtain approvals prior to the completion of the merger. The period for review of the merger will vary from jurisdiction to jurisdiction and may be affected by a variety of factors.

The term “antitrust laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign antitrust laws and all other applicable laws issued by any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational, designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

We cannot assure you that an antitrust or other regulatory challenge to the merger will not be made.

Delisting and Deregistration of ATMI Common Stock

If the merger is completed, ATMI common stock will no longer be traded on the NASDAQ Global Select Market and will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC in respect of ATMI common stock.

Litigation Related to the Merger

On or about February 7, 2014, a putative class action complaint challenging the merger was filed in the Superior Court of the State of Connecticut, Judicial District of Danbury, captioned Andrew Pace v. ATMI, Inc., et al. The complaint was filed on behalf of the public shareholders of ATMI and names as defendants ATMI, the members of its board of directors, Entegris and Merger Sub. The complaint generally alleges that ATMI’s directors breached their fiduciary duties to ATMI’s shareholders by agreeing to sell ATMI for inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that ATMI, Entegris and Merger Sub aided and abetted those alleged breaches. The complaint seeks, among other things, to enjoin the merger. The defendants have not yet responded to the complaint, but believe that the claims asserted against them are without merit.

THE MERGER AGREEMENT

The following describes certain material provisions of the merger agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. ATMI encourages you to read carefully the merger agreement in its entirety before making any decisions regarding the merger because it is the principal document governing the merger.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about ATMI contained in this proxy statement or in ATMI’s public reports filed with the SEC may supplement, update or modify the factual disclosures about ATMI contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by ATMI were qualified and subject to important limitations agreed to by ATMI in connection with negotiating the terms of the merger agreement and may be subject to a contractual standard of materiality which may differ from what may be viewed as material by investors. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub, a wholly owned subsidiary of Entegris and a party to the merger agreement, will merge with and into ATMI. ATMI will survive the merger as a direct wholly owned subsidiary of Entegris (following the merger, ATMI is referred to in this proxy statement as the surviving company) and the separate corporate existence of Merger Sub will cease.

Effective Time; Closing

The effective time of the merger will occur at the time the parties file a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger or such later time as agreed to by Entegris and ATMI and specified in the certificate of merger.

Unless ATMI and Entegris agree otherwise, the closing of the merger will occur on the second business day after the conditions to the merger set forth in the merger agreement have been satisfied or waived. However, if the “marketing period” (as described below) has not ended at the time of the satisfaction or waiver of such conditions (other than those conditions that by their nature are to be satisfied at the closing), the closing of the merger will take place instead on the earlier to occur of (i) any business day during the marketing period to be specified by Entegris to ATMI on no less than two business days’ written notice to ATMI and (ii) the third day following the final day of the marketing period, but in each case subject to the satisfaction or waiver of the conditions to the merger.

Marketing Period

The “marketing period” referred to above is the first period of 18 consecutive business days starting on the first business day after the date of ATMI’s delivery of the “required information” (as described under “— Financing Covenant”) throughout which (i) Entegris will have all of the required information regarding ATMI and during which period such information will remain compliant with applicable securities laws and (ii) the conditions to each party’s obligations to close the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger) and nothing has occurred and no condition exists that would cause any of the closing conditions set forth in the merger agreement to fail to be satisfied, assuming that the closing date of the merger were to be scheduled for any time during such 18 consecutive business day period.

However, the marketing period will not commence if, prior to the completion of the marketing period, (i) ATMI’s auditors will have withdrawn or qualified any audit opinion with respect to the required information (in which case the marketing period will not be deemed to commence unless and until a new unqualified audit opinion is issued by ATMI’s independent accountants or former independent accountants (which will be an independent registered public accounting firm)), (ii) the financial statements included in the required information that are available to Entegris on the first day of the marketing period would not be sufficiently current on any day during such period to be compliant (in which case the marketing period will not be deemed to commence until the receipt by Entegris of updated required information that is compliant), (iii) ATMI issues a public statement indicating its intent to restate any material financial information of ATMI or that any such restatement is under consideration or may be a possibility (in which case the marketing period will not be deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or ATMI has determined that no restatement will be required in accordance with GAAP) or (iv) ATMI will have failed to file any annual, quarterly or period report with the SEC that was required to be filed by it with the SEC by the date required under the Exchange Act containing all of the financial information required to be contained therein (in which case the marketing period will not be deemed to commence unless and until all such reports have been filed).

The marketing period will end on any earlier date on which the entire debt financing has been consummated in accordance with its terms.

Merger Consideration

ATMI Common Stock

The merger agreement provides that each share of ATMI common stock outstanding immediately prior to the effective time of the merger (other than shares of ATMI common stock owned by ATMI as treasury stock or owned directly by Entegris, Merger Sub, ATMI BVBA or any of its subsidiaries (referred to in this proxy statement as a Life Sciences subsidiary) or by any direct or indirect wholly-owned subsidiary of ATMI, Entegris or Merger Sub, Company Restricted Stock Awards or shares of ATMI common stock the holders of which have properly perfected their appraisal rights under Delaware law) will be cancelled and converted into the right to receive $34.00 in cash, without interest or dividends thereon, less any applicable withholding taxes.

The merger agreement provides that each share of ATMI common stock held by ATMI as treasury stock and each share of ATMI common stock owned by Entegris, Merger Sub or any Life Sciences subsidiary will be cancelled and no consideration will be delivered in exchange therefor. Shares of ATMI common stock owned by any direct or indirect wholly owned subsidiary of ATMI that is not a Life Sciences subsidiary (referred to in this proxy statement as a Non-Life Sciences subsidiary), any direct or indirect wholly owned subsidiary of Entegris (other than Merger Sub) or of Merger Sub will be converted into a number of shares of ATMI common stock of the surviving company so that the percentage ownership of such subsidiary of the surviving company immediately following the effective time of the merger will equal the ownership percentage of such subsidiary in ATMI immediately prior to the effective time of the merger. Shares of ATMI common stock held by a stockholder who has not voted in favor of the merger and is entitled to demand and has properly demanded his appraisal rights will not be converted into the right to receive the merger consideration. Such stockholder will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights.”

Each issued and outstanding share of capital stock of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of ATMI common stock, par value $0.01, of the surviving company.

Treatment of ATMI Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards, ESPP and ATMI Stock Plans

ATMI Stock Options

Immediately prior to the effective time of the merger, each option to acquire shares of ATMI common stock that is then outstanding and that has an exercise price less than the merger consideration, whether or not then vested or exercisable, will be cancelled and terminated in exchange for the right to receive a cash amount (less applicable withholding taxes, if any) equal to (i) the number of shares of ATMI common stock subject to such option, multiplied by (ii) the excess of (1) the merger consideration over (2) the exercise price per share of such option, payable through payroll promptly following the closing date of the merger (but in any event no later than the later of ten business days following the closing date of the merger and the first regular payroll date following the closing date of the merger). With respect to any option that is outstanding immediately prior to the effective time of the merger that is not eligible for such cash payment, ATMI will cause the cancellation of such ATMI stock option without any payment or consideration therefor.

Company Restricted Stock Awards

Immediately prior to the effective time of the merger, each Company Restricted Stock Award that is then outstanding will be cancelled and terminated, and each holder of a such an award will have the right to receive from the surviving company, in respect of such award, an amount in cash (less applicable withholding taxes, if any) equal to (i) the number of shares of ATMI common stock subject to such award, multiplied by (ii) the merger consideration, payable through payroll promptly following the closing date of the merger (but in any event no later than the later of ten business days following the closing date of the merger and the first regular payroll date following the closing date of the merger).

Company Restricted Stock Unit Awards

Immediately prior to the effective time of the merger, each Company Restricted Stock Unit Award that is then outstanding will be cancelled and terminated, and each holder of such an award will have the right to receive from the surviving company, in respect of such award, an amount in cash (less applicable withholding taxes, if any) equal to (i) the number of shares of ATMI common stock subject to such award (determined in accordance with terms of the applicable award based on the actual performance achieved as if the closing date of the merger represented the end date of the performance period), multiplied by (ii) the merger consideration, payable through payroll promptly following the closing date of the merger (but in any event no later than the later of ten business days following the closing date of the merger and the first regular payroll date following the closing date of the merger).

Employee Stock Purchase Plan

As soon as practicable following the date of the merger agreement, ATMI will take all actions necessary (i) to suspend the ESPP effective immediately such that no additional offering periods shall be commenced between the date of the merger agreement and the effective time of the merger, (ii) to cancel each outstanding right to purchase shares of ATMI common stock in accordance with the ESPP and (iii) to refund all sums collected from participants during the offering period (as defined in the ESPP) then in progress.

ATMI Stock Plans

Prior to the effective time of the merger, ATMI will take all actions (including obtaining any necessary determinations and/or resolutions of the ATMI board of directors or a committee thereof, which Entegris will have a reasonable opportunity to review and comment upon prior to their presentation to the ATMI board of directors or such committee) that may be necessary (under the ATMI stock plans and/or related award agreements and the ESPP) to terminate the ATMI, Inc. 1995 Stock Plan, the ATMI, Inc. 1997 Stock Plan, the

ATMI, Inc. 1998 Stock Plan, the ATMI, Inc. 2000 Stock Plan, the ATMI, Inc. 2003 Stock Plan, and the ATMI, Inc. 2010 Stock Plan (referred to in this proxy statement as the ATMI stock plans) and the ESPP as of the effective time of the merger. As of the effective time of the merger, the ATMI stock plans and the ESPP shall be terminated and shall cease to exist without any liability to ATMI, Entegris, the surviving company or any of their respective subsidiaries (other than the obligation to pay the amounts otherwise set forth in the merger agreement).

ATMI Director Deferred Compensation Plan Stock Credits

Following the effective time of the merger, each participant in the Director Deferred Compensation Plans will have the right to receive from the surviving company an amount in cash (less applicable withholding taxes, if any) equal to the product of (i) the merger consideration, multiplied by (ii) the number of Stock Credits (as defined in the applicable Director Deferred Compensation Plan) then credited to such participant’s stock account (as defined in the applicable Director Deferred Compensation Plan), payable in accordance with the terms of the applicable Director Deferred Compensation Plan.

Withholding

ATMI, Entegris, the surviving company, the paying agent or other applicable withholding agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of any such payment under applicable tax law. Amounts withheld and timely paid to the appropriate governmental entity will be treated for purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.

Unexchanged Shares

No cash payment with respect to the merger consideration will be paid to the holder of any unsurrendered certificate (or shares of ATMI common stock held in book entry form) until the surrender of such certificate (or shares of ATMI common stock held in book entry form).

Conditions to the Completion of the Merger

The obligations of Entegris, Merger Sub and ATMI to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the merger agreement must have been adopted by holders of more than 50% of the outstanding shares of ATMI common stock entitled to vote thereon;

•	the waiting period (and any extension thereof) applicable to the merger under the HSR Act must have expired or early termination thereof must have been granted and all other required antitrust approvals have been received; and

•	no applicable law and no judgment, whether preliminary, temporary or permanent, or other legal restraint or prohibition, and no binding order or determination by any governmental entity, may be in effect that prevents, makes illegal, restrains, enjoins or otherwise prohibits the consummation of the merger.

In addition, Entegris’s and Merger Sub’s obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of ATMI relating to qualification, organization and subsidiaries; authority, execution and delivery, and enforceability of the merger agreement; certain capital structure representations; brokers’ fees and expenses; opinion of financial advisor; and takeover statutes must be true and correct in all material respects as of the closing date of the merger;

•	the representations and warranties of ATMI relating to certain other capital structure representations must be true and correct in all respects, except for certain de minimis inaccuracies, as of the closing date of the merger;

•	the representations and warranties of ATMI relating to the absence of certain changes or events and the Life Sciences transaction must be true and correct in all respects as of the closing date of the merger;

•	all other representations and warranties of ATMI contained in the merger agreement must be true and correct (ignoring for such purposes any reference to materiality or material adverse effect contained in such representations and warranties), as of the closing date of the merger, except where the failure to be true and correct has not had and would not reasonably be expected to have a material adverse effect with respect to ATMI;

•	ATMI must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	the closing of the Life Sciences transaction will have occurred; and

•	ATMI must have delivered to Entegris an officer’s certificate certifying that the preceding conditions have been satisfied.

In addition, ATMI’s obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of Entegris and Merger Sub relating to qualification, organization and subsidiaries; authority, execution and delivery, and enforceability of the merger agreement; and brokers’ fees and expenses must be true and correct in all material respects as of the closing date of the merger;

•	all other representations and warranties of Entegris and Merger Sub contained in the merger agreement must be true and correct (ignoring for such purposes any reference to materiality or material adverse effect contained in such representations and warranties), as of the closing date of the merger, except where the failure to be true and correct has not had and would not reasonably be expected to have a material adverse effect with respect to Entegris;

•	Entegris and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing of the merger;

•	Entegris must have delivered to ATMI an officer’s certificate certifying that the preceding conditions have been satisfied; and

•	all conditions to the Life Sciences transaction have been satisfied or waived.

The closing of the Life Sciences transaction occurred on February 20, 2014, and as such, the closing conditions related to the Life Sciences transaction have been satisfied.

For purposes of the merger agreement, “material adverse effect” means, with respect to ATMI, any effect, change, event, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets, liabilities or condition (financial or otherwise) of ATMI and the Non-Life Sciences subsidiaries, taken as a whole or (b) the ability of ATMI to consummate the merger or the other transactions contemplated in the merger agreement (including the sale of the Life Sciences business pursuant to the Life Sciences SAPA); provided, however, that none of the following, and no effect, change, event, circumstance or occurrence arising out of, or resulting from, the following, will constitute or be taken into account, individually or in the aggregate, in determining whether an ATMI material adverse effect has occurred or may occur: (A) changes generally affecting the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates; (B) changes generally affecting the industries in which ATMI and its subsidiaries operate; (C) changes or prospective changes in applicable law or GAAP or in accounting standards, any changes or prospective changes in the interpretation or enforcement of any of the foregoing or any changes in general legal, regulatory or political conditions, in each case occurring after the date hereof; (D) changes solely attributable to the announcement or pendency of the merger agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or governmental entities, or any litigation arising from allegations of breach of fiduciary duty or violation of applicable law relating to the merger agreement or the transactions contemplated thereby to the extent addressed in the merger agreement; (E) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism; (F) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters; (G) any action taken by ATMI or its subsidiaries that is specifically required by the merger agreement or with the prior written consent or at the direction of Entegris in accordance with the merger agreement, or the failure to take any action by ATMI or its subsidiaries if that action is prohibited by the merger agreement; (H) changes resulting or arising from the identity of, or any facts or circumstances relating to the Entegris or any of its affiliates; (I) changes in the price or trading volume of ATMI common stock; or (J) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (I) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (A) through (H) hereof) is, may be, contributed to or may contribute to, an ATMI material adverse effect; provided further, however, that any effect, change, event or occurrence referred to in clauses (A), (B), (C), (E) or (F) above may be taken into account in determining whether or not there has been or may be an ATMI material adverse effect to the extent such effect, change, event, circumstance or occurrence has a material disproportionate adverse effect on ATMI and the Non-Life Sciences subsidiaries, taken as a whole, as compared to other participants in the industries in which ATMI and its subsidiaries operate. The determination of an ATMI material adverse effect shall in all events not take into account all effects, changes, events, circumstances or occurrences with respect to the Life Sciences business or any Life Sciences assets or liabilities to be transferred or assumed pursuant to the Life Sciences SAPA except to the extent, and only to the extent, that ATMI or any Non-Life Sciences subsidiary retains any liability or obligation, whether direct, indirect, contingent or otherwise, in respect thereof.

For purposes of the merger agreement, “material adverse effect” means, with respect to Entegris, any event, change, circumstance or occurrence that, individually or in the aggregate, would prevent or materially delay or adversely impact the ability of Entegris or Merger Sub to consummate the merger.

ATMI Stockholders Meeting

ATMI has agreed to call a meeting of its stockholders for the purpose of adopting the merger agreement, as soon as reasonably practicable after the SEC confirms that it has no further comments on this proxy statement. Unless the ATMI board of directors has effected an adverse recommendation change (as described in “— Non-Solicitation of Alternative Proposals” below) and otherwise subject to its fiduciary obligations, ATMI must use its reasonable best efforts, including engaging a proxy solicitation firm reasonably acceptable to Entegris to assist with proxy solicitations, to obtain adoption of the merger agreement by ATMI’s stockholders. ATMI may not adjourn, recess or postpone the special meeting except (i) to the extent necessary to ensure that any supplement or amendment to this proxy statement required by applicable law is provided to the stockholders of ATMI within a reasonable amount of time in advance of the ATMI stockholders meeting or (ii) if, as of the time for which the ATMI stockholders meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of ATMI common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the ATMI stockholders meeting or to solicit additional proxies and votes in favor of adoption of the merger agreement if sufficient votes to constitute stockholder approval has not been obtained.

Unless the merger agreement is terminated in accordance with its terms, ATMI’s obligations to hold the ATMI stockholders meeting will not be affected by the commencement, public proposal, public disclosure or communication to ATMI of any acquisition proposal or by the making of any adverse recommendation change by the ATMI board of directors (each as described below under “— Non-Solicitation of Alternative Proposals”).

Non-Solicitation of Alternative Proposals

The merger agreement contains detailed provisions prohibiting ATMI from seeking an alternative transaction to the merger. Under these “no solicitation” provisions, ATMI has agreed that, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, ATMI shall not and shall cause its subsidiaries not to, and shall use its reasonable best efforts to cause its and its subsidiaries’ respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives not to, directly or indirectly:

•	solicit, seek, initiate or knowingly facilitate or knowingly encourage (including by furnishing any non-public information) any inquiries regarding or the making of any submission or announcement of a proposal or offer that constitutes or would reasonably be expected to lead to an “acquisition proposal” (as described below);

•	engage in, continue or otherwise participate in any discussions or negotiations regarding or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating any acquisition proposal or any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal;

•	approve, endorse, recommend, submit to stockholders or declare advisable any acquisition proposal;

•	enter into any letter of intent, term sheet, memorandum of understanding, acquisition agreement, merger agreement, option agreement or similar agreement (other than certain acceptable confidentiality agreements) relating to any acquisition proposal or modify, amend or waive any provision in any contract contemplating or otherwise relating to an acquisition proposal; or

•	release or terminate or permit the release of any person from, or termination of, or waive or modify or permit the waiver or modification of any provision of, or fail to enforce or cause not to be enforced, any confidentiality, standstill or similar agreement to which ATMI or any of its subsidiaries is a party except to the extent that the failure to so release, terminate, waive, modify or fail to enforce would be inconsistent with the fiduciary duties of the ATMI board of directors under applicable law.

The merger agreement requires ATMI to, and to cause its subsidiaries and its and their directors and officers, and use its reasonable best efforts to cause its and their respective representatives (other than its and their directors and officers) to, immediately cease and terminate all discussions and negotiations with any person that may have been ongoing with respect to any acquisition proposal as of the date of the merger agreement. ATMI also agreed to request the prompt (but in no event later than 48 hours following the date of the merger agreement) return or destruction of all confidential information previously furnished to any person that has executed a confidentiality agreement with ATMI with respect to consideration of a possible acquisition proposal at any time after January 1, 2013 (other than agreements that have expired by their terms).

The merger agreement also provides that if, at any time prior to the adoption of the merger agreement by ATMI’s stockholders, ATMI or any of its representatives receives a bona fide written acquisition proposal which did not result from a breach of the non-solicitation provisions of the merger agreement, ATMI and its representatives are permitted to contact the person or group of persons who made the acquisition proposal to clarify terms for the sole purpose of ATMI’s board of directors informing itself about such acquisition proposal. In the event that ATMI’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such bona fide written acquisition proposal constitutes or would reasonably be expected to lead to a “superior proposal” (as described below) and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, then ATMI is also permitted to:

•	furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to ATMI and its subsidiaries to the person or group of persons who has made such acquisition proposal, provided that ATMI promptly (and in any event within 24 hours) provides or makes available to Entegris all information concerning ATMI or its subsidiaries that is provided or made available to such person which was not previously provided to Entegris or its representatives; and

•	engage in or otherwise participate in discussions or negotiations with the person or group of persons making such acquisition proposal.

ATMI has also agreed in the merger agreement that it will promptly (and in no event later than 24 hours after receipt) notify Entegris orally and in writing after receipt by ATMI or any of its representatives of any acquisition proposal or request for non-public information relating to ATMI or any of its subsidiaries. Such prompt notice will include the identity of the person making the acquisition proposal or other request and the material terms and conditions thereof, and ATMI will further promptly (and in no event later than 24 hours after receipt) provide copies to Entegris of any written proposals, indications of interest, and/or draft agreements relating to such acquisition proposal. In addition, ATMI has agreed to keep Entegris informed on a prompt basis as to the status of any such acquisition proposal (including changes to any material terms thereof or any material developments with respect thereto) including by promptly (and in no event later than 24 hours after receipt) providing to Entegris copies of any additional or revised written proposals, indications of interest and/or draft agreements relating to such acquisition proposal.

For purposes of the merger agreement, the term “acquisition proposal” means any proposal or offer from any person or group of persons (other than Entegris or Merger Sub) providing for:

•	any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of 20% or more (based on the fair market value, as determined in good faith by the ATMI board of directors (or any committee thereof)) of assets (including capital stock of the ATMI’s subsidiaries) or of the consolidated revenues or net income of ATMI and its subsidiaries, taken as a whole determined after giving effect to the completion of the transactions contemplated by the Life Sciences SAPA, or shares or other equity securities of ATMI which together with any other shares or other equity securities of ATMI beneficially owned by such person or group, would equal 20% or more of aggregate voting power of ATMI;

•	any tender offer or exchange offer that, if consummated, would result in any person or group owning, directly or indirectly, 20% or more of the aggregate voting power of ATMI;

•	any merger, consolidation, business combination, binding share exchange or similar transaction involving ATMI pursuant to which any person or group (or the shareholders of any person) would own, directly or indirectly, 20% or more of the aggregate voting power of ATMI or of the surviving entity in a merger or the resulting direct or indirect parent of ATMI or such surviving entity; or

•	any recapitalization transaction involving ATMI, other than, in each case, the transactions contemplated by the merger agreement or any offer or proposal solely and exclusively with respect to the assets of ATMI’s Life Sciences business that were transferred and the liabilities of ATMI’s Life Sciences business that were assumed, in each case, pursuant to the Life Sciences SAPA, or any portion thereof.

For purposes of the merger agreement, “superior proposal” means any unsolicited bona fide written acquisition proposal (with all references to “20%” in the definition of acquisition proposal being deemed to be references to “50%”) which the ATMI board of directors (or any committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all financial, legal, regulatory, timing and other aspects of such acquisition proposal and of the merger agreement (including any changes to the terms of the merger agreement proposed by Entegris, any fees to be paid by ATMI pursuant to the terms of the merger agreement and to the likelihood of consummating such acquisition proposal without undue delay in accordance with its terms):

•	is reasonably likely to be consummated in accordance with its terms; and

•	if consummated, would be more favorable from a financial point of view to the holders of ATMI common stock than the merger.

Change of Recommendation

The merger agreement provides that the ATMI board of directors will not effect an adverse recommendation change except in the limited circumstances described below. For purposes of the merger agreement, an “adverse recommendation change” would occur if the ATMI board of directors were to do any of the following:

•	change, withhold, withdraw, qualify or modify, in a manner adverse to Entegris (or publicly propose or resolve to change, withhold, withdraw, qualify or modify), the ATMI board of directors’ recommendation that the ATMI’s stockholders adopt the merger agreement (referred to in this proxy statement as the ATMI recommendation);

•	fail to include the ATMI recommendation in this proxy statement;

•	approve or recommend, or publicly propose to approve or recommend to the stockholders of ATMI, an acquisition proposal;

•	fail to publicly reaffirm the ATMI recommendation within three business days after Entegris so requests in writing if there has been any public disclosure by a third party related to an actual acquisition proposal by such third party; provided that ATMI will be obligated to make such reaffirmation only once in response to each such actual acquisition proposal made by such third party; and provided, further, that if the ATMI stockholders meeting is scheduled to take place less than three business days after such request, ATMI will reaffirm the ATMI recommendation prior to such meeting;

•	if a tender offer or exchange offer for shares of capital stock of ATMI that constitutes an acquisition proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the stockholders of ATMI, provided that a customary “stop, look and listen” communication by the ATMI board of directors pursuant to Rule 14d-9(f) of the Exchange Act shall not be prohibited within ten business days after commencement of such tender offer or exchange offer; or

•	authorize, adopt, or approve or propose to authorize, adopt, or approve an acquisition proposal, or cause or permit ATMI or any of its subsidiaries to enter into any acquisition proposal.

At any time prior to the ATMI stockholders meeting, the ATMI board of directors may (i) effect an adverse recommendation change in response to an “intervening event” (as described below), if, and only if, the ATMI board of directors determines in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) if ATMI receives an acquisition proposal that the ATMI board of directors determines in good faith constitutes a superior proposal — after consultation with its financial advisors and outside legal counsel — authorize, adopt or approve such superior proposal and cause or permit ATMI to enter into an alternative acquisition agreement with respect to such superior proposal, provided ATMI terminates the merger agreement pursuant to the terms thereof concurrently with entering into such alternative acquisition agreement and pays the applicable termination fee. In each case of (i) and (ii) of the foregoing sentence, ATMI may only take such actions if:

•	ATMI has provided prior written notice to Entegris of its or ATMI board of directors’ intention to take such action at least three business days in advance of taking such action, which notice will specify (A) in the case of a superior proposal, the material terms of the superior proposal and will include a copy of the relevant proposed transaction agreements with, and the identity of, the person making the acquisition proposal, or (B) in cases not involving a superior proposal, the material circumstance giving rise to the adverse recommendation change;

•

after providing such notice and prior to taking any such action, ATMI will have, and will have caused its representatives to, negotiate with Entegris in good faith (to the extent Entegris desires to negotiate) during such three business day period to make such adjustments in the terms and conditions of the merger agreement as would permit ATMI or ATMI’s board of directors not to take such action; provided, that any material change to the terms of such superior proposal or to the facts and circumstances relating to such intervening event will require a new notice including the details required by the notice described above and ATMI will be required to comply again with the requirements described above with respect to each such material change; provided, further that with respect to each subsequent written notice related to a material change, references to the three business day period above will be deemed to be references to a two business day period; and

•	ATMI’s board of directors will have considered in good faith any changes to the merger agreement or other arrangements that may be offered in writing by Entegris by 5:00 PM Eastern Standard Time on the third business day of such three business day period (or the last day of any applicable extension pursuant to the above clause) and will have determined in good faith (A) with respect to the actions described above in relation to an adverse recommendation change in response to an intervening event, after consultation with outside legal counsel, that it would continue to be inconsistent with the directors’ fiduciary duties under applicable law not to effect the adverse recommendation change and (B) with respect to the actions described above in relation to ATMI’s receipt of an acquisition proposal, after consultation with outside counsel and its financial advisors, that the acquisition proposal received by ATMI would continue to constitute a superior proposal, in each case, even if such changes offered in writing by Entegris were given effect.

ATMI is required to comply with the obligations described in the foregoing three bullet points with respect to each superior proposal it receives or any intervening event the ATMI board of directors identifies.

For purposes of the merger agreement, an “intervening event” means a material event, development or change in circumstances with respect to ATMI occurring or coming to the attention of ATMI’s board of directors after the date of the merger agreement and prior to obtaining ATMI stockholder approval for the merger, and which was not known, and could not reasonably be expected to have known or foreseen, by the ATMI board of directors as of or prior to the date of the merger agreement; provided, however, that in no event will (A) the receipt, existence or terms of an acquisition proposal, (B) any events, developments or change in circumstances of Entegris, (C) the status of the merger under the HSR Act or of any of the required antitrust approvals, (D) any announcements, approvals, issuances, or regulations of any governmental entity, constitute an intervening event, or (E) any matter relating to the foregoing or consequence of the foregoing, constitute an intervening event.

The merger agreement permits ATMI or its board of directors to comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an acquisition proposal or to make other disclosures to the stockholders of ATMI if the ATMI board of directors (after consultation with outside legal counsel) concludes that the failure to do so would be inconsistent with its fiduciary duties under applicable law, provided, that any adverse recommendation change may only be made in accordance with the merger agreement.

Financing Covenant

Entegris and Merger Sub have agreed to use their reasonable best efforts to take (or cause to be taken) all actions and use their reasonable best efforts to do, or cause to be done, all things necessary or advisable to arrange debt financing and to consummate the debt financing at the effective time of the merger, including using reasonable best efforts to:

•	maintain in effect the debt commitment letter from Goldman Sachs to Entegris;

•	satisfy on a timely basis all of the conditions precedent set forth in the debt commitment letter;

•	negotiate, execute and deliver definitive documentation for the debt financing that reflects the terms contained in the debt commitment letter (subject to any “market flex” provisions included in the fee letter, dated as of February 4, 2014, by and between Entegris and Goldman Sachs); and

•	in the event the closing conditions set forth in the merger agreement and conditions precedent set forth in the debt commitment letter have been satisfied or, upon funding would be satisfied, cause the financing providers to fund the debt financing in accordance with the terms of the debt commitment letter.

Entegris and Merger Sub may amend, restate, replace, supplement or otherwise modify, or waive any of its rights under, the debt commitment letter, or obtain alternative financing, provided that Entegris shall not, without the prior written consent of ATMI, (A) reduce the aggregate amount of the debt financing, (B) impose new or additional conditions precedent or contingencies to the debt financing as set forth in the debt commitment letter or otherwise amend, modify, or expand any conditions precedent to the funding of the debt financing (unless such conditions precedent or contingencies to the alternative financing would not reasonably be expected to (i) prevent or delay the closing of the merger, (ii) make the funding of the debt financing less likely to occur, or (iii) adversely affect the ability of Entegris or Merger Sub to consummate the transactions contemplated by the merger agreement or to enforce its respective rights against the other parties to the debt commitment letter or the definitive agreements with respect thereto), (C) except in certain circumstances, release or consent to the termination of the obligations of the lenders under the debt commitment letter (except for certain assignments and replacements contemplated by the debt commitment letter), (D) otherwise prevent or delay the closing of the merger or (E) reasonably be expected to adversely impact the ability of Entegris or Merger Sub to enforce its rights against the other parties to the debt commitment letter or the definitive agreements with respect thereto. Notwithstanding the foregoing, Entegris and Merger Sub may amend, restate, replace, supplement or otherwise modify the debt commitment letter (or any alternative financing) on one or more occasions to add additional arrangers, bookrunners, agents and lenders in accordance with the terms of the debt commitment letter.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter (subject to any “market flex” provisions included in the fee letter, dated as of February 4, 2014, by and between Entegris and Goldman Sachs, and other than on account of any alternative financing), other than due to the failure of a condition to the consummation of the debt financing resulting from a material breach of any representation, warranty or covenant of ATMI set forth in the merger agreement or the failure of any of the closing conditions set forth in the merger agreement, each of Entegris and Merger Sub will use its reasonable best efforts to obtain any such portion from alternative debt or equity sources as promptly as practicable following the occurrence of such event in an amount that will still enable Entegris and Merger Sub to pay the aggregate merger consideration and any other amounts required to be paid by Entegris or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement and pay all related fees and expenses of Entegris and Merger Sub.

Entegris will keep ATMI informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the debt financing and shall provide to ATMI copies of any amendment, restatement, replacement, supplement or modification of the debt commitment letter and all executed final definitive documents relating to the debt financing (excluding any provisions related solely to fees and economic terms (other than covenants) agreed to by the parties thereto and any provisions in any fee or engagement letters as customarily excluded by the financing sources). Without limiting the generality of the foregoing, Entegris will give ATMI prompt written notice which shall include reasonably detailed information (and will, as soon as reasonably practicable, after ATMI delivers Entegris or Merger Sub a written request, provide any additional information reasonably requested by ATMI) regarding the following circumstances:

•	if Entegris becomes aware of any material breach or default by any party to the debt commitment letter or any definitive document related to the debt financing;

•	of the receipt by it of any written notice or other written communication from any person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to the debt commitment letter or any definitive document related to the debt financing or any provisions of the debt commitment letter (subject to any “market flex” provisions included in the fee letter, dated as of February 4, 2014, by and between Entegris and Goldman Sachs) or any definitive document related to the debt financing, or (B) material dispute or disagreement between or among any parties to the debt commitment letter or any definitive document related to the debt financing with respect to the obligation to fund any portion of the debt financing or the amount of the debt financing to be funded at closing;

•

if for any reason Entegris or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the debt financing on the terms and conditions, in the manner or from the sources contemplated by the debt commitment letter (subject to any “market flex” provisions included in the fee letter, dated as of February 4, 2014, by and between Entegris and Goldman Sachs, and other than on account of any alternative financing) or the definitive documents related to the debt financing; and

•	upon receiving the debt financing.

Until the earlier of the closing date of the merger and the termination of the merger agreement, ATMI will provide, and will cause its subsidiaries to provide and will use its reasonable best efforts to cause its representatives to provide, Entegris and Merger Sub such cooperation as may be reasonably requested by Entegris in connection with any debt financing, including:

•	participating, upon reasonable advance notice, in a reasonable number of meetings, presentations, road shows, rating agency presentations and drafting sessions, and participating in reasonable and customary due diligence, in each case with or by the financing sources (or prospective lenders or investors in any debt financing);

•	furnishing Entegris and the financing sources, as promptly as reasonably practicable, with the required information;

•	assisting Entegris and the financing sources in the preparation of (I) customary offering documents, syndication documents and materials (including assistance in creating usual and customary “public versions” of the foregoing), including confidential information memoranda, private placement memoranda, offering memoranda, lender and investor presentations, rating agency presentations, business and financial projections and similar documents and materials, in connection with any debt financing, including providing the “MD&A” and business description to be contained therein, and providing customary authorization and representation letters with respect thereto, and (II) materials for any such offering documents, including business projections and financial statements (including assisting Entegris in preparing pro forma financial statements; provided that neither ATMI nor any of its subsidiaries or representatives shall be responsible in any manner for any pro forma adjustments relating to proposed debt and equity capitalization that is required to be made to the historical information for such pro forma financial information) and identifying any portion thereof as containing material, non-public information;

•	reasonably cooperating with the marketing and syndication efforts of Entegris, Merger Sub and any financing sources for any portion of any debt financing, including cooperation in connection with the obtainment of ratings;

•	using its reasonable best efforts to cause its current or former independent accountants to provide assistance and cooperation in any debt financing, including (I) participating in a reasonable number of drafting sessions and accounting due diligence sessions, (II) providing any necessary written consents to use their audit reports relating to ATMI and to be named as an “Expert” in any document related to any debt financing and (III) providing any customary “comfort letters” (including customary negative assurance comfort, including change period comfort);

•	executing and delivering as of (but not before) the closing date of the merger definitive financing documents, including credit agreements, indentures, intercreditor agreements, pledge and security documents, and certificates (including borrowing base certificates), or other documents, to the extent reasonably requested by Entegris and otherwise facilitating the granting or perfection of collateral to secure any debt financing, including delivery of certificates representing equity interests constituting collateral, intellectual property filings with respect to intellectual property constituting collateral and mortgages with respect to owned real property constituting collateral and obtaining releases of existing liens, provided that the effectiveness of any definitive documentation executed by ATMI or any of its subsidiaries shall be subject to the consummation of the merger;

•

furnishing Entegris and any financing sources promptly, and in any event at least five days prior to the closing date of the merger, with all documentation and other information required by any governmental entity with respect to any debt financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case, to the extent that such documentation and information has been reasonably requested in writing (which may be by e-mail) at least 10 days prior to the closing date of the merger;

•	assisting in the delivery of inventory appraisals and field audits and obtaining surveys and title insurance reasonably requested by Entegris; and

•	taking all corporate actions, subject to and only effective upon the occurrence of the effective time of the merger, reasonably requested by Entegris to permit the consummation of any debt financing and to permit the proceeds thereof to be made available to the surviving company immediately after the effective time of the merger;

Notwithstanding the foregoing, neither ATMI nor any of its subsidiaries will be required to take any action (A) that would cause it to bear any out-of-pocket cost or expense (not otherwise subject to reimbursement) or to pay any commitment or other similar fee or make any other similar payment or incur any other monetary liability or provide or agree to provide any indemnity in connection with the debt financing or any of the foregoing, in each case, to the extent effective prior to the effective time of the merger, (B) under the financing provision of the merger agreement that would interfere unreasonably with the business or operations of ATMI or its subsidiaries and (C) that will conflict with or violate their respective organizational documents or result in the contravention of any contract to which ATMI or any of its subsidiaries is a party that is material to the business of ATMI and its subsidiaries taken as a whole prior to the effective time of the merger (provided, however, that the foregoing clauses (B) and (C) shall not apply to or affect ATMI’s obligations under the merger agreement with respect to the delivery of the required information and certain specified actions which are usual and customary with respect to syndicated credit facilities or high yield offerings).

Entegris may make reasonable use of ATMI’s and its subsidiaries’ logos in connection with the marketing of any debt financing; provided that such logos are used solely in a manner that is not intended to, and is not reasonably likely to harm or disparage ATMI or any of its subsidiaries or the reputation or goodwill of ATMI, its subsidiaries and its or their respective marks, products, services, offerings or intellectual property rights.

Regulatory Matters

ATMI and Entegris have generally agreed to cooperate with each other and use their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and to consummate the merger in the most expeditious manner reasonably practicable, including obtaining all approvals and consents from any governmental entity or third party necessary, proper or advisable to consummate the merger.

Each of ATMI and Entegris has agreed to make an appropriate filing of a notification and report form under the HSR Act and make any filing required under any other applicable antitrust and competition laws with respect to the transactions contemplated by the merger agreement as promptly as reasonably practicable and advisable following the date of the merger agreement (which, in the case of the notification and report form pursuant to the HSR Act, will be no later than ten business days from the date of the merger agreement and, in the case of all other filings under any other applicable antitrust and competition laws, will be as promptly as reasonably practicable following the date of the merger agreement, or, in each case, as otherwise agreed to by ATMI and Entegris), supply as promptly as practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable antitrust and competition laws and to use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable antitrust and competition laws and to obtain all consents under any applicable antitrust and competition laws that may be required by the FTC, DOJ or any other governmental entity with competent jurisdiction, so as to enable ATMI, Entegris and Merger Sub to consummate the merger and other transactions contemplated by the merger agreement. In furtherance of the foregoing, each of ATMI and Entegris has agreed to defend any legal action challenging the merger agreement or the transactions contemplated thereby, to execute settlements, undertaking, consent decrees, stipulations or other agreements with any governmental entity or with any other person, to terminate existing relationships, contractual rights or obligations of ATMI or Entegris and to effectuate other changes or restructurings of ATMI or Entegris, in each case, to the extent necessary to obtain all consents that may be required under the HSR Act or any other applicable antitrust and competition laws or to resolve any objections asserted by any governmental entity with competent jurisdiction. Nothing in the merger agreement (W) requires Entegris or Merger Sub to sell, divest, convey or hold separate or otherwise take any other action (and ATMI will not undertake any such action without Entegris’s prior written consent) that limits Entegris’s and its subsidiaries’ freedom of action with respect to, or their ability to retain, particular products, assets or businesses of Entegris or the ATMI or their respective subsidiaries, or agree to take any such action, other than, solely in respect of products, assets or businesses of ATMI (and not, for the avoidance of doubt, any products, assets, or businesses of Entegris), only to the extent that such action would not reasonably be expected to impact in any material respect the expected benefits to Entegris and its subsidiaries, taken as a whole, of the transactions contemplated by the merger agreement, (X) requires Entegris, ATMI or their respective subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the closing, (Y) requires any of the parties to the merger agreement to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent or approval or (Z) permits ATMI or any of its subsidiaries to take or agree to any action or other matter pursuant to the terms of the merger agreement referred to in clauses above without Entegris’s prior written consent, not to be unreasonably withheld. Other than with respect to the payment of all filing fees in connection therewith, which will be borne solely by Entegris, the parties will each bear their own costs and expenses of preparing such notifications and filings, including the fees of their respective legal counsel.

Termination

ATMI and Entegris may terminate the merger agreement at any time before the effective time of the merger under the following circumstances:

•	by mutual written consent of ATMI and Entegris;

•	if the merger has not been completed on or before August 4, 2014 (referred to in this proxy statement as the end date); however, if as of such date all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing and (i) the conditions relating to the receipt of required antitrust clearances and the absence of legal restraints in respect of any antitrust or competition laws or (ii) the conditions relating to the completion of the marketing period), then, in the case of (i) above, the termination date will be extended to November 4, 2014, or such earlier date as may be agreed in writing by Entegris and ATMI, and, in the case of (ii) above, the termination date will be extended to the earlier of November 4, 2014 and the third business day following the final day of the marketing period, and in each case such date will become the end date for purposes of the merger agreement (however, the right to terminate the merger agreement under this provision will not be available to any party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the merger to be consummated on or before such date);

•	if any governmental entity of competent authority issues a final, non-appealable order or enacts a law that prohibits, restrains or makes illegal the consummation of the merger;

•	if ATMI stockholder approval will not have been obtained at a duly convened ATMI stockholders meeting or any adjournment or postponement thereof; provided that the right to terminate the merger agreement for the foregoing reason will not be available to ATMI where the failure to obtain the approval of the stockholders of ATMI will have been caused by the action or failure to act of ATMI and such action or failure to act constitutes a breach by ATMI of the merger agreement; or

•	if the Life Sciences SAPA is terminated in accordance with its terms without a closing occurring thereunder; provided that the right to terminate the merger agreement pursuant to the foregoing reason will not be available to ATMI where the failure of the closing under the Life Sciences SAPA will have been caused by the action or failure to act of ATMI or any of its subsidiaries and such action or failure to act constitutes a breach by ATMI or any of its subsidiaries under the Life Sciences SAPA.

In addition, ATMI may terminate the merger agreement under the following circumstances:

•	at any time before the effective time of the merger, if Entegris or Merger Sub has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Entegris or Merger Sub has become untrue, in each case, such that the conditions to closing relating to the accuracy of Entegris’s and Merger Sub’s representations and warranties or the performance by Entegris and Merger Sub of their obligations under the merger agreement could not be satisfied as of the closing date of the merger; however, ATMI may not terminate the merger agreement under this provision unless any such breach or failure to be true has not been cured within 30 days after written notice by ATMI to Entegris, except that no cure period is required for a breach that cannot be cured by the end date and ATMI may not terminate the merger agreement if ATMI is then in breach of the merger agreement in any material respect;

•	prior to adoption of the merger agreement by ATMI’s stockholders, in order to enter into a definitive written agreement providing for a superior proposal in compliance with the non-solicitation provisions of the merger agreement; or

•	if the closing conditions set forth in the merger agreement have been satisfied (other than those conditions that by their nature can only be satisfied at the closing and which were, at the time of termination, reasonably expected to be satisfied at the closing) and Entegris and Merger Sub have failed to consummate the closing on the date the closing is required to have occurred pursuant to the terms of the merger agreement.

In addition, Entegris may terminate the merger agreement under the following circumstances:

•	at any time before the effective time of the merger, if ATMI has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of ATMI has become untrue, in each case, such that the conditions to closing relating to the accuracy of ATMI’s representations and warranties or the performance by ATMI of its obligations under the merger agreement could not be satisfied as of the closing date of the merger; however, Entegris may not terminate the merger agreement under this provision unless any such breach or failure to be true has not been cured within 30 days after written notice by Entegris to ATMI, except that no cure period is required for a breach that cannot be cured by the end date and Entegris may not terminate the merger agreement if Entegris is then in breach of the merger agreement in any material respect; or

•	prior to adoption of the merger agreement by ATMI’s stockholders, if an adverse recommendation change has occurred.

In some cases, termination of the merger agreement may require ATMI to pay a termination fee to Entegris or Entegris to pay a reverse termination fee to ATMI, in each case, as described below under “— Termination Fees and Reimbursement of Expenses.”

Except as set forth above, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, regardless of whether or not the merger is consummated.

Termination Fees and Reimbursement of Expenses

ATMI Termination Fee

The merger agreement requires ATMI to pay a termination fee of $30 million to Entegris in each of the following circumstances:

•	if the merger agreement is terminated by ATMI in order to enter into a definitive written agreement providing for a superior proposal;

•	if the merger agreement is terminated by Entegris in the event that an adverse recommendation change has occurred; or

•	if (1) an acquisition proposal has been made to ATMI and not publicly withdrawn prior to the ATMI stockholders meeting or will have been made directly to the stockholders of ATMI generally and not publicly withdrawn prior to the ATMI stockholders meeting, (2) thereafter the merger agreement is terminated (w) by either ATMI or Entegris because the merger has not been consummated on or prior to the end date, (x) by either ATMI or Entegris because ATMI’s stockholders have not adopted the merger agreement at a duly convened meeting of the stockholders of ATMI, (y) by either ATMI or Entegris because the Life Sciences SAPA is terminated in accordance with its terms, or (z) by Entegris because ATMI has breached any representation, warranty, covenant or agreement contained in the merger agreement, and (3) within twelve months of termination either ATMI or any of its subsidiaries enters into an alternative acquisition agreement with respect to, or will have approved or recommended to ATMI’s stockholders or otherwise not opposed, an acquisition proposal that is subsequently consummated. For purposes of this paragraph, references to the “20%” in the definition of the term “acquisition proposal” will be deemed to be references to “50%.”

If ATMI fails to pay the termination fee when due, ATMI will also be required to pay any costs and expenses (including attorneys’ fees) incurred by Entegris in connection with any legal action taken in order to obtain such payment, together with interest on the amount due.

Entegris Termination Fee

Entegris will pay ATMI a fee of $100 million if ATMI terminates the merger agreement where all closing conditions set forth in the merger agreement have been satisfied and Entegris and Merger Sub fail to consummate the closing on the date the closing is required to have occurred pursuant to the terms of the merger agreement.

Conduct of Business Pending the Merger

Under the merger agreement, ATMI has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the merger agreement until the earlier of the termination of the merger agreement in accordance with its terms and the effective time of the merger, unless Entegris gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), as set forth on ATMI’s disclosure letter, as otherwise required or expressly contemplated by the merger agreement, as required by applicable law, or for any actions required to be taken pursuant to the terms of the Life Sciences SAPA or otherwise solely related to the Life Sciences assets or Life Sciences liabilities. In general, ATMI has agreed to, and has agreed to cause its subsidiaries to (1) conduct its business in the ordinary course of business consistent with past practices and in compliance in all material respects with all applicable laws and the requirements of all material contracts, (2) use reasonable best efforts to preserve intact its business organization and its business relationships (including with its suppliers, customers and governmental entities) and keep available the services of its current officers and employees, (3) use its reasonable best efforts to keep in effect all material insurance policies in coverage amounts substantially similar to those in effect on the date of the merger agreement and (4) use its reasonable best efforts to promptly notify Entegris of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by the merger agreement, and (ii) any action commenced or threatened in writing, relating to or involving or otherwise affecting ATMI or any of its subsidiaries that relates to the consummation of the transactions contemplated by the merger agreement.

In addition, without limiting the requirements described above, subject to certain exceptions set forth in the merger agreement and the disclosure letters delivered by ATMI in connection with the merger agreement, except for any actions required to be taken pursuant to the terms of the Life Sciences SAPA or otherwise solely related to Life Sciences assets or Life Sciences liabilities, or unless the other party consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), ATMI has agreed to certain restrictions limiting its and its subsidiaries’ ability to, among other things:

•	amend its certificate of incorporation or by-laws;

•	issue any shares of its capital stock;

•	redeem, purchase or otherwise acquire any of its outstanding shares of capital stock;

•	split, combine, subdivide or reclassify any shares of its capital stock;

•	establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock;

•	sell, lease or otherwise dispose of material properties or assets;

•	make any change in its methods or principles of accounting;

•	assign, transfer, lease, cancel, fail to renew or fail to extend material permits;

•	commence any action, or settle or compromise any claim or action in excess of specified amounts;

•	abandon, encumber, convey title, exclusively license or grant any material exclusive right to any material intellectual property owned by or exclusively licensed to ATMI;

•	incur any indebtedness or make loans or capital contributions in other persons (subject to certain exceptions);

•	acquire, sell, lease, license, mortgage, sell and leaseback or otherwise subject to any lien any assets valued in excess of certain limitations;

•	make or authorize capital expenditures in excess of amounts budgeted in ATMI’s current plan by more than 10%;

•	amend, waive any provision of, fail to enforce (in each case, in any material respect), assign, terminate or enter into any material contract;

•	forgive any loans to any employees, officers or directors of ATMI;

•	acquire any equity interests in any person;

•	adopt a plan of complete or partial liquidation, dissolution, merger or conversion;

•	make or change any material tax election, settle or compromise any material tax liability, make any material change in any method of tax accounting, file any material amendment to an income or other material tax return or waive or extend any statute of limitations in respect of any material taxes;

•	fail to promptly notify Entegris of any material audit, examination, investigation, written claim or other proceeding by any governmental entity relating to taxes;

•	repatriate any cash or assets that would result in a tax liability (subject to certain exceptions);

•	amend, modify or waive any provisions of the Life Sciences SAPA or the Transition Services Agreement (as defined in the Life Sciences SAPA) that would adversely impact Entegris, ATMI or the surviving company;

•	enter into any license or sublease with the buyer under the Life Sciences SAPA of the real property leased by ATMI Packaging, Inc., a Minnesota company and a subsidiary of ATMI, on terms that are inconsistent with the terms specified in the transition services agreement executed in connection with the Life Sciences SAPA in any material respect and that would not reasonably be expected to materially impair the use of the real property by ATMI and its subsidiaries; and

•	agree, commit or propose to take any of the foregoing actions.

Litigation Related to the Merger

The merger agreement requires ATMI to promptly notify Entegris and keep Entegris reasonably informed with respect to the status of any litigation involving or affecting the merger agreement, the merger or any other transaction contemplated by the merger agreement that is brought or threatened against ATMI and/or the members of the board of directors of ATMI. ATMI will give Entegris the right to review and comment on all material filings or responses to be made by ATMI in connection with any such litigation, and the right to consult on the settlement with respect to such litigation, and ATMI will in good faith take such comments into account, and, no such settlement will be agreed to without Entegris’s prior written consent (which will not be unreasonably withheld, delayed or conditioned). The merger agreement also allows Entegris to participate in the defense (at the sole expense of Entegris and subject to a joint defense agreement) of any such litigation.

Public Announcements

Subject to certain exceptions, Entegris and ATMI have agreed to consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the merger, and each of Entegris and ATMI has agreed not to issue any press release or make any such public statement without the other party’s consultation.

Additional Covenants

The merger agreement also contains additional agreements relating to, among other things, access to information notification of certain matters and existing litigation.

Governance of the Surviving Company

The merger agreement provides that the directors and officers of Merger Sub immediately prior to the effective time of the merger will become, at the effective time of the merger, the directors and officers of the surviving company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. At the effective time of the merger, the ATMI charter and the ATMI by-laws will be amended in the merger to be the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time of the merger, except that in each case the name of the surviving company will remain “Entegris-ATMI, Inc.” and, as so amended, will be the certificate of incorporation and by-laws of the surviving company until thereafter amended.

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of the current or former directors, officers or employees of ATMI and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of ATMI or any of its subsidiaries, in each case as in effect on the date of the merger agreement, will continue in full force and effect in accordance with their terms.

The merger agreement also provides that, from and after the effective time of the merger, to the fullest extent permitted by applicable law (including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of the merger agreement that increase the extent to which a corporation may indemnify its officers and directors) the surviving company will indemnify and hold harmless each individual who was as of the date of the merger agreement, or who becomes prior to the effective time of the merger, a director or officer of ATMI or any of its subsidiaries or who was as of the date of the merger agreement, or who thereafter commences prior to the effective time of the merger, serving at the request of ATMI or any of its subsidiaries as a director or officer of another entity, against all losses incurred in connection with any actual or threatened legal action arising out of or pertaining to the fact that such person is or was an officer or director of ATMI or any of its subsidiaries or is or was serving at the request of ATMI or any of its subsidiaries as a director or officer of another entity, whether asserted or claimed prior to, at or after the effective time of the merger. The merger agreement provides that, in the event of any such legal action, each such person will be entitled to advancement of expenses incurred in the defense of any such legal action from the surviving company within ten business days of receipt by the surviving company from such person of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the surviving company’s certificate of incorporation or by-laws, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification. The merger agreement also provides that the surviving company will cooperate in the defense of any such matter.

The merger agreement also provides that, for six years following the effective time of the merger, the surviving company will, and Entegris will cause the surviving company to, maintain in effect the provisions in its certificate of incorporation and by-laws to the extent they provide for indemnification, advancement and reimbursement of expenses and exculpation of each indemnified party described above, with respect to facts or circumstances occurring at or prior to the effective time of the merger, on the same basis as set forth in the ATMI charter and ATMI by-laws in effect on the date of the merger agreement, to the fullest extent permitted from time to time under applicable law, which provisions may not be amended except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of the indemnified parties’ indemnification rights thereunder.

For a period of six years after the effective time of the merger, the surviving company must either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ATMI or its subsidiaries or provide substitute policies for ATMI and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by ATMI in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by ATMI with respect to claims arising from facts or events that occurred on or before the effective time of the merger, except that the surviving company will not be required to pay for any one policy year of such insurance policies, more than 300% of the aggregate annual premium most recently paid by ATMI prior to the date of the merger agreement, and if the surviving company is unable to obtain such insurance it must obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to such maximum amount, in respect of each policy year within such period. In lieu of such insurance, prior to the closing date of the merger ATMI may, at its option (following reasonable consultation with Entegris), purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for ATMI and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage maintained by ATMI as of the date of the merger agreement, with such tail policy providing coverage in an amount not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage maintained by ATMI as of the date of the merger agreement with respect to claims arising from facts or events that occurred on or before the effective time of the merger. However, in no event may the cost of any such tail policy in respect of any one policy year exceed 300% of the aggregate annual premium most recently paid by ATMI prior to the date of the merger agreement in respect of its directors’ and officers’ liability insurance and fiduciary liability insurance policies. In the event ATMI purchases such tail policy coverage, the obligations of the surviving company set forth in this paragraph shall cease.

Employee Matters

The merger agreement provides that, until December 31, 2014, Entegris will, or will cause its subsidiaries to, provide each employee of ATMI or any of its subsidiaries who remains in the employment of Entegris or any of its subsidiaries following the effective time of the merger (such employee is referred to in this proxy statement as a continuing employee) with:

•	at least the same base salary or base wages and annual cash bonus opportunities as were provided to such individual immediately prior to the closing of the merger; and

•	employee benefits (other than equity compensation) that are no less favorable in the aggregate than those provided under the applicable ATMI benefit plans in which such continuing employee participated immediately prior to the closing of the merger.

In addition, from January 1, 2015 through at least the one-year anniversary of the closing of the merger, Entegris will, or will cause its subsidiaries to, provide each continuing employee with base salary or base wages, annual cash bonus opportunities and employee benefits (other than equity compensation) that are no less favorable than the base salary or base wages and annual cash bonus opportunities and that are no less favorable in the aggregate than the employee benefits (other than equity compensation) provided to similarly situated employees of Entegris or its subsidiaries.

With respect to any continuing employee who is laid off, made redundant or whose employment is otherwise terminated without cause or for good reason (if applicable) (in each case, as defined in the severance applicable plan or program) during the one-year period following the closing of the merger, Entegris will, or will cause its subsidiaries to honor the terms of ATMI’s severance plans and programs as disclosed on ATMI’s disclosure letter delivered to Entegris. Notwithstanding the foregoing, Entegris will honor certain plans and agreements set forth on ATMI’s disclosure letter delivered to Entegris in accordance with their terms.

Entegris will, or will cause its subsidiaries to, credit continuing employees for service earned on and prior to the effective time of the merger with ATMI and its affiliates, or any of their respective predecessors, to the extent such service was credited by ATMI or its subsidiaries under the corresponding ATMI benefit plan prior to the closing of the merger, in addition to service earned with Entegris and its subsidiaries on or after the closing date of the merger, (i) for purposes of eligibility, vesting or the calculation of vacation, sick days, severance, layoff and/or similar benefits (but not for purposes of defined benefit pension benefit accruals) under any retirement or other employee benefit plan, program or arrangement of Entegris or any of its subsidiaries for the benefit of the continuing employees on or after the closing date of the merger and (ii) for such additional purposes as may be required by applicable law; provided that nothing herein will result in a duplication of benefits with respect to continuing employees.

Entegris will, and will cause each of its subsidiaries to, use its reasonable best efforts to waive limitations on benefits relating to any pre-existing conditions of continuing employees and their eligible spouses and dependents (to the extent such limitations were waived under a corresponding ATMI benefit plan prior to the closing of the merger). Entegris will, and will cause its subsidiaries to, use reasonable best efforts to recognize for purposes of annual deductible and out-of-pocket limits under their health plans applicable to continuing employees, deductible and out-of-pocket expenses paid by continuing employees and their respective spouses and dependents ATMI’s or any of its affiliates’ health plans in the calendar year in which the applicable effective time of the merger occurs.

If requested by Entegris at least 10 days prior to the effective time of the merger, ATMI will terminate any and all ATMI benefit plans intended to qualify under Section 401(a) of the Code that include a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code, effective not later than the day immediately preceding the closing date of the merger. In the event that Entegris requests that such 401(k) plan(s) be terminated, ATMI will provide Entegris with evidence reasonably satisfactory to Entegris that such 401(k) plan(s) have been terminated pursuant to the methodology set forth in the applicable plan not later than the day immediately preceding the closing date of the merger.

Entegris will have no obligation to continue to employ or retain the services of any continuing employee for any period of time following the closing of the merger.

Representations and Warranties

The merger agreement contains representations and warranties by ATMI, Entegris and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letters delivered by Entegris and ATMI in connection with the merger agreement.

These representations and warranties relate to, among other things:

•	corporate organization and similar corporate matters;

•	approval and authorization of the merger agreement;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement and non-contravention;

•	litigation; and

•	brokers fees and expenses.

Additional representations and warranties made only by ATMI relate to, among other things, capital structure, SEC documents, absence of certain changes or events, no undisclosed liabilities, compliance with laws, intellectual property, environmental matters, material contracts, labor matters, benefits matters and ERISA compliance, real and personal properties, taxes, proxy statement, opinion of its financial advisor, takeover statutes, insurance, certain business practices, sanctioned persons and the PATRIOT Act, conflict minerals and the Life Sciences transaction.

Additional representations and warranties made only by Entegris and Merger Sub relate to, among other things, ownership of Merger Sub, financing for the merger and ownership of ATMI common stock.

The representations and warranties in the merger agreement of each of ATMI, Entegris and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Waiver

At any time prior to the effective time of the merger, the parties may (i) extend the time for the performance of any obligations of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement, (iii) waive compliance with any of the covenants or conditions contained in the merger agreement, or (iv) subject to certain exceptions relating to the rights of the debt financing sources, waive the satisfaction of any condition contained in the merger agreement. No extension or waiver by ATMI will require the approval of its stockholders unless such approval is required by applicable law. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

Amendment

The merger agreement may be amended by the parties at any time before or after the merger is approved by ATMI’s stockholders; provided, however, that (i) after the merger has been approved by ATMI’s stockholders, there shall be made no amendment that requires further approval by ATMI’s stockholders without the further approval of ATMI’s stockholders, and (ii) except as provided above, no amendment of the merger agreement may be submitted to be approved by ATMI’s stockholders unless required by applicable law. The merger agreement may not be amended except in a writing signed on behalf of each of the parties and certain sections are prohibited from being amended in a manner that would be adverse to Entegris’s financing sources without the prior written consent of Entegris’s financing sources.

Governing Law; Jurisdiction; Waiver of Jury Trial

The parties have agreed that the merger agreement and or causes of action arising out of or relating to the merger agreement, any of the transactions contemplated by the merger agreement or the actions of Entegris, Merger Sub or ATMI in the negotiation, execution, or performance thereof will be governed by Delaware law. Each party irrevocably submitted to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to the merger agreement or any of the transactions contemplated thereby and each party irrevocably agreed that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties irrevocably waived, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agreed that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party has further irrevocably and unconditionally waived any right such party may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement, including any such action involving any financing sources or any financing related party. Notwithstanding the foregoing, none of the parties may bring an action, claim or third party claim of any kind against any of the financing sources of Entegris or any of the financing related parties in any forum other than the federal court of the United States of America or, if that court does not have any subject matter jurisdiction, any state court located in, the Borough of Manhattan in the City of New York.

Specific Performance

The merger agreement provides that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement without the requirement of posting a bond or other security. Without limiting ATMI’s right to seek specific performance of Entegris’s or Merger Sub’s obligations under the merger agreement, ATMI will be entitled to specific enforcement of Entegris’s and Merger Sub’s obligations to consummate the merger only in the event that each of the following conditions has been satisfied: (i) all of the closing conditions set forth in the merger agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the closing of the merger and that are reasonably expected to be satisfied at the closing of the merger), (ii) Entegris and Merger Sub fail to complete the closing of the merger by the date the closing is required to have occurred pursuant to the merger agreement, (iii) the debt financing (or any alternative financing), each as described in the merger agreement, is, or will be, available in accordance with its terms at closing, and (iv) ATMI has confirmed in a written notice delivered to Entegris that if specific enforcement is granted and the debt financing (or any alternative financing) is funded, then ATMI is ready, willing and able to, and will, consummate the closing of the merger. In addition, it is agreed that ATMI will be entitled to enforce specifically Entegris’s and Merger Sub’s obligation under the merger agreement to draw upon the debt financing only if (i) all of the closing conditions set forth in the merger agreement and all of the conditions precedent set forth in the debt commitment letter have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the closing of the merger but that are reasonably expected to be satisfied at the closing of the merger), (ii) ATMI has confirmed in a written notice delivered to Entegris that if specific enforcement is granted and the debt financing (or any alternative financing) is funded, then, assuming performance by Entegris and Merger Sub of their respective obligations under the merger agreement, then ATMI is ready, willing and able to, and will, consummate the closing of the merger, and (iii) the full proceeds to be provided to Entegris by the debt financing (or any alternative financing) in accordance with its terms will be available to Entegris to consummate the merger. ATMI is not permitted or entitled to receive both a grant of specific enforcement and payment of the Entegris termination fee. Each of ATMI and Entegris expressly disclaimed that it is owed any duties not expressly set forth in the merger agreement, and waived and released any and all tort claims and causes of action that may be based upon, arise out of or relate to the merger agreement, or the negotiation, execution or performance of the merger agreement.

No Recourse to Financing Sources

Each of ATMI and Entegris acknowledged and agreed that all claims, obligations, liabilities or causes of action, whether at law, in equity, in contract, in tort or otherwise, that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the merger agreement, the negotiation, execution or performance of the merger agreement (including any representation or warranty made in, in connection with, or as an inducement to enter into, the merger agreement) or the transactions contemplated by the merger agreement may be made only against (and are those solely of) the entities that are expressly identified as parties to the merger agreement. ATMI agreed, on behalf of itself and its affiliates and each of its and it’s affiliates’ respective former, current or future general or limited partners, stockholders, managers, members, controlling persons, agents or representatives, that the financing sources and each of their respective financing related parties will be subject to no liability or claims to the ATMI parties in connection with the debt financing or in any way relating to the merger agreement or any of the transactions contemplated thereby, whether at law, in equity, in contract, in tort or otherwise.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of ATMI common stock as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures will be required.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to perfect appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of ATMI common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of ATMI common stock.

All demands for appraisal should be addressed to ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810, Attention: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of ATMI common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of ATMI common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may seek to perfect his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not seeking to perfect this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of ATMI common stock in a brokerage account or in other nominee form and you wish to perfect appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of ATMI common stock. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within ten days after such written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. We have no present obligation or intention to file such a petition or to initiate negotiations in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of ATMI common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, a fair rate of interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement. You should also be aware that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro-rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its ATMI common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

PROPOSAL 2 AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting, our board of directors determines it is necessary to adjourn the special meeting, we intend to move to adjourn the special meeting. For example, our board of directors may make such a determination if the number of shares of ATMI common stock represented and voting in favor of the proposal to adopt the merger agreement at the special meeting is insufficient to adopt that proposal under the DGCL, in order to enable our board of directors to solicit additional votes in respect of such proposal. If our board of directors determines that it is necessary to adjourn the special meeting, we will ask our stockholders to vote only upon the proposal to adjourn the special meeting, and not the proposal to adopt the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of the proposal to adjourn the special meeting to another time and place. If the stockholders approve the proposal to adjourn the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional votes, including the solicitation of votes from stockholders that have previously voted. Among other things, approval of the proposal to adjourn the special meeting could mean that, even if we had received proxies representing a sufficient number of votes against the proposal to adopt the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of the proposal to adopt the merger agreement.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting.

PROPOSAL 3

ADVISORY VOTE REGARDING GOLDEN PARACHUTE COMPENSATION

Advisory Vote Regarding Golden Parachute Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Exchange Act, which requires disclosure of information about compensation for each “named executive officer” of ATMI that is based on or otherwise relates to the merger. The compensation described below is referred to as “golden parachute compensation.” Further details regarding the following forms of golden parachute compensation payable in connection with the merger can be found at “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger,” and the table below.

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that we seek a non-binding advisory vote from our stockholders to approve the golden parachute compensation payable to our named executive officers in connection with the merger. We are asking our stockholders to approve, on an advisory basis, the golden parachute compensation payable to our named executive officers in connection with the merger.

Equity Awards

Immediately prior to the consummation of the merger, (i) each option to acquire shares of ATMI common stock that is then outstanding and that has an exercise price less than the $34.00 per share merger consideration, whether or not then vested or exercisable, will be cancelled and terminated, and each holder of such an option will have the right to receive an amount of cash equal to (a) the number of shares of ATMI common stock subject to each such option, multiplied by (b) the excess of $34.00 over the exercise price per share of each such option, less any applicable withholding taxes; (ii) each Company Restricted Stock Award that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Award will have the right to receive an amount in cash equal to (a) the number of shares of ATMI common stock subject to such Company Restricted Stock Award, multiplied by (b) $34.00, less any applicable withholding taxes; and (iii) each Company Restricted Stock Unit Award that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Unit Award will have the right to receive an amount in cash equal to (a) the number of shares of ATMI common stock subject to such Company Restricted Stock Unit Award (determined based on the actual performance achieved as if the closing date of the merger represented the end date of the performance period), multiplied by (b) $34.00, less any applicable withholding taxes.

Severance Payments and Benefits

ATMI and Messrs. Neugold, Carlson and Sharkey are parties to employment agreements, and Messrs. Kramer and Dubois participate in the ATMI, Inc. Executive Severance Pay Plan, which provide for certain severance payments and benefits in connection with a qualifying termination following the proposed merger. As a condition of an executive’s receipt of the severance payments and benefits, the executive is required to execute, and not revoke, a release of claims. In addition, the employment agreements provide that the executives will be subject to certain non-competition and non-solicitation restrictions (for two (2) years in the case of Mr. Neugold, and one (1) year for Messrs. Sharkey and Carlson). In order to participate in the Executive Severance Pay Plan, Messrs. Kramer and Dubois will enter into restrictive covenants agreements with ATMI that provide that, for a period of twelve (12) months following termination of the executive’s employment with ATMI, the executive will be subject to certain covenants regarding non-competition, non-solicitation of employees and non-interference with ATMI’s business.

Transaction Bonus

ATMI and Mr. Kramer are parties to a transaction bonus agreement, pursuant to which he will be eligible for a lump sum cash transaction bonus payment within five (5) days following the proposed merger, with such payment calculated based on transaction value received by ATMI’s shareholders in connection with the proposed merger. In order to be eligible for the transaction bonus, Mr. Kramer generally must remain employed through the proposed merger. However, if Mr. Kramer’s employment is terminated in a qualifying termination prior to the closing date of the proposed merger, he will remain eligible for the transaction bonus if the merger is consummated within one (1) year following the effective date of the transaction bonus agreement, subject to Mr. Kramer’s continued compliance with restrictive covenants in any equity award agreement or other agreement between Mr. Kramer and ATMI.

Estimated Payments and Benefits

The table below sets forth an estimate of the approximate values of golden parachute compensation that may become payable to our named executive officers in connection with the merger, as described herein and under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.” The footnotes to the table below distinguish between the benefits available in connection with the merger without a qualifying termination (“single-trigger” benefits) and the benefits payable upon a qualifying termination in connection with the merger (“double-trigger” benefits). In accordance with SEC rules, the table assumes the closing of the merger occurs on May 30, 2014, and the employment of our named executive officers is terminated without cause immediately following the closing on May 30, 2014. If the merger were to close, and the associated terminations of employment were to occur, on a date other than May 30, 2014, certain amounts paid to the named executive officers may be higher or lower than the amounts shown in the table. The information below is based on the merger consideration of $34.00 per share.

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Pension/ Non-Qualified Deferred Compensation(3) ($)	Perquisites/ Benefits(4) ($)	Tax Reimbursement (5) ($)	Other(6) ($)	Total(7) ($)
Douglas A. Neugold	3,000,000	5,758,980	—	53,418	—	—	8,812,397
Timothy C. Carlson	1,171,500	2,363,571	—	47,214	—	—	3,582,285
Daniel P. Sharkey	1,029,200	1,847,095	—	34,767	—	—	2,911,063
Christian F. Kramer	808,800	1,891,244	—	38,964	—	346,021	3,085,029
Lawrence H. Dubois	733,500	1,321,738	—	38,964	—	—	2,094,202

(1)	Cash. Represents the aggregate amount of double-trigger cash severance payments to be paid by ATMI (or the surviving corporation in the merger) following a qualifying termination of employment within 548 days (in the case of Messrs. Neugold, Carlson and Sharkey) or eighteen (18) months (in the case of Messrs. Kramer and Dubois) following a change in control in an amount equal to two and a half (2.5) times (in the case of Mr. Neugold), two (2.0) times (in the case of Messrs. Carlson and Sharkey) or one and a half (1.5) times (in the case of Messrs. Kramer and Dubois) the sum of the executive’s annual salary and annual target bonus, payable over a period of thirty (30) months after termination (in the case of Mr. Neugold), twenty-four (24) months after termination (in the case of Messrs. Sharkey and Carlson) or eighteen (18) months after termination (in the case of Messrs. Kramer and Dubois).
(2)	Equity. Represents the single-trigger cash lump sum payment that will result from the cancellation of unvested options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards upon the completion of the merger.

The amount for each named executive officer represents the following amounts: Mr. Neugold: $886,984 for unvested options, $1,284,758 for Company Restricted Stock Awards and $3,587,238 for Company Restricted Stock Unit Awards; Mr. Carlson: $382,272 for unvested options, $543,371 for Company Restricted Stock Awards and $1,437,928 for Company Restricted Stock Unit Awards; Mr. Sharkey: $296,058 for unvested options, $426,862 for Company Restricted Stock Awards and $1,124,176 for Company Restricted Stock Unit Awards; Mr. Kramer: $154,184 for unvested options, $768,978 for Company Restricted Stock Awards and $968,082 for Company Restricted Stock Unit Awards; and Mr. Dubois: $206,130 for unvested options, $310,182 for Company Restricted Stock Awards and $805,426 for Company Restricted Stock Unit Awards.

The payment is determined on a pre-tax basis based on the number of shares underlying awards held as of May 30, 2014, multiplied by $34.00 per share over the exercise price of the award (with respect to options)

and $34.00 per share (in the case of Company Restricted Stock Awards and Company Restricted Stock Unit Awards). In the case of Company Restricted Stock Unit Awards, the number of shares underlying the award was determined based on achievement of the maximum level of performance under such awards. Amounts actually paid, which could range from $0 to the maximum amount, will be determined based on the actual performance achieved as if the closing date of the merger represented the end date of the performance period. Consistent with the requirements of Rule 14a-21(c) under the Exchange Act, the vested equity awards held by each named executive officer are not reflected in this column. For the total payments payable in respect of all stock options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards, see “Proposal 1: Adoption of the Merger Agreement — Interests of Certain Persons in the Merger.”

(3)	Pension/Non-Qualified Deferred Compensation. None of the named executive officers will receive any increased pension or non-qualified deferred compensation benefits in connection with the merger.
(4)	Perquisites/Benefits. Represents the value of continued medical and dental coverage under COBRA at the active employee rate for the thirty (30) month period (in the case of Mr. Neugold) or twenty-four (24) month period (in the case of Messrs. Carlson and Sharkey) following termination of employment pursuant to their employment agreements. With respect to Messrs. Kramer and Dubois, represents the value of continued health coverage under COBRA at the active employee rate for eighteen (18) months following termination of employment pursuant to the Severance Plan. In addition, with respect to Messrs. Neugold, Carlson, Sharkey, Kramer and Dubois, includes the value of outplacement services at the Company’s expense for six (6) months following termination of employment. These benefits are all double-trigger.

The amount for each named executive officer represents $15,000 for outplacement services and the following amounts for continued medical and dental coverage: Mr. Neugold: $38,418; Mr. Carlson: $32,214; Mr. Sharkey: $19,767; and Messrs. Kramer and Dubois: $23,964.

(5)	Tax Reimbursement. None of the named executive officers will receive a tax gross-up in connection with the merger.
(6)	Other. Represents the estimate of a single-trigger cash lump sum transaction bonus to be paid by ATMI (or the surviving corporation in the merger) within five (5) days following the merger.
(7)	Total. The following table shows, for each named executive officer, the amounts of golden parachute compensation that are single-trigger or double-trigger in nature, as the case may be. Single-trigger amounts include the amounts shown in the “Equity” and “Other” columns of the table above. Double-trigger amounts include the amounts shown in the “Cash” and “Perquisites/Benefits” columns. The total amounts do not reflect any reductions which may be made to payments which constitute “parachute payments” under the Code.

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that we seek a non-binding advisory vote from our stockholders to approve the golden parachute compensation payable to our named executive officers in connection with the merger. Accordingly, we are asking you to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation payable to the named executive officers of ATMI that are based on or otherwise relate to the merger, as disclosed in the section of the Proxy Statement entitled ‘Proposal 3: Advisory Vote Regarding Golden Parachute Compensation.’”

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote “FOR” approval of the non-binding advisory proposal on the golden parachute compensation payable to our named executive officers in connection with the merger.

Approval of the “golden parachute compensation” proposal is not a condition to the completion of the merger. The vote with respect to the “golden parachute compensation” proposal is an advisory vote and will not be binding on us or Entegris. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is adopted by the stockholders and completed, our named executive officers will receive the “golden parachute compensation” to which they may be entitled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

Ownership of ATMI Common Stock by Certain Beneficial Owners

The following table sets forth certain information known to the Company regarding the beneficial ownership of ATMI common stock (referred to in this proxy statement as Common Stock) as of February 21, 2014 by: (i) the Company’s Chief Executive Officer, Chief Financial Officer and each of the next three most highly compensated executive officers for the year ended December 31, 2013 (referred to in this proxy statement as the named executive officers); (ii) each director of the Company; (iii) each person known by the Company to own beneficially more than five percent (5%) of the outstanding ATMI common stock; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, (i) all shares are owned directly; and (ii) subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of ATMI common stock shown as beneficially owned by them, other than restricted shares (over which they have sole voting power but no investment power). Unless otherwise noted below, the address for all stockholders is c/o ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

In general, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, under SEC rules, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. The number of shares beneficially owned by each stockholder is determined according to the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Royce & Associates, LLC (1)	2,835,824	8.55%
745 Fifth Avenue
New York, NY 10151
BlackRock, Inc. (2)	2,817,218	8.49%
40 East 52nd Street
New York, NY 10022
Wells Fargo & Company (3)	2,233,902	6.73%
420 Montgomery Street
San Francisco, CA 94104
GAMCO Investors, Inc. et al (4)	2,170,102	6.54%
One Corporate Center
Rye, New York 10580-1435
The Vanguard Group (5)	2,010,122	6.06%
100 Vanguard Blvd.
Malvern, PA 19355
Granahan Investment Management, Inc. (6)	1,892,975	5.71%
275 Wyman Street, Suite 270
Waltham, MA 02451
Douglas A. Neugold (7)	407,135	1.22%
Timothy C. Carlson (8)	163,664	*
Daniel P. Sharkey (9)	184,175	*
Christian F. Kramer (10)	28,495	*
Lawrence H. Dubois (11)	104,055	*
Mark A. Adley (12)	131,574	*
Eugene G. Banucci, Ph.D (13)	242,354	*

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Stephen H. Mahle (14)	124,290	*
C. Douglas Marsh (15)	108,509	*
George M. Scalise (16)	31,667	*
Mark B. Segall (17)	5,121	*
Cheryl L. Shavers, Ph.D. (18)	60,274	*
All current directors and executive officers as a group (14 persons) (19)	1,660,201	4.89%

*	Represents less than 1% of the outstanding Common Stock.
(1)	According to a Schedule 13G Amendment No. 4 filed by Royce & Associates, LLC (referred to in this proxy statement as Royce) on January 6, 2014, Royce had sole voting power and sole dispositive power with respect to 2,835,824 shares of Common Stock.
(2)	According to a Schedule 13G Amendment No. 4 filed by BlackRock, Inc. (referred to in this proxy statement as BlackRock) on January 28, 2014, BlackRock had sole voting power with respect to 2,691,737 shares of Common Stock and sole dispositive power with respect to 2,817,218 shares of Common Stock.
(3)	According to a Schedule 13G Amendment No. 7 filed by Wells Fargo & Company (referred to in this proxy statement as Wells) on January 28, 2014, Wells had sole voting power with respect to 50 shares of Common Stock, shared voting power with respect to 1,994,185 shares of Common stock, sole dispositive power with respect to 50 shares of Common Stock and shared dispositive power with respect to 2,233,852 shares of Common Stock.
(4)	According to a Schedule 13D that was filed by GGCP, Inc., Mario J. Gabelli, Teton Advisors, Inc., GAMCO Asset Management Inc., GAMCO Investors, Inc., Gabelli Funds, LLC and Gabelli Securities, Inc. on February 13, 2014: Teton Advisors, Inc. had sole voting power and sole dispositive power with respect to 16,900 shares of Common Stock; GAMCO Asset Management Inc. had sole voting power with respect to 555,821 shares of Common Stock and sole dispositive power with respect to 560,421 shares of Common Stock; GAMCO Investors, Inc. had sole voting power and sole dispositive power with respect to 19,900 shares of Common Stock; Gabelli Funds, LLC had sole voting power and sole dispositive power with respect to 1,193,900 shares of Common Stock; and Gabelli Securities, Inc. had sole voting power and sole dispositive power with respect to 378,981 shares of Common Stock.
(5)	According to a Schedule 13G Amendment No. 2 filed by The Vanguard Group (referred to in this proxy statement as Vanguard) on February 11, 2014, Vanguard had sole voting power with respect to 47,526 shares of Common Stock, sole dispositive power with respect to 1,964,321 shares of Common Stock, and shared dispositive power with respect to 45,801 shares of Common Stock.
(6)	According to a Schedule 13G that was filed by Granahan Investment Management, Inc. (referred to in this proxy statement as Granahan) on February 14, 2014, Granahan had sole voting power with respect to 277,425 shares of Common Stock and sole dispositive power with respect to 1,892,975 shares of Common Stock.
(7)	Includes 37,787 restricted stock awards and 262,922 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014. 63,213 shares are pledged as collateral.
(8)	Includes 15,982 restricted stock awards and 125,514 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014.
(9)	Includes 12,555 restricted stock awards and 99,291 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014.
(10)	Includes 22,617 restricted stock awards and 4,230 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014.
(11)	Includes 14,857 restricted stock awards and 53,926 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014.
(12)	Includes 9,065 restricted stock awards, 41,814 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014 and 31,043 Deferred Stock Units.

(13)	Includes 9,065 restricted stock awards, 50,501 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014 and 11,461 shares either owned or issuable upon exercise of options within 60 days of February 21, 2014 by Dr. Banucci’s spouse. Dr. Banucci disclaims beneficial ownership of the shares held by his spouse. 134,273 shares are pledged as collateral.
(14)	Includes 9,065 restricted stock awards, 41,814 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014 and 28,706 Deferred Stock Units.
(15)	Includes 9,065 restricted stock awards, 41,814 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014, 21,505 Deferred Stock Units and 36,125 shares in a trust of which Mr. Marsh, or a member of his immediate family, is a beneficiary.
(16)	Includes 9,065 restricted stock awards and 17,984 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014.
(17)	Includes 5,121 restricted stock awards.
(18)	Includes 9,065 restricted stock awards and 37,611 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014.
(19)	Includes 200,338 restricted stock awards, 799,877 shares issuable upon exercise of options that are exercisable within 60 days of February 21, 2014 and 81,254 Deferred Stock Units.

MARKET PRICE OF ATMI COMMON STOCK AND DIVIDEND INFORMATION

ATMI common stock is traded on the NASDAQ Global Select Market under the trading symbol “ATMI.” The following table sets forth, for the indicated calendar periods, the daily high and low sales prices of ATMI common stock as reported by the NASDAQ Global Select Market:

	High	Low
Fiscal Year Ending December 31, 2013:
Fourth Quarter	31.44	25.88
Third Quarter	27.53	23.55
Second Quarter	24.67	20.36
First Quarter	23.33	19.89
Fiscal Year Ending December 31, 2012:
Fourth Quarter	21.00	17.59
Third Quarter	21.00	18.27
Second Quarter	23.83	19.30
First Quarter	25.05	20.04
Fiscal Year Ended December 31, 2011:
Fourth Quarter	21.48	15.15
Third Quarter	21.32	15.32
Second Quarter	20.65	17.25
First Quarter	21.28	17.01

We have never paid cash dividends on ATMI common stock and have no current plans to do so. Under the terms of the merger agreement, between the signing of the merger agreement and the earlier of the closing of the merger and termination of the merger agreement, we are not permitted to pay any dividends.

The closing sale price of ATMI common stock on the NASDAQ Global Select Market on February 3, 2014, the last trading day prior to announcement of the execution of the merger agreement, was $26.93 per share. On [—], 2014, which is the most recent practicable date prior to the date of this proxy statement, the closing sale price of ATMI common stock was $[—] per share. You are encouraged to obtain current market quotations for ATMI common stock.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders, and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2014 Annual Meeting of Stockholders (referred to in this proxy statement as the 2014 Annual Meeting) only if the merger is not completed.

A stockholder wishing to submit a proposal for inclusion in the proxy statement and form of proxy for the 2014 Annual Meeting, in accordance with Rule 14a-8 under the Exchange Act, must have sent such proposal to the Company at its principal executive offices not later than December 11, 2013. Stockholders must also comply with the advance notice requirements contained in the Company’s bylaws (referred to in this proxy statement as the Bylaws), as described below. Such notices must be received by the Company not earlier than February 22, 2014 nor later than March 23, 2014 and must include the specified information concerning the proposal or nominee as described in the Bylaws.

ADVANCE NOTICE PROCEDURES

Under our Bylaws, any stockholder of record of the Company may nominate candidates for election to the Board of Directors, or present other business at an annual meeting, if a written notice is delivered to the Secretary of the Company at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the annual meeting of stockholders in 2014, between February 22 and March 23, 2014. Such written notice must set forth:

•	As to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of the stockholder, and of any holder of record of the stockholder’s shares as they appear on the Company’s books, (ii) the class and number of shares of the Company which are owned by the stockholder (beneficially and of record) and owned by any holder of record of the stockholder’s shares, as of the date of the stockholder’s notice, and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder in such business or nomination, (iv) a description of any agreement, arrangement or understanding with respect to such business or nomination between or among the stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the stockholder is a holder of record or beneficial owner of shares of the Company entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vii) a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal;

•

As to any business other than nomination of a director or directors, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting

(which shall include, without limitation, copies of any resolutions proposed to be passed at the meeting and copies of any proposed amendments to the Certificate of Incorporation of the Company or Bylaws), the reasons for conducting such business at the meeting and any material interest in such business of the proponent and the beneficial owner, if any, on whose behalf the proposal is made; and

•	As to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by such person, (iv) a questionnaire, representation and agreement as required by paragraph 3.15 of Article III of the Bylaws completed and signed by such person, and (v) such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810 or by calling us at (203) 794-1100.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2012 (and for the year ended December 31, 2013 when it is available), this proxy statement and the Notice of Special Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810 or by calling us at (203) 794-1100.

OTHER MATTERS

At this time, we know of no other matters to be submitted to our stockholders at the special meeting or any adjournment or postponement of the special meeting. If any other matters properly come before the special meeting or at any adjournment or postponement of the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations section of our website at www.atmi.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Investor Relations, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810, telephone (203) 794-1100, or on our website at www.atmi.com or from the SEC through the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Entegris has supplied all information pertaining to Entegris and Merger Sub in this proxy statement and we have supplied all information pertaining to us.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

ATMI, Inc. Filings:	Periods/Report Dates:
Annual Report on Form 10-K	Year ended December 31, 2012
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2013, June 30, 2013 and September 30, 2013
Current Reports on Form 8-K	February 21, 2014
February 20, 2014
February 4, 2014
December 22, 2013
November 1, 2013
October 23, 2013
July 24, 2013
May 29, 2013
May 22, 2013
April 24, 2013
April 3, 2013
February 11, 2013
February 6, 2013

Notwithstanding the foregoing, information furnished under items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described in the section of this proxy statement entitled “Where You Can Find More Information.”

We have not authorized anyone to provide information that is different from what is contained in this proxy statement and, if given, such information must not be relied upon as having been authorized by us or any other person.

THIS PROXY STATEMENT IS DATED [—], 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE OR SUCH OTHER DATE AS MAY BE SPECIFIED HEREIN, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of February 4, 2014,

by and among

ATMI, INC.

ENTEGRIS, INC.

and

ATOMIC MERGER CORPORATION

A-i

A-ii

(continued)

A-iii

(continued)

A-iv

			Page
INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	62	End Date	56
Acquisition Proposal	38	Environmental Laws	65
Action	62	ERISA	65
Adverse Recommendation Change	37	ERISA Affiliate	20
Affiliate	62	ESPP	65
Agreement	1	Exchange Act	65
Alternative Acquisition Agreement	35	Fee Letter	29
Alternative Financing	49	Financing Failure	65
Applicable Law(s)	62	Financing Related Parties	60
Business	62	Financing Sources	65
Business Day	62	FTC	65
Capitalization Date	10	GAAP	65
Cash-Out Option	7	Governmental Entity	65
Certificate	3	Hazardous Substance	65
Certificate of Merger	2	HSR Act	65
Closing	1	Inbound IP Contracts	17
Closing Date	2	Indebtedness	65
Code	62	Insurance Policy	24
Collective Bargaining Agreement	62	Intellectual Property	66
Commitment Party	29	Intervening Event	39
Company	1	IRS	19
Company Benefit Plans	19	Knowledge	66
Company Board	1	Leased Real Property	21
Company By-laws	9	Letter of Transmittal	4
Company Charter	9	Lien	66
Company Common Stock	3	Life Sciences Assets	66
Company Disclosure Letter	8	Life Sciences Business	66
Company Indemnified Parties	45	Life Sciences Buyer	1
Company Material Adverse Effect	62	Life Sciences Liabilities	66
Company Parties	74	Life Sciences SAPA	1
Company Preferred Stock	10	Life Sciences Sellers	1
Company Recommendation	10	Life Sciences Subsidiaries	67
Company Restricted Stock Award	63	Marketing Period	67
Company Restricted Stock Unit Award	64	Material Contract	16
Company SEC Documents	12	Maximum Amount	46
Company Securities	11	Merger	1
Company Stock Option	64	Merger Consideration	3
Company Stock Plans	64	Merger Sub	1
Company Stockholder Approval	9	MN Facility	34
Company Stockholders Meeting	10	NASDAQ	68
Compliant	64	Non-Life Sciences Subsidiaries	68
Confidentiality Agreement	42	Offering Documents	51
Conflict Minerals	25	Order	68
Continuing Employee	47	Outbound IP Contracts	17
Contract	64	Owned Real Property	21
Debt Commitment Letter	29	Parent	1
Debt Financing	29	Parent Board	1
DGCL	1	Parent By-laws	27
Director Deferred Compensation Plans	64	Parent Charter	27
Dissenting Shares	6	Parent Disclosure Letter	26
DOJ	65	Parent Material Adverse Effect	68
Effective Time	2	Parent SEC Documents	26

A-v

(continued)

			Page

Parent Termination Fee	59	Required Information	69
PATRIOT Act	25	Restructuring Transactions	70
Paying Agent	4	Sanctions	25
Payment Fund	4	Sanctions Laws	25
PCAOB	68	SEC	70
Permits	68	Securities Act	70
Permitted Liens	68	Subsidiary	70
Person	69	Superior Proposal	39
Proxy Statement	39	Surviving Company	1
Real Property	21	Takeover Laws	42
Real Property Leases	21	Tax Returns	71
Registered IP	14	Taxes	70
Regulation S-X	69	Termination Fee	58
Regulatory Laws	69	Transition Services Agreement	71
Representatives	35	Treasury Regulation	71
Required Antitrust Approvals	12	Ultra Clean Packaging	71

A-vi

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 4, 2014, by and among ATMI, Inc., a Delaware corporation (the “Company”), Entegris, Inc., a Delaware corporation, (“Parent”), and Atomic Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

WHEREAS, the board of directors of Parent (the “Parent Board”), the board of directors of the Company (the “Company Board”) and the board of directors of Merger Sub have approved and declared advisable this Agreement and the Merger;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified in this Agreement in connection with the Merger and to prescribe various conditions to the Merger;

WHEREAS, prior to the date hereof, the Company, ATMI SARL, a company organized under the laws of Luxembourg (“ATMI SARL”), ATMI BELGIUM LLC, a Delaware limited liability company (“ATMI BELGIUM”), ATMI Packaging, Inc., a Minnesota company (“ATMI PACKAGING”), and Advanced Technology Materials, Inc., a Delaware corporation (“ATMI Opco” and, together with the Company, ATMI SARL, ATMI BELGIUM and ATMI PACKAGING, the “Life Sciences Sellers”) and Pall Corporation, a New York corporation (the “Life Sciences Buyer”), have entered into that certain Share and Asset Purchase Agreement, dated as of December 22, 2013 (in the form filed by the Company with the SEC on December 23, 2013 as exhibit 2.1 to its Current Report on Form 8-K, the “Life Sciences SAPA”), pursuant to which the Life Science Sellers will sell the Life Sciences Business, consisting of the Life Sciences Assets and the Life Sciences Liabilities specified therein, prior to the Closing; and

WHEREAS, the consummation of the transactions contemplated by the Life Sciences SAPA and the closing thereunder is a condition precedent to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), on the Closing Date, Merger Sub shall be merged with and into the Company (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Company”).

Section 1.02. Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m., New York City time, on a date to be specified by the Company and Parent, which shall be no later than the second (2nd) Business Day following the satisfaction or, to the extent permitted by Applicable Law, waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the Company and Parent; provided, however, that, notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, Parent and Merger Sub shall not be obligated to effect the Closing prior to the third (3rd) Business Day following the final day of the Marketing Period, unless Parent shall request an earlier date on two (2) Business Days’ prior written notice (but, subject in such case, to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of those conditions)). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03. Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with the relevant provisions of the DGCL, and at or prior to the Closing Date, shall make all other filings required under the DGCL or by the Secretary of State of the State of Delaware in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04. Certificate of Incorporation and By-Laws. At the Effective Time, (i) the Company Charter shall be amended in the Merger to be the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Company shall be “Entegris-ATMI, Inc.”) and until thereafter further amended in accordance with its terms and as provided by the DGCL, shall be the amended and restated certificate of incorporation of the Surviving Company, and (ii) the Company By-laws shall be amended in the Merger to be the same as the by-laws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Company shall be “Entegris-ATMI, Inc.”), and as so amended shall be the by-laws of the Surviving Company until thereafter amended in accordance with its terms and as provided by the DGCL or in the amended and restated certificate of incorporation or by-laws of the Surviving Company.

Section 1.05. Directors and Officers of Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT ENTITIES

Section 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) or any shares of capital stock of Parent or Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Company.

(b) Cancellation of Treasury Stock and Parent-Owned Stock; Treatment of Stock Owned by Company Subsidiaries.

(i) Each share of Company Common Stock that is owned by the Company as treasury stock and each share of Company Common Stock that is owned directly by Parent, Merger Sub or any Life Sciences Subsidiary immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Each share of Company Common Stock that is owned by any direct or indirect wholly owned Non-Life Sciences Subsidiary of the Company or any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of Merger Sub shall be converted into such number of shares of common stock of the Surviving

Company such that the ownership percentage of any such Subsidiary in the Surviving Company immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

(c) Conversion of Company Common Stock. Subject to Section 2.02 and Section 2.03, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted into shares of the Surviving Company in accordance with Section 2.01(b), Company Restricted Stock Awards, and Dissenting Shares) shall be cancelled and extinguished and converted into the right to receive $34.00 per share in cash (the “Merger Consideration”) payable to each holder thereof, without interest or dividends thereon, less any applicable withholding of Taxes, in the manner provided for in Section 2.02(i). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest and subject to any applicable withholding of Taxes.

(d) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Company Common Stock will be appropriately adjusted to provide the holders of Company Common Stock, Company Stock Options, Company Restricted Stock Awards, Company Restricted Stock Unit Awards and other awards under the Company Stock Plans the same economic effect as contemplated by this Agreement prior to such event; provided that with respect to outstanding Company Stock Options and other awards made under the Company Stock Plans, any such adjustments shall be made in accordance with the applicable Company Stock Plan.

Section 2.02. Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for payment in accordance with this Article II through the Paying Agent, in trust with the Paying Agent for the benefit of the holders of Company Common Stock (other than shares to be canceled or converted into shares of the Surviving Company in accordance with Section 2.01(b), Company Restricted Stock Awards, and Dissenting Shares), by wire transfer of immediately available funds, an amount in cash sufficient to pay the aggregate Merger Consideration to such holders (the “Payment Fund”).

(b) Letter of Transmittal. As promptly as reasonably practicable after the Effective Time (and in any event within five (5) Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of Company Common Stock whose shares are converted into the right to receive the Merger Consideration pursuant to Section 2.01 a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may specify, subject to the Company’s reasonable approval, and shall be prepared prior to the Closing), together with instructions thereto.

(c) Merger Consideration Received in Connection with Exchange. Upon (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Paying Agent or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.01. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.02(c), each share of Company Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of shares of Company Common Stock are entitled to receive in respect of such shares pursuant to Section 2.01(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of Company Common Stock held in book-entry form).

(d) Treatment of Unexchanged Shares. No cash payment with respect to the Merger Consideration shall be paid to the holder of any unsurrendered Certificate (or shares of Company Common Stock held in book entry form) until the surrender of such Certificate (or shares of Company Common Stock held in book-entry form) in accordance with this Article II.

(e) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II, upon conversion of any shares of Company Common Stock, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and from and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(f) Termination of Payment Fund. Any portion of the Payment Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Parent, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration (subject to abandoned property, escheat or other similar law).

(g) No Liability. None of the Company, Parent, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for two years after the Effective Time (or immediately prior to such earlier date on which the Payment Fund would otherwise escheat to, or become the property of, any Governmental Entity), shall, to the extent permitted by Applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(h) Investment of Payment Fund. The Paying Agent shall invest the cash in the Payment Fund if and as directed by Parent. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any stockholder of the Company to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate funds required to be paid pursuant to the terms hereof, Parent shall reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments.

(i) Withholding Rights. Each of Parent, the Company, the Surviving Company, and the Paying Agent (without duplication), or other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock, Company Stock Options, Company Restricted Stock Awards, or Company Restricted Stock Unit Awards pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under Applicable Law with respect to Taxes. Amounts so withheld and timely paid over to the appropriate Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock, Company Stock Options, Company Restricted Stock Awards or Company Restricted Stock Units Awards in respect of which such deduction or withholding was made.

(j) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, in exchange for the cancellation of such lost, stolen or destroyed Certificate, issue the Merger Consideration deliverable in respect thereof as provided in this Article II.

Section 2.03. Dissenters’ Rights. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted in favor of or consented to the Merger and who are entitled to demand and have properly demanded their rights to be paid the fair value of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be canceled and converted into the right to receive the Merger Consideration as provided in Section 2.01(c), and the holders of Dissenting Shares shall be entitled to only such rights as are granted by Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be treated as if they had been converted into, and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall promptly notify Parent of any notices of intent, demands or other communications received by the Company for appraisal of any shares of Company Common Stock and attempted withdrawals of such demands, and Parent shall have the right to participate in negotiations and proceedings with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent or as otherwise required by an Order, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or agree to do any of the foregoing.

Section 2.04. Treatment of Company Stock Options, Company Restricted Stock Awards, Company Restricted Stock Unit Awards, ESPP and Company Stock Plans. Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering any Company Stock Plans) will take all actions as it deems necessary or appropriate to give effect to this Section 2.04 to provide that:

(a) Treatment of Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option that is then outstanding and that has an exercise price less than the Merger Consideration (whether or not then vested or exercisable) (each such Company Stock Option, a “Cash-Out Option”) shall be cancelled and terminated, and each holder of a Cash-Out Option shall have the right to receive from the Surviving Company, in respect of such Cash-Out Option, an amount in cash (less applicable withholding taxes, if any) equal to (i) the number of shares of Company Common Stock subject to such Cash-Out Option, multiplied by (ii) the excess of (1) the Merger Consideration over (2) the exercise price per share of such Cash-Out Option, payable through payroll promptly (but in any event no later than the later of ten (10) Business Days following the Closing Date and the first regular payroll date following the Closing Date) following the Closing Date. With respect to any Company Stock Option that is outstanding immediately prior to the Effective Time that is not a Cash-Out Option, the Company shall cause the cancellation of such Company Stock Option without any payment or consideration therefor.

(b) Treatment of Company Restricted Stock Awards. Immediately prior to the Effective Time, each Company Restricted Stock Award that is then outstanding shall be cancelled and terminated, and each holder of a Company Restricted Stock Award shall have the right to receive from the Surviving Company, in respect of such Company Restricted Stock Award, an amount in cash (less applicable withholding taxes, if any) equal to (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Award, multiplied by (ii) the Merger Consideration, payable through payroll promptly (but in any event no later than the later of ten (10) Business Days following the Closing Date and the first regular payroll date following the Closing Date) following the Closing Date.

(c) Treatment of Company Restricted Stock Unit Awards. Immediately prior to the Effective Time, each Company Restricted Stock Unit Award that is then outstanding shall be cancelled and terminated, and each holder of a Company Restricted Stock Unit Award shall have the right to receive from the Surviving Company, in respect of such Company Restricted Stock Unit Award, an amount in cash (less applicable withholding taxes, if any) equal to (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit Award (determined in accordance with terms of the applicable Company Restricted Stock Unit Award based on the actual performance achieved as if the Closing Date represented the end date of the performance period), multiplied by (ii) the Merger Consideration, payable through payroll promptly (but in any event no later than the later of ten (10) Business Days following the Closing Date and the first regular payroll date following the Closing Date) following the Closing Date.

(d) Treatment of ESPP. As soon as practicable following the date of this Agreement, the Company shall take all actions necessary (i) to suspend the ESPP effective immediately such that no additional Offering Periods shall be commenced between the date of this Agreement and the Effective Time, (ii) to cancel each outstanding right to purchase shares of Company Common Stock in accordance with the ESPP and (iii) to refund all sums collected from participants during the Offering Period (as defined in the ESPP) then in progress.

(e) Termination of Company Stock Plans. Prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof, which Parent will have a reasonable opportunity to review and comment upon prior to their presentation to the Company Board or such committee) that may be necessary (under the Company Stock Plans and/or related award agreements and the ESPP) to terminate each Company Stock Plan and the ESPP as of the Effective Time. As of the Effective Time, the Company Stock Plans and the ESPP shall be terminated and shall cease to exist without any liability to the Company, Parent, the Surviving Corporation or any of their respective Subsidiaries (other than the obligation to pay the amounts set forth in Sections 2.04(a), (b), (c) and (d)).

(f) Treatment of Director Deferred Units. Following the Effective Time, each participant in a Director Deferred Compensation Plan shall have the right to receive from the Surviving Company an amount in cash (less applicable withholding taxes, if any) equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of Stock Credits (as defined in the applicable Director Deferred Compensation Plan) then credited to such participant’s Stock Account (as defined in the applicable Director Deferred Compensation Plan), payable in accordance with the terms of the applicable Director Deferred Compensation Plan.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the Company SEC Documents or any other report, schedule, form, statement, prospectus or other document (including exhibits and schedules thereto and other information incorporated therein) in each case filed with, or furnished to, the SEC after January 1, 2013 and publicly available prior to the date of this Agreement (in each case, to the extent that it is reasonably apparent from the face of such disclosure that such information is relevant to such representations and warranties and other than any risk factor disclosure or other similarly cautionary, predictive or forward-looking statements set forth in any section of any such Company SEC Document; it being understood that any historical and factual information contained within such disclosure or statements shall not be so excluded) or (ii) as disclosed in the disclosure letter delivered by the Company to Parent at or before the execution and delivery by Parent and Merger Sub of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such information is relevant to such other section or subsection):

Section 3.01. Qualification, Organization, Subsidiaries, etc.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and, to the extent legally applicable, in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except, in the case of the Company and its Subsidiaries, where the failure to be so duly approved, qualified or licensed and in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect. A true, correct and complete list of all the Subsidiaries of the Company (excluding the Life Sciences Subsidiaries), identifying (i) the name, jurisdiction of incorporation or organization, and type of entity of each such Subsidiary, (ii) the number and type of the outstanding share capital or other equity or similar interests of each such Subsidiary, (iii) the percentage of the outstanding share capital or other equity or similar interests of each such Subsidiary owned by the Company and each of its other Subsidiaries, (iv) the percentage of the outstanding share capital or other equity or similar interests of each such Subsidiary owned by any other Person in each such Subsidiary and (v) the number of shares of Company Common Stock owned by each such Subsidiary, is set forth on Section 3.01(a) of the Company Disclosure Letter.

(b) The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the restated certificate of incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”), the amended and restated by-laws of the Company in effect as of the date of this Agreement (the “Company By-laws”) and the certificate of incorporation, by-laws and other charter and organizational documents, including all amendments thereto, of each of the Company’s Subsidiaries, in each case as in effect as of the date of this Agreement.

Section 3.02. Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject only, in the case of the Merger, to the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter at the Company Stockholders Meeting (the “Company Stockholder Approval”). The Company Board has unanimously (i) approved the execution, delivery and performance of this Agreement, (ii) determined that entering into this Agreement is fair to, and in the best interests of, the Company and its stockholders, (iii) declared this Agreement and the Merger advisable and (iv) subject to Section 5.02, resolved to recommend that the Company’s stockholders adopt this Agreement (the “Company Recommendation”). The Company Board has unanimously directed that the Company submit the adoption of this Agreement to a vote at a meeting of the stockholders of the Company in accordance with the terms of this Agreement (the “Company Stockholders Meeting”). Except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, including the sale of the Life Sciences Business pursuant to the Life Sciences SAPA (except for the filing of the appropriate merger documents as required by the DGCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.03. Capital Structure.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 2,000,000 shares of Preferred Stock, par value $0.01 per share (the “Company Preferred Stock”). At the close of business on January 31, 2014 (the “Capitalization Date”), (i) 31,985,452 shares of Company Common Stock were issued and outstanding, (ii) 2,651,562 shares of Company Common Stock were issued and outstanding or reserved and available for issuance pursuant to the Company Stock Plans, of which (A) 1,156,241 shares were reserved and available for issuance upon exercise of outstanding Company Stock Options, (B) 1,110,883 shares were issued and outstanding, subject to the vesting or settlement of Company Restricted Stock Awards, (C) 308,012 shares were reserved and available for issuance upon the vesting or settlement of Company Restricted Stock Unit Awards (assuming achievement of the maximum level of performance under such Company Restricted Stock Unit Awards), (D) 715 shares were reserved and available for issuance subject to outstanding purchase rights pursuant to the ESPP, and (E) 75,711 shares were reserved and available for issuance subject to the Director Deferred Compensation Plans, (iii) no shares of Company Preferred Stock were issued and outstanding and (iv) 9,125,780 shares of Company Common Stock were held in the treasury of the Company.

(b) Except as set forth in Section 3.03(a) above or in Section 3.03(b) of the Company Disclosure Letter, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any Subsidiary of the Company, or that obligate the Company or any Subsidiary of the Company to issue, sell or transfer, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any of the foregoing or dividends paid thereon (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as “Company Securities”). There are no outstanding agreements of any kind that (A) obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (except pursuant to the acquisition by the Company of shares of Company Common Stock in settlement of the exercise price of Company Stock Options, or for purposes of satisfying Tax withholding obligations with respect to holders of Company Stock Options, Company Restricted Stock Awards or Company Restricted Stock Unit Awards), (B) provide any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities, (C) obligate the Company or any of its Subsidiaries to provide funds or make investments (in the form of a loan, capital contribution or otherwise), (D) constitutes a stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or (E) obligate the Company or any Subsidiary of the Company to grant, extend or enter into any such agreements relating to any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Company Common Stock and all outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free and clear of all Liens other than any Liens resulting from restrictions on transfer under applicable securities laws. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (A) issued any Company Securities or incurred any obligation to make any payments based on the price or value of Company Securities or dividends paid thereon, other than pursuant to Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards that were outstanding as of the Capitalization Date as set forth in Section 3.03(a) or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities. Section 3.03(b) of the Company Disclosure Letter contains a correct and complete list, as of the Capitalization Date, of all outstanding Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards, including the holder, date of grant number of shares of Company Common Stock underlying such award (with respect to Company Restricted Stock Unit Awards, assuming achievement of the maximum level of performance under such Company Restricted Stock Unit Awards), the type of Company Stock Option (incentive stock option or nonqualified stock option) and, where applicable, exercise price.

Section 3.04. Governmental Authorization; Non-contravention.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the sale of the Life Sciences Business pursuant to the Life Sciences SAPA) require no action by or in respect of, or filing with, any Governmental Entity other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) filings required under, and compliance with other applicable requirements of, the HSR Act and any other applicable Regulatory Law as set forth on Section 3.04(a) of the Company Disclosure Letter (including the expiration or termination of the applicable waiting periods under the HSR Act and the other anti-trust notification and approvals required under non-U.S. jurisdictions, as set forth in Section 3.04(a) of the Company Disclosure Letter, the “Required Antitrust Approvals”), (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act (including the filing with the SEC of the Proxy Statement), and any other applicable U.S. state or federal securities laws, (iv) consents, approvals, orders, authorizations, registrations, declarations and filings required in connection with the consummation of the transactions contemplated by the Life Sciences SAPA and (v) consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained, made or given have not had and would not reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Charter, Company By-laws or comparable organizational documents of any of the Company’s Subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.04(a) and receipt of the Company Stockholder Approval, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding upon the Company or any of its Subsidiaries or any governmental licenses, authorizations, Permits, consents (including consents required by Contract), approvals, variances, exemptions or orders affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii) through (iv), as has not had and would not reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Section 3.04(b) of the Company Disclosure Letter sets forth a correct and complete list of Material Contracts pursuant to which consents, notices or waivers are required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exceptions with respect to clauses (ii) through (iv) set forth above).

Section 3.05. Company SEC Documents.

(a) The Company has on a timely basis filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2011, together with any exhibits and schedules thereto and other information incorporated therein (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (and, if amended, as of the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved written comments received from the SEC with respect to any of the Company SEC Documents.

(b) The consolidated financial statements of the Company (including the related notes) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, had been prepared in all material respects in accordance with GAAP (except, in the case of unaudited statements, as permitted by rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments, which have not had and would not reasonably be expected to have a Company Material Adverse Effect).

(c) The Company has designed and maintains, and at all times since January 1, 2011 has maintained, a system of internal controls over financial reporting and accounting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes. The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are sufficient to provide reasonable assurance that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(d) Since January 1, 2011, (i) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their directors, executive officers, auditors, accountants or Representatives has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported to the Company Board, any committee thereof or to any executive officer of the Company evidence of a material violation of securities laws, a breach of fiduciary duty or a similar material violation by the Company or any of its Subsidiaries or any of their officers, directors or employees.

(e) The Company is in compliance in all material respects with all applicable listing and corporate governance requirements of NASDAQ.

Section 3.06. Absence of Certain Changes or Events. Since December 31, 2012 there has not been a Company Material Adverse Effect. Since December 31, 2012 to the date of this Agreement, other than entry into the Life Sciences SAPA and the transactions contemplated thereby or other than as expressly contemplated by or provided for in this Agreement, the business of the Company and the Company’s Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practices.

Section 3.07. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether direct, indirect, accrued, absolute, contingent or otherwise), except (A) liabilities (i) reflected or reserved against in the most recent audited balance sheet (including the notes thereto) of the Company and its Subsidiaries included in the Company SEC Documents filed prior to the date hereof, (ii) incurred after December 31, 2012, in the ordinary course of business consistent with past practice, or (iii) expressly contemplated by or incurred in connection with this Agreement or the transactions contemplated hereby, or (B) the Life Sciences Liabilities.

Section 3.08. Absence of Litigation. As of the date hereof, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any executive officer or director of the Company or any of its Subsidiaries (in their capacity as such) or any Order to which the Company or any of its Subsidiaries is subject that (i) involves an amount in controversy in excess of $1,000,000, (ii) would reasonably be expected to impose any legal restraint on, or prohibition against, or limit the Surviving Company’s or its Subsidiaries’ ability to operate, the Business, or (iii) would reasonably be expected to have a Company Material Adverse Effect. The Company is not subject to any outstanding Order that has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.09. Compliance with Applicable Laws; Permits. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are in, and since January 1, 2011 have been in, compliance with all Applicable Laws, Orders and Permits applicable to the Company and its Subsidiaries and (ii) the Company and each of its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses, all such Permits will continue to be in full force and effect immediately following the Effective Time, and no suspension or cancellation of any such Permit is pending or, to the Knowledge of the Company, threatened.

Section 3.10. Intellectual Property. Except as relates solely to the Life Sciences Business or is included in the Life Sciences Assets to be transferred pursuant to the Life Sciences SAPA:

(a) (i) Section 3.10(a) of the Company Disclosure Letter identifies all material patents, registered copyrights, registered trademarks, and registered domain names, and pending applications for the foregoing, owned by the Company and its Subsidiaries as of the date of this Agreement (the “Registered IP”), and (ii) except as set forth in Section 3.10(a) of the Company Disclosure Letter, the Company and its Subsidiaries collectively and exclusively own such Registered IP, and to the Knowledge of the Company, each item of such Registered IP is valid, subsisting and enforceable.

(b) To the Knowledge of the Company, the Company and its Subsidiaries own, free and clear of any Liens other than Permitted Liens, or license or have the right to use, all Intellectual Property used in or necessary to the operation of their business as conducted by them on the date of this Agreement.

(c) Except as provided in the Inbound IP Contracts, neither the Company nor any of its Subsidiaries owe any royalties or other payments to any Person for the use of any Intellectual Property that is incorporated into any Company product.

(d) To the Knowledge of the Company, (i) the conduct of the businesses of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any valid and enforceable Intellectual Property of any third person in a manner that would have, or would reasonably be expected to have, a

Company Material Adverse Effect and (ii) no other person has infringed upon, misappropriated or otherwise violated any Intellectual Property owned or licensed by the Company or any of its Subsidiaries in a manner that would have, or would reasonably be expected to have, a Company Material Adverse Effect.

(e) Neither the Company nor any of its Subsidiaries has since January 1, 2012 received from any Person any notice or threat, and to the Knowledge of the Company, there are no pending Actions that have been commenced against the Company or any of its Subsidiaries since January 1, 2012, in each case either (i) asserting the infringement, misappropriation or other violation of any Intellectual Property by the Company or any of its Subsidiaries or (ii) challenging the validity or enforceability of any Intellectual Property owned by the Company or its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries has since January 1, 2012 sent to any Person any notice or threat, and there are no pending Actions that have been commenced by the Company or any of its Subsidiaries since January 1, 2012, in each case either (i) asserting the infringement, misappropriation or other violation of any Intellectual Property or (ii) challenging the validity or enforceability of any Intellectual Property.

(g) Except as would not have, or would not reasonably be expected to have, a Company Material Adverse Effect: (i) the Company and its Subsidiaries have maintained commercially reasonable and industry standard practices to protect the confidentiality of their trade secrets and other confidential information and (ii) all current and former employees and contractors of the Company or its Subsidiaries who developed in the course of their work for the Company or any its Subsidiaries any material Intellectual Property that is incorporated in any product or service of the Company or its Subsidiaries have executed Contracts that assign to the Company or one of its Subsidiaries all of such Person’s respective rights in such developed Intellectual Property relating to such product or service.

(h) No proprietary software product distributed by the Company or its Subsidiaries as of the date of this Agreement contains any open source computer code in a manner that, under applicable license terms for such open source computer code, imposes a requirement or condition that the Company’s or its Subsidiary’s own proprietary software included in that product be distributed or made available in source code form under open source license terms.

(i) (i) The Company’s and its Subsidiaries’ use and dissemination of any personally-identifiable information concerning individuals is in compliance in all material respects with all applicable Company and Company Subsidiary privacy policies, Applicable Law applicable to the Company and its Subsidiaries, and Contracts to which the Company or its Subsidiaries are bound, (ii) the Company and its Subsidiaries maintain commercially reasonable and industry standard policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are commercially reasonable, and (iii) there have been no material security breaches relating to, or violations of any security policy regarding, or any unauthorized access of, any data or information in the possession of the Company or any of its Subsidiaries.

Section 3.11. Environmental Matters. (i) The Company and each of its Subsidiaries are and, for the past three (3) years, have been in material compliance with all Environmental Laws applicable to the Company and its Subsidiaries, (ii) the Company and its Subsidiaries hold and comply with all material Permits that are required under applicable Environmental Laws for the lawful conduct of their respective businesses as currently conducted and no Action is pending, or to the Knowledge of the Company, threatened, in connection with any alleged violation of any such Permit or seeking to rescind or materially modify any such Permit, (iii) as of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of, or to the Knowledge of the Company is the subject of, any Action or request for information by any person asserting or inquiring into any material liability or material obligation on the part of the Company or any of its Subsidiaries arising under any Environmental Law; (iv) no Hazardous Substances have been released by the Company or any Subsidiary or, to the Knowledge of the Company, any other person at or from any real property currently or, to the Knowledge of the Company, formerly owned or operated by the Company or any of its Subsidiaries in a manner that reasonably could be expected to result in a material liability for the Company or any of its Subsidiaries under Environmental Laws; (v) neither the Company nor any Subsidiary is subject to any ongoing obligations pursuant to any Consent Decree or other agreement resolving alleged material violations of or material liabilities under Environmental Laws; and (vi) the Company has made available to Parent all material reports, documents and studies in the Company’s or any Subsidiary’s possession relating to the environmental condition of real properties currently or formerly owned or operated by the Company or any Subsidiary, or relating to material noncompliance by the Company or any Subsidiary with applicable Environmental Laws. This Section 3.11 constitutes the sole and exclusive representation or warranty of the Company relating to environmental matters.

Section 3.12. Material Contracts.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound (other than this Agreement and other than any Contract that is to be transferred or assigned pursuant to the Life Sciences SAPA or that relates solely to the Life Sciences Assets or Life Sciences Liabilities) that:

(i) is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K;

(ii) provides for the purchase or sale of goods or products from a supplier or to a customer of the Company or any of its Subsidiaries which the Company or its Subsidiaries reasonably expect will result in purchases or sales in the aggregate amount that exceed $5,000,000 in the 2013 or 2014 fiscal year;

(iii) relates to a joint venture, partnership or other similar arrangement or to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any such joint venture, partnership or other similar arrangement;

(iv) provides for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $1,000,000, other than (A) Indebtedness solely between or among any of the Company and any of the Non-Life Sciences Subsidiaries and (B) letters of credit;

(v) limits the ability of the Company or any of its Subsidiaries (A) to compete in any line of business or with any Person or in any geographic area for any duration, (B) to sell to or purchase from any Person or entity other than exclusive sales agreements entered into in the ordinary course of business consistent with past practice, (C) to deliver services to any other Person or (D) to make use of any material Intellectual Property owned or otherwise used by the Company or any of its Subsidiaries;

(vi) provides that the Company or any of its Non-Life Sciences Subsidiaries license from any Person besides the Company or any of its Non-Life Sciences Subsidiaries any material Intellectual Property that is incorporated into any Company product (excluding software code or other materials that are generally available on standard commercial terms) (“Inbound IP Contracts”);

(vii) provides that the Company or any of its Non-Life Sciences Subsidiaries license to any Person besides the Company or any of its Non-Life Sciences Subsidiaries any material Intellectual Property owned by the Company or its Subsidiary, other than (A) nonexclusive licenses granted to customers or to distributors, resellers, or other channel partners in the ordinary course of business, (B) nonexclusive licenses granted to manufacturers, consultants, contractors, or suppliers of the Company or any of its Subsidiaries that permit use for the benefit of the Company or any of its Subsidiaries, or (C) nonexclusive licenses that do not include the right to make, have made, distribute or sell any Intellectual Property owned by the Company or its Subsidiaries (“Outbound IP Contracts”);

(viii) contains a “standstill” or similar agreement; or

(ix) is a Real Property Lease.

(b) All of the Material Contracts are valid and binding and in full force and effect (except those that are terminated after the date of this Agreement in accordance with their respective terms and not as a result of a breach or default thereunder by the Company or any of its Subsidiaries). To the Knowledge of the Company, no Person is challenging the validity or enforceability of any Material Contract in any material respect. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of the other parties thereto, has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither the Company nor any of its Subsidiaries has received notice that it has violated or defaulted under, any Material Contract, except for those violations and defaults which have not had and would not reasonably be expected to have a Company Material Adverse Effect. No party to any Material Contract has given the Company or any of its Subsidiaries written notice of its intention to cancel, terminate, change the scope of its rights under or fail to renew any Material Contract. To the Knowledge of the Company, no current or former officer or director of the Company (i) has (whether directly or indirectly through another entity in which such Person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of the Company (except as a stockholder) or any competitor, customer, supplier or agent of the Company or (ii) is currently a party to any Material Contract.

(c) A true, complete and unredacted copy of each Material Contract, together with all exhibits, schedules, amendments and supplements thereto, has been made available to Parent.

Section 3.13. Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened Action asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable Applicable Law) or other violation of Applicable Law concerning labor or employment, except as would not reasonably be expected to have a Company Material Adverse Effect, or seeking to compel the Company or any of its Subsidiaries to bargain with or otherwise recognize any labor organization or other employee representative, or otherwise concerning any current or former employee or independent contractor of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are party or otherwise subject to any Collective Bargaining Agreement or subject to any material bargaining order, injunction or other Order relating to the Company’s or any of its Subsidiaries’ relationship or dealings with its employees, any labor organization or any other employee representative, and no employee of the Company or any of its Subsidiaries is represented by a labor organization or any other employee representative. There is no strike, picketing, slowdown, lockout, stoppage or other job Action or labor dispute involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened and there has been no such Actions or disputes in the past five years. To the Knowledge of the Company, in the past five years, there has not been any attempt by employees of the Company or any of its Subsidiaries or any labor organization or other employee representative to organize, represent or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of the Company or any of its Subsidiaries. The employment of each employee of the Company or any of its Subsidiaries is terminable at will by the relevant Company entity without any penalty, liability or severance obligations. Neither the Company nor any of its Subsidiaries is required by Applicable Law or any Collective Bargaining Agreement to provide any notice to, consult with, or obtain the consent of any labor organization or other employee representative in connection with the execution of this Agreement or the Merger.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all Applicable Laws respecting immigration, employment and employment practices, terms and conditions of employment, including but not limited to wages and hours and the classification of employees and independent contractors.

Section 3.14. Benefits Matters; ERISA Compliance.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list identifying all material Company Benefit Plans (Company Benefit Plans designated with an “*” are sponsored or maintained solely for the benefit of current or former service providers of the Life Sciences Business). The Company has made available to Parent true and complete copies, to the extent applicable, of (i) all Company Benefit Plans, (ii) the most recent annual report on Form 5500 and all schedules thereto filed with the Internal Revenue Service (the “IRS”) with respect to each Company Benefit Plan, (iii) the most recent summary plan description for each Company Benefit Plan, (iv) each trust agreement, group annuity contract or other funding mechanism relating to any Company Benefit Plan, (v) the most recent financial statements and actuarial reports for each Company Benefit Plan, and (vi) the most recent IRS determination letter or opinion letter in respect of each Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plans” means, collectively (A) all “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and all other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, change in control, disability, vacation, death benefit, hospitalization, medical or other material benefit plans, programs, agreements or arrangements providing, or designed to provide, material benefits to any current or former directors, officers, employees, or consultants of the Company or any of its Subsidiaries or the beneficiaries or dependents of any such Person or as to which the Company or any of its Subsidiaries sponsors, maintains, contributes or is obligated to contribute, or under which the Company or any of its Subsidiaries has or may have any liability and (B) all employment, consulting, severance, retention, change of control, tax gross-up or termination agreements between the Company or any of its Subsidiaries and any current or former directors, officers, employees, or consultants of the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries has or may have any liability.

(b) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to cause the revocation of such determination or opinion letter from the IRS.

(c) Neither the Company nor any Person that would be treated as a single employer with the Company or any of its Subsidiaries under ERISA or the Code (any such Person, an “ERISA Affiliate”) has in the last six years contributed or has been obligated to contribute to any “employee pension plans”, as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, including a “multiemployer plan”, as defined in Section 3(37) of ERISA.

(d) No Company Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or Applicable Law).

(e) Except as would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan has been administered in accordance with its terms and is in compliance with ERISA (if applicable), the Code and all other Applicable Laws, and, with respect to the Company Benefit Plans, the Company and its Subsidiaries are in compliance with ERISA, the Code and all other Applicable Laws.

(f) There are no pending or, to the Knowledge of the Company, threatened claims (other than routine claims for benefits) by or on behalf of any participant or beneficiary in any of the Company Benefit Plans, or audits or investigations by a Governmental Entity or other Actions otherwise involving any such Company Benefit Plan or the assets of any Company Benefit Plan, except, in each case, for those that would not reasonably be expected to have a Company Material Adverse Effect.

(g) None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits under any Company Benefit Plan or otherwise; (ii) increase or enhance any benefits under any Company Benefit Plan or otherwise; or (iii) give rise to the payment of any amount by the Company or any of its Subsidiaries that would be nondeductible by reason of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party by which it is required by its terms to compensate, gross-up, indemnify, or otherwise reimburse any Person for excise taxes imposed pursuant to Section 4999 or Section 409A of the Code.

(h) All material contributions required to be made to any Company Benefit Plan by Applicable Law or the terms of the Company Benefit Plan for any period through the date hereof have been timely made or, to the extent not required to be made on or before the date hereof, have been accrued on the financial statements set forth in the Company SEC Documents to the extent required under GAAP.

(i) With respect to each Company Benefit Plan that is subject to the legal requirements of a jurisdiction outside the United States, (i) each such plan required to be registered has been registered, (ii) each such plan that is a defined benefit pension plan or a defined contribution plan has no material unfunded liability, and (iii) except as would not reasonably be expected to have a Company Material Adverse Effect, each such plan is in compliance with its terms and applicable legal requirements.

Section 3.15. Real and Personal Properties.

(a) Section 3.15 of the Company Disclosure Letter sets forth a true, accurate and complete list of the addresses of all real property (i) owned by the Company and each Company Subsidiary (the “Owned Real Property”) or (ii) leased, subleased by, licensed or with respect to which a right to use or occupy has been granted to or by the Company and each Company Subsidiary (the “Leased Real Property”, and together with the Owned Real Property, the “Real Property”), in each case, other than as relates solely to the Life Sciences Assets or Life Sciences Liabilities. The Company Disclosure Letter also sets forth beneath the addresses a true, accurate and complete list of all real property leases, including all amendments thereto, relating to the Owned Real Property and the Leased Real Property, specifying the lessor(s) and lessee(s) of such leased property and the date of such lease (each, a “Real Property Lease” and collectively, the “Real Property Leases”). The Company has delivered to Parent true, correct and complete copies of the Real Property Leases in each case, as amended or otherwise modified and in effect.

(b) The Company and its Subsidiaries have (i) good and valid fee simple title to all of the Owned Real Property, (ii) except as relates solely to the Life Sciences Assets or Life Sciences Liabilities, good and valid title to all the personal properties and assets reflected on the most recent audited balance sheet of the Company and its Subsidiaries included in the Company SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof (except for properties and assets that have been disposed of in the ordinary course of business consistent with past practice since the date thereof) and (iii) valid leasehold interests in all of the Leased Real Property, in each case free and clear of all Liens, other than Permitted Liens. The Real Property, together with permanent easements appurtenant thereto, includes all of the real property used or held for use in connection with or otherwise required to carry on the business of the Company and the Company Subsidiaries as currently conducted in all material respects. There is no pending or, to Company’s Knowledge, threatened in writing eminent domain taking affecting any of the Real Property.

Section 3.16. Taxes.

(a) Each of the Company and its Subsidiaries has timely filed, taking into account any extensions, all material Tax Returns required to have been filed (or such Tax Returns have been filed on their behalf) and such Tax Returns are accurate and complete in all material respects, and the Company has provided or made available to Parent accurate and complete copies of all income Tax Returns filed by the Company or any of its Subsidiaries since January 1, 2010. There are no material Liens with respect to Taxes upon any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(b) Each of the Company and its Subsidiaries has paid all material Taxes required to have been paid by it (whether or not shown on any Tax Return) other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings and have been adequately reserved under GAAP, and no material claim has been made in the last three (3) years by a Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries may be subject to Taxation in that jurisdiction.

(c) Neither the Company nor any of its Subsidiaries has received any written notice of any audits, written claims, examinations, investigations, or other proceedings by any Governmental Entity of the Company or any of its Subsidiaries with respect to any material amount of Taxes that are currently pending or threatened and no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Entity against the Company or any of its Subsidiaries which deficiency has not been paid or is not being contested in good faith in appropriate proceedings and has been adequately reserved under GAAP.

(d) Neither the Company nor any of its Subsidiaries has failed to withhold, collect, or timely remit any material amounts required to have been withheld, collected and remitted in respect of Taxes with respect to any payments to a vendor, employee, independent contractor, creditor, shareholder, or any other Person and the Company and its Subsidiaries have complied in all material respects with all reporting and recordkeeping requirements.

(e) Since January 1, 2010, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(f) Neither the Company nor any of its Subsidiaries is liable for any material amount of Taxes of any other Person (other than the Company and its Subsidiaries) pursuant to Treasury Regulation 1.1502-6 (or any similar provision of Applicable Law) or as a transferee or successor, by Contract or otherwise, or is a party to any Tax allocation or sharing agreement or any Tax indemnity agreement (other than commercial contracts entered into in the ordinary course of business that do not relate primarily to Taxes).

(g) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of any material amount of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is currently outstanding, and no closing agreements, private letter rulings, Tax holidays, technical advice memoranda or similar agreements or rulings related to Taxes have been entered into, issued by or requested from any Governmental Entity with or in respect of the Company or any of its Subsidiaries.

(h) Neither the Company nor any of its Subsidiaries has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

(i) Neither the Company nor any of its Subsidiaries is or has been required to make any adjustment pursuant to Section 481(a) of the Code (or any similar provision of Applicable Law) by reason of any change in any accounting methods within the last (3) three years, and there is no application pending with any Governmental Entity requesting for permission of any changes in any accounting methods, and to the Knowledge of the Company, no Governmental Entity has proposed any such adjustment or change in accounting method.

(j) The Company and each of its Subsidiaries (if required to do so by Applicable Law) is registered in accordance with all Applicable Law concerning Value Added Tax, Goods and Services Tax, Consumption Tax, and other equivalent Applicable Law, and has complied in all material respects with any recordkeeping and documentation requirements for purposes of the foregoing.

(k) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (or any similar provision of Applicable Law) or any “tax shelter” within the meaning of Section 6662 of the Code (or any similar provision of Applicable Law).

Section 3.17. Proxy Statement. None of the information included or incorporated by reference in the Proxy Statement will, at the time it is first published or mailed to the stockholders of the Company, at the time of any amendment thereof or supplement thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made in the Proxy Statement based on written information supplied by or on behalf of Parent or Merger Sub expressly for inclusion in the Proxy Statement.

Section 3.18. Brokers’ Fees and Expenses. Except for Barclays Capital Inc., no broker, finder or investment banker is entitled to any broker’s, finder’s, investment banker’s or other similar fee or commission in connection with the transactions contemplated by this Agreement (including the sale of the Life Sciences Business) based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true and complete copy of all agreements between the Company and Barclays Capital Inc. pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated by this Agreement (including the sale of the Life Sciences Business).

Section 3.19. Opinion of Financial Advisor. The Company Board has received the opinion of Barclays Capital Inc., to the effect that, as of the date hereof and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be offered to the holders of shares of Company Common Stock is fair from a financial point of view to such holders. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. It is agreed and understood that such opinions are for the benefit of the Company Board and may not be relied on by Parent or Merger Sub. The Company will make available to Parent solely for informational purposes a signed copy of such opinion as soon as possible following execution of this Agreement (and, in any event, within two (2) Business Days following the execution of this Agreement).

Section 3.20. Takeover Statutes. The approval of the Company Board of this Agreement and the Merger represents all the action necessary to render inapplicable to this Agreement and the Merger the provisions of Section 203 of the DGCL to the extent, if any, such section would otherwise be applicable to this Agreement and the Merger, and no other state takeover statute applies to this Agreement and the Merger.

Section 3.21. Insurance.

(a) As of the date of this Agreement, each material current insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage (other than such policies which insure solely Life Sciences Assets or Life Sciences Liabilities or are to be transferred pursuant to the Life Sciences Buyer pursuant to the Life Sciences SAPA) (each, an “Insurance Policy”) is in full force and effect and none of the Company or any of its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) in any material respect under any Insurance Policy, and, to the Knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under any Insurance Policy. There have been no changes to the terms, provisions or conditions of any Insurance Policy since December 31, 2013.

(b) As of the date of this Agreement, there is no material claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed, in whole or in part, by the underwriters of such Insurance Policies. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, or the future unavailability on substantially the same terms of, any of such Insurance

Policies. At no time subsequent to December 31, 2012, has the Company or any of its Subsidiaries (a) been denied any material insurance or indemnity bond coverage which it has requested or (b) made any material reduction in the scope or amount of its insurance coverage.

Section 3.22. Certain Business Practices. The Company and each of its Subsidiaries (a) is in compliance in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act and any other U.S. or foreign Legal Requirement concerning corrupt payments applicable to it and (b) neither the Company nor any of its Subsidiaries has, to the Knowledge of the Company, been investigated by any Governmental Entity with respect to, or been given written notice (or, to the Knowledge of the Company, oral notice) by a Governmental Entity of, any violation by the Company or any of its Subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act, or any other U.S. or foreign law concerning corrupt payments. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any employee, representative or agent of the Company authorized to act, and acting, on behalf of the Company or any of its Subsidiaries has paid or given, offered or promised to pay or give, or authorized or ratified the payment or giving, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or employee or any political party or candidate for political office or Governmental Entity for the direct or indirect purpose of influencing any act or decision of such Person or of the Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage that, in each case, has or would reasonably be likely to result in a violation of Applicable Law. For purposes of this provision, an “official or employee” includes any known official or employee of any directly or indirectly government-owned or controlled entity, and any known officer or employee of a public international organization, as well as any person known to be acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

Section 3.23. Sanctioned Persons; PATRIOT Act. None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees, agents, advisors or Affiliates is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of the Company and its Subsidiaries and their respective directors, officers and, to the Knowledge of the Company, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (i) all Sanctions Laws and (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and any other applicable terrorism and money laundering laws, rules, regulations and orders. The operations of the Company and its Affiliates have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the applicable money laundering-related laws.

Section 3.24. Conflict Minerals. The Company has taken reasonable actions necessary for the Company to be in compliance in all material respects in 2014 with the disclosure requirements of applicable U.S. federal securities laws related to Conflict Minerals. “Conflict Minerals” means: (1) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State of the United States determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo; and (2) any other mineral or its derivatives determined by the Secretary of State of the United States to be financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo.

Section 3.25. Life Sciences Transaction.

(a) None of the Life Sciences Assets or any other rights or interests being transferred by the Company or any Non-Life Sciences Subsidiary pursuant to the Life Sciences SAPA is used in any material respect by the microelectronics and resource efficiency business of the Company and the Non-Life Sciences Subsidiaries as conducted on the date of this Agreement and as it has been conducted since January 1, 2013.

(b) The Seller Fundamental Representations (as defined in the Life Sciences SAPA) were true and correct as of the date of the Life Sciences SAPA and, to the extent it has occurred, the Closing Date (as defined in the Life Sciences SAPA), other than representations and warranties specified in the Life Sciences SAPA to be made as of another date, which representations and warranties were true and correct as of such other date, and, to the Knowledge of the Company, no facts or circumstances exist that would provide the Life Sciences Buyer with the ability to bring a successful claim against the Company or any Non-Life Sciences Subsidiary with respect to the Seller Fundamental Representations.

(c) The portions of the MN Facility that the Life Sciences Buyer may have non-exclusive use of, and access to, pursuant to Section 2.3(b) of the Transition Services Agreement relate only to common areas within the MN Facility previously used by the Life Sciences Business and do not include any other aspects of the MN Facility or use of or access to any manufacturing assets.

(d) After giving effect to the closing of the sale of the Life Sciences Business pursuant to the Life Sciences SAPA, including the consummation of the Restructuring Transactions, neither the Company nor any Non-Life Sciences Subsidiary has outstanding any Indebtedness to any Life Sciences Subsidiary and, except as arising out of the Life Sciences SAPA or the Transition Services Agreement, neither the Company nor any Non-Life Sciences Subsidiary has any obligation, whether direct, indirect, accrued, absolute, contingent or otherwise, to any Life Sciences Subsidiary or to the Life Sciences Buyer and none of the Life Sciences Subsidiaries nor the Life Sciences Buyer has any rights against the Company or any Non-Life Sciences Subsidiary, except, in each case, for accounts receivables and accounts payables entered into the ordinary course of business and which will be settled in accordance with the Life Sciences SAPA.

Section 3.26. No Other Representations or Warranties. Except for the representations and warranties contained in Article IV (as modified by the Parent Disclosure Letter) or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, the Company acknowledges that none of Parent or Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except (i) as disclosed in the reports, schedules, forms, statements, prospectuses and other documents required to be filed with or furnished to the SEC by Parent since January 1, 2013, together with any exhibits and schedules thereto and other information incorporated therein (collectively, the “Parent SEC Documents”) or any other report, schedule, form, statement, prospectus or other document (including exhibits and schedules thereto and other information incorporated therein) in each case filed with, or furnished to, the SEC after January 1, 2013 and publicly available prior to the date of this Agreement (other than any risk factor disclosure or other similarly cautionary, predictive or forward-looking statements set forth in any section of any such Parent SEC Document) or (ii) in the disclosure letter delivered by Parent to the Company at or before the execution and delivery by the Company of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such information is relevant to such other section or subsection):

Section 4.01. Qualification, Organization, Subsidiaries, etc.

(a) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except, in the case of Parent and its Subsidiaries, where the failure to be so duly approved, qualified or licensed and in good standing has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Parent has delivered or made available to the Company, prior to execution of this Agreement, true and complete copies of the restated certificate of incorporation of Parent in effect as of the date of this Agreement (the “Parent Charter”) and the amended and restated by-laws of Parent in effect as of the date of this Agreement (the “Parent By-laws”) and true and complete copies of the restated certificate of incorporation of Merger Sub in effect as of the date of this Agreement and the by-laws of Merger Sub in effect as of the date of this Agreement.

Section 4.02. Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement to which it is a party. Parent Board and the board of directors of Merger Sub have (i) approved the execution, delivery and performance of this Agreement, (ii) determined that entering into this Agreement is fair to, and in the best interests of, Parent and its stockholders or Merger Sub and its stockholders, as applicable, and (iii) declared this Agreement and the Merger advisable. No other corporate proceedings on the part of Parent are necessary to authorize or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement to which it is a party (except for the filing of the appropriate merger documents as required by the DGCL). The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated by this Agreement are within the corporate powers of Merger Sub and have been duly authorized by all necessary corporate action on the part of Merger Sub. Parent and Merger Sub have each duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.03. Governmental Authorization; Non-contravention.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby to which it is a party require no action by or in respect of, or filing with, any Governmental Entity other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent or Merger Sub is qualified to do business, (ii) filings required under, and compliance with any applicable requirements of the HSR Act and any other applicable Regulatory Law as set forth on Section 4.03 of the Parent Disclosure Letter, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws, and (iv) consents, approvals, Orders, authorizations, registrations, declarations, and filings the failure of which to be obtained, made or given have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby to which it is a party do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Parent Charter or Parent By-laws or the certificate of incorporation or by-laws of Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.03(a), contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding upon Parent or any of its Subsidiaries or any governmental licenses, authorizations, Permits, consents (including consents required by Contract), approvals, variances, exemptions or Orders affecting, or relating in any way to, the assets or business of Parent and any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii) through (iv), as have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.04. Absence of Litigation. As of the date hereof, there are no Actions pending or, to the Knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub or any of their respective Subsidiaries, or any Order to which Parent or Merger Sub or any of their respective Subsidiaries is subject, except, in each case, for those that would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is subject to an outstanding Order that has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.05. Ownership of Merger Sub.

(a) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is owned beneficially and of record by Parent, free and clear of all Liens.

(b) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the transactions contemplated hereby and, prior to the Effective Time, will not have engaged in any other business activities other than those relating to the transactions contemplated hereby.

Section 4.06. Financing. Parent will have available to it at the Closing, sufficient cash to consummate the Merger and to pay the aggregate Merger Consideration to the Paying Agent and any other amounts required to be paid by Parent in connection with the consummation of the transactions contemplated hereby to which it is a party and to pay all related fees and expenses of Parent and Merger Sub, and there is no restriction on the use of such cash for such purposes. Parent has delivered to the Company a true, complete and correct copy, including all exhibits, schedules or amendments thereto, of the fully executed commitment letter, dated as of the date hereof, from Goldman Sachs Bank USA (the “Commitment Party”) to Parent (the “Debt Commitment Letter”), pursuant to which the Commitment Party has committed, upon the terms and subject to the conditions set forth therein (subject to any “market flex” provisions included in the fee letter dated the date hereof referred to therein (the “Fee Letter”), a true and complete copy of which has been delivered to the Company with fees, economic terms and other customary provisions redacted), to provide the financing set forth in the Debt Commitment Letter (the “Debt Financing”). The Debt Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement and the respective commitments contained in the Debt Commitment Letter have not been withdrawn, terminated or rescinded in any respect. Neither Parent nor Merger Sub has entered into any agreement, side letter, contract or other arrangement relating to the financing of the payments to be made by them at the Effective Time, other than as set forth in the Debt Commitment Letter and the Fee Letter and the engagement letter related thereto or as permitted under Section 6.11 (complete copies of each of which have been provided to the Company, with only fee and other economic amounts redacted). The Debt Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent and, to the knowledge of Parent and Merger Sub, a valid, binding and enforceable obligation of the Commitment Party, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the conditions precedent set forth in the Debt Commitment Letter and, in each case, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts, if any, that are due and payable on or prior to the date of this Agreement in connection with the Debt Financing. As of the date of this Agreement, assuming the accuracy of the representations and warranties set forth in Article III such that the condition set forth in Section 7.02(a) is satisfied, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a breach or default on the part of Parent, or, to the knowledge of Parent or Merger Sub, any other party thereto under the Debt Commitment Letter. As of the date of this Agreement, assuming the accuracy of the representations and warranties set forth in Article III such that the condition set forth in Section 7.02(a) is satisfied, the performance by the Company of its obligations under this Agreement and the satisfaction of the other conditions set forth in Section 7.01 or Section 7.02, neither Parent nor Merger Sub has any reason to believe that Parent will be unable to satisfy on a timely basis any of the conditions to the Debt Financing to be satisfied pursuant to the Debt Commitment Letter (subject to any “market flex” provisions included in the Fee Letter) on or prior to the Closing Date. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing (including pursuant to any “market flex” provisions included in the Fee Letter), other than the conditions precedent set forth in and contemplated by the Debt Commitment Letter and the payment of customary fees. Parent and Merger Sub understand and acknowledge that under the terms of this Agreement, Parent’s and Merger Sub’s obligations to consummate the Merger are not in any way contingent upon or otherwise subject to Parent’s or Merger Sub’s consummation of any financing arrangements, Parent’s or Merger Sub’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent or Merger Sub.

Section 4.07. No Ownership of Company Common Stock. None of Parent, Merger Sub or any of their Affiliates is or has been during the past three years an “interested stockholder” of the Company as defined in Section 203 of the DGCL. None of Parent, Merger Sub or any of their controlled Affiliates beneficially owns, directly or indirectly, or is the record holder of (or during the past three years has beneficially owned, directly or indirectly, or been the record holder of), or is (or during the past three years has been) a party to any Contract (other than this Agreement and the Confidentiality Agreement), arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Company Common Stock or any option, warrant or other right to acquire any shares of Company Common Stock.

Section 4.08. Brokers’ Fees and Expenses. Except for Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent or Merger Sub, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.

Section 4.09. No Other Representations or Warranties. Except for the representations and warranties contained in Article III or in any certificate delivered by the Company to Parent or Merger Sub in accordance with the terms hereof (and notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, projections, estimates, budgets or other information), Parent acknowledges that none of the Company, its Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.01. Conduct of Business.

(a) Conduct of Business of the Company. From the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, except (i) as prohibited or required by Applicable Law, (ii) as set forth in Section 5.01 of the Company Disclosure Letter, (iii) as otherwise required or expressly contemplated by this Agreement, (iv) if Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), or (v) for any actions required to be taken pursuant to the terms of the Life Sciences SAPA (including, without limitation, the Restructuring Transactions or pursuant to the Transition Services Agreement) or otherwise solely related to the Life Sciences Assets or the Life Sciences Liabilities, the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course of business consistent with past practice and in compliance in all material respects with all Applicable Laws and the requirements of all Material Contracts, (B) use its reasonable best efforts to preserve intact its business organization and business relationships (including with its suppliers, customers and Governmental Entities) and keep available the services of its current officers and employees, (C) use its reasonable best efforts to keep in effect all material insurance policies in coverage amounts substantially similar to those in effect on the date of this Agreement, and (D) use its reasonable best efforts to promptly notify Parent of (1) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (2) any Action commenced or threatened in writing, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that relates to the consummation of the transactions contemplated by this Agreement; provided, however, that no action or failure to take action with respect to matters specifically addressed by any of the provisions of the next sentence shall constitute a breach under this sentence unless such action or failure to take action would constitute a breach of such provision of the next sentence. In addition, and without limiting the generality of the foregoing and to the fullest extent permitted by Applicable Law, from the date of this Agreement until the earlier of termination of this Agreement and the Effective Time, except (i) as set forth in Section 5.01 of the Company Disclosure Letter, (ii) for any actions required to be taken pursuant to the terms of the Life Sciences SAPA (including, without limitation, the Restructuring Transactions or pursuant to the Transition Services Agreement) or otherwise solely related to the Life Sciences Assets or any Life Sciences Liabilities (except as specifically provided for below), or (iii) with Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following:

(i) amend the Company Charter or the Company By-laws or amend in any material respect (or in any respect adversely impacting Parent or Merger Sub) the comparable organizational documents of any Subsidiary of the Company, or enter into any written agreement with any of the Company’s stockholders in their capacity as such;

(ii) (A) issue, sell, encumber or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests, except for any issuance, sale or grant (1) solely between or among the Company and its wholly owned Non-Life Sciences Subsidiaries or (2) required pursuant to the exercise or settlement of Company Stock Options, Company Restricted Stock Awards or Company Restricted Stock Unit Awards identified in Section 3.03(a) as outstanding on the Capitalization Date in accordance with the terms of the applicable Company Stock Plan in effect on the Capitalization Date or granted after the date hereof to the extent expressly permitted by this Agreement, (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests, except (x) pursuant to written commitments in effect as of the date hereof with former directors or employees in connection with the termination of their services to the Company or any of its Subsidiaries, copies of which have been filed as exhibits to the Company SEC Documents or (y) in connection with the satisfaction of Tax withholding obligations with respect to Company Stock Options, Company Restricted Stock Awards or Company Restricted Stock Unit Awards, acquisitions by the Company in connection with the forfeiture of such equity awards, or acquisitions by the Company in connection with the net exercise of such Company Stock Options, or (C) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;

(iii) (A) in the case of the Company, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock, Company Securities or other equity or voting interests and (B) in the case of any Subsidiary of the Company, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock, Company Securities or other equity or voting interests, other than, in each case with respect to any dividend or distribution solely to the Company or any wholly owned domestic Non-Life Sciences Subsidiaries or solely to the extent provided for in the Restructuring Transactions;

(iv) (A) incur any Indebtedness or issue or sell any debt securities or rights to acquire debt securities, except for (1) Indebtedness solely between or among the Company and any of its wholly owned Non-Life Sciences Subsidiaries, (2) letters of credit issued in the ordinary course of business consistent with past practices, and (3) trade credit or trade payables in the ordinary course of business consistent with past practice, or (B) make any loans, capital contributions or advances to any person outside of the ordinary course of business consistent with past practice, other than to the Company or any wholly owned Non-Life Sciences Subsidiary of the Company;

(v) acquire, sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any Real Property or other material properties or assets, including Intellectual Property, or any material interests therein or waive or relinquish, abandon or allow to lapse any Real Property or other material properties or assets, including Intellectual Property, other than (A) in the ordinary course of business consistent with past practice for fair market value in an amount not to exceed $5,000,000 in the aggregate, (B) pursuant to Contracts in existence on the date of this Agreement and set forth on Section 3.12 of the Company Disclosure Letter, or (C) with respect to transactions (x) where the Company is the acquiring or disposing party, among the Company and one or more of the wholly owned Non-Life Sciences Subsidiaries in the ordinary course of business consistent with past practice or (y) where a wholly owned Non-Life Sciences Subsidiary is the acquiring or disposing party, among the Company and one or more of the wholly owned Non-Life Sciences Subsidiaries or among the wholly owned Non-Life Sciences Subsidiaries;

(vi) make or authorize capital expenditures in any calendar year that, individually or in the aggregate, exceed the amounts budgeted in the Company’s current plan, which amounts are set forth in Section 5.01(a)(vi) of the Company Disclosure Letter, by more than 10%;

(vii) make any change in financial accounting methods, principles or practices, or elections, except insofar as may be required by a change in GAAP or Applicable Law occurring after the date of this Agreement;

(viii) assign, transfer, lease, cancel, fail to renew or fail to extend any Real Property Lease or Permit;

(ix) (A) commence any Action, except with respect to (1) routine matters in the ordinary course of business and consistent with past practices or (2) in such cases where the Company reasonably determines in good faith that the failure to commence such Action would result in a material impairment of a valuable aspect of the Business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Actions prior to the commencement thereof) or (B) settle or compromise, or propose to settle or compromise, any claim or Action involving or against the Company or any of its Subsidiaries, other than, subject to Section 6.10, settlements or compromises involving only monetary payment by the Company or any of its Subsidiaries in an amount not to exceed $5,000,000 individually or $10,000,000 in the aggregate;

(x) abandon, encumber, convey title (in whole or in part), exclusively license or grant any material exclusive right or other material exclusive licenses to material Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries, or enter into licenses or agreements that impose material restrictions upon the Company or any of its Affiliates with respect to material Intellectual Property owned by any third party and impair the operation of the business of the Company or any of its Affiliates, in each case, other than in the ordinary course of business consistent with past practice;

(xi) except for amendments, terminations or non-renewals in the ordinary course of business consistent with past practice, amend, waive any provision of, fail to enforce (in each case, in any material respect), assign or terminate any Material Contract or enter into a Contract that would reasonably be likely to (i) adversely affect the Company, Parent or the Surviving Company in any material respect, (ii) limit or restrict the Surviving Company or any of its Affiliates from engaging or competing in any line of business or in any geographical area, other than exclusive sales agreements entered into in the ordinary course of business consistent with past practice or (iii) be a Material Contract if entered into prior to the date hereof;

(xii) except as required by Applicable Law, pursuant to the terms of any Company Benefit Plan in effect on the date hereof, (i) increase the compensation of, hire or terminate any director, executive officer or other employee or independent contractor with annual compensation in excess of $100,000, other than in the ordinary course of business consistent with past practice, or (ii) establish, amend or terminate any Company Benefit Plan (or any plan, program, arrangement or agreement that would be a Company Benefit Plan if it were in existence on the date hereof) or Collective Bargaining Agreement or increase the benefits provided under any Company Benefit Plan;

(xiii) forgive any loans to any employees, officers or directors of the Company, or any of their respective Affiliates;

(xiv) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or any series of related transactions any equity interests in any Person or any business or division of any Person or all or substantially all of the assets of any Person (or any business or division thereof), form any Subsidiary or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

(xv) adopt a plan of complete or partial liquidation, dissolution, merger or conversion or resolution providing for or authorizing such a liquidation, dissolution, merger or conversion;

(xvi) (1) except as in the ordinary course of business: (A) make or change any material Tax election of the Company or its Subsidiaries; (B) settle or compromise any material Tax liability of the Company or any of its Subsidiaries or settle or compromise any Tax liability that could have a material effect on the Company or its Subsidiaries in future taxable years; (C) make any material change in any method of Tax accounting; (D) file any material amendment to an income or other material Tax Return; or (E) waive or extend any statute of limitations in respect of any material Taxes except as required by Applicable Law; or (2) fail to promptly notify Parent of any material audit, examination, investigation, written claim or other proceeding by any Governmental Entity relating to Taxes that arises prior to the Effective Time;

(xvii) repatriate any cash, cash equivalents or other assets to the extent that such repatriation would result in a Tax liability to the Company or any of its Subsidiaries except, in connection with the repayment of outstanding indebtedness of an amount not in excess of $60,000,000, for withholding taxes in local jurisdictions that are not material in relation to the value of the cash, cash equivalents or other assets repatriated;

(xviii) amend, modify or waive any provisions of the Life Sciences SAPA or the Transition Services Agreement (or otherwise alter the terms of any services or consideration to be paid therefor under the Transition Services Agreement) that would adversely impact the Parent, the Company, or the Surviving Company in any respect;

(xix) enter into any license or sublease with the Life Sciences Buyer of the real property leased by ATMI PACKAGING pursuant to the Lease, dated October 21, 2004, by and between West-Bloom Industrial, LLC and ATMI PACKAGING, as amended from time to time (the “MN Facility”) on terms that are inconsistent with the terms specified in the Transition Services Agreement in any material respect and that would not reasonably be expected to materially impair the use of the MN Facility by the Company and its Subsidiaries; or

(xx) agree, commit or propose to take any of the foregoing actions.

Section 5.02. No Solicitation by the Company; Company Board Recommendation.

(a) No Solicitation. Except as expressly permitted by this Section 5.02, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and its and their directors and officers not to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, with such directors and officers referred to above, “Representatives”) not to, directly or indirectly (i) solicit, seek, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing any non-public information) any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of encouraging or facilitating, any Acquisition Proposal or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse, recommend, submit to stockholders or declare advisable any Acquisition Proposal, (iv) enter into any letter of intent, term sheet, memorandum of understanding, acquisition agreement, merger agreement, option agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal or modify, amend or waive any provision in any Contract contemplating or otherwise relating to an Acquisition Proposal or (v) release or terminate or permit the release of any Person from, or termination of, or waive or modify or permit the waiver or modification of any provision of, or fail to enforce or cause not to be enforced, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party except to the extent that the failure to so release, terminate, waive, modify or fail to enforce would be inconsistent with the fiduciary duties of the Company Board under Applicable Law. The Company shall, and shall cause its Subsidiaries and its and their directors and officers to, and shall use its reasonable best efforts to cause its and their respective Representatives (other than its and their directors and officers) to, immediately cease and cause to be terminated all discussions and negotiations with any Person that may be ongoing with respect to any Acquisition Proposal. The Company shall promptly (but in no event later than forty-eight (48) hours following the execution of the Agreement) demand that each Person that has heretofore executed a confidentiality agreement with the Company with respect to consideration of a possible Acquisition Proposal at anytime after January 1, 2013 (other than agreements that have expired by their terms) immediately return or destroy all confidential information heretofore furnished by the Company, any of its Subsidiaries or any of its Representatives to such Person, its Subsidiaries or its Representatives.

(b) Discussions. Notwithstanding anything to the contrary in Section 5.02(a) or any other provision hereof, if (i) at any time prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal did not result from any breach of this Section 5.02, and (ii) in the case of the following clauses (B) and (C), the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, that such bona fide written Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company and its Representatives may (A) contact the Person or group of Persons who has made such Acquisition Proposal in order to clarify terms for the sole purpose of the Company Board informing itself about such Acquisition Proposal, (B) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided, that the Company shall promptly (and in any event within 24 hours) provide or make available to Parent any non-public information concerning the Company or its Subsidiaries that is provided or made available to any Person given such access which was not previously provided to Parent or its Representatives and (C) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any breach of any of the restrictions set forth in this Section 5.02 by any Representative of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 5.02 by the Company.

(c) Notice of Acquisition Proposals. The Company shall promptly (and in no event later than twenty-four (24) hours after receipt) notify Parent orally and in writing after receipt by the Company or any of its Representatives of any Acquisition Proposal, any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or any request for non-public information relating to the Company or any of its Subsidiaries, including of the identity of the person making the Acquisition Proposal or other request and the material terms and conditions thereof, and shall promptly (and in no event later than twenty-four (24) hours after receipt) provide copies to Parent of any written proposals, indications of interest, and/or draft agreements relating to such Acquisition Proposal. The Company shall keep Parent informed, on a prompt basis, as to the status of (including changes to any material terms of, and any other material developments with respect to) such Acquisition Proposal (including by promptly (and in no event later than twenty-four (24) hours after receipt) providing to Parent copies of any additional or revised written proposals, indications of interest, and/or draft agreements relating to such Acquisition Proposal). The Company agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 5.02.

(d) Adverse Recommendation Change. Except as set forth in this Section 5.02(d), the Company Board shall not (i) (A) change, withhold, withdraw, qualify or modify, in a manner adverse to Parent (or publicly propose or resolve to change, withhold, withdraw, qualify or modify), the Company Recommendation with respect to the Merger, (B) fail to include the Company Recommendation in the Proxy Statement, (C) approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company, an Acquisition Proposal, or (D) fail to publicly reaffirm the Company Recommendation within three (3) Business Days after Parent so requests in writing if there has been any public disclosure by a third party related to an actual Acquisition Proposal by such third party; provided that the Company will be obligated to make such reaffirmation only once in response to each such actual Acquisition Proposal made by such third party; and provided, further, that if the Company Stockholders Meeting is scheduled to take place less than three (3) Business Days after such request, the Company will reaffirm the Company Recommendation prior to such meeting), or (E) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company, provided that a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act shall not be prohibited within ten (10) Business Days after commencement of such tender offer or exchange offer (any of the foregoing, an “Adverse Recommendation Change”) or (ii) authorize, adopt or approve or propose to authorize, adopt or approve, an Acquisition Proposal, or cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement. Notwithstanding anything herein to the contrary, at any time prior to the Company Stockholders Meeting, the Company Board may (I) effect an Adverse Recommendation Change in response to an Intervening Event, if and only if the Company Board has determined in good faith, after consultation with outside legal counsel that the failure to take such action would be inconsistent with the directors’ fiduciary duties under Applicable Law and (II) if the Company receives an Acquisition Proposal that the Company Board determines in good faith constitutes a Superior Proposal (after consultation with its financial advisors and outside legal counsel), authorize, adopt, or approve such Superior Proposal and cause or permit the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company Board may only take the actions described in (x) clause (II) if the Company terminates this Agreement pursuant to Section 8.01(d) concurrently with entering into such Alternative Acquisition Agreement and pays the applicable Termination Fee in compliance with Section 8.03(b)(i) and (y) clauses (I) or (II) if:

(i) the Company has provided prior written notice to Parent of its or the Company Board’s intention to take such actions at least three (3) Business Days in advance of taking such action, which notice shall specify (x) in the case of a Superior Proposal, the material terms of the Superior Proposal and shall include a copy of the relevant proposed transaction agreements with, and the identity of, the Person making the Acquisition Proposal, or (y) in cases not involving a Superior Proposal, the material circumstances giving rise to the Adverse Recommendation Change;

(ii) after providing such notice and prior to taking such actions, the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such three (3) Business Day period to make such adjustments in the terms and conditions of this Agreement as would permit the Company or the Company Board not to take such actions; provided, that any material change to the terms of such Superior Proposal or to the facts and circumstances relating to such Intervening Event shall require a new notice including the details required by the notice described in clause (i) above and the Company shall be required to comply again with the requirements of this Section 5.02(d)(y) with respect to each such material change; provided, further that with respect to each subsequent written notice related to a material change references to the three (3) Business Day period above shall be deemed to be references to a two (2) Business Day period; and

(iii) the Company Board shall have considered in good faith any changes to this Agreement or other arrangements that may be offered in writing by Parent by 5:00 PM Eastern Standard Time on the third (3rd) Business Day of such three (3) Business Day period (or the last day of any applicable extension pursuant to clause (ii) above) and shall have determined in good faith (A) with respect to the actions described in clause (I) after consultation with outside legal counsel, that it would continue to be inconsistent with the directors’ fiduciary duties under Applicable Law not to effect the Adverse Recommendation Change and (B) with respect to the actions described in clause (II), after consultation with outside counsel and its financial advisors, that the Acquisition Proposal received by the Company would continue to constitute a Superior Proposal, in each case, even if such changes offered in writing by Parent were given effect.

The Company shall be required to comply with the obligations under the foregoing clauses (ii) and (iii) with respect to each Superior Proposal it receives or any Intervening Event the Company Board identifies.

(e) Disclosure Obligations. Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any disclosure to the Company’s stockholders if the Company Board (after consultation with outside legal counsel) concludes that its failure to do so would be inconsistent with its fiduciary duties under Applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 5.02(d). For the avoidance of doubt, a factually accurate public statement that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto (without including a reaffirmation) shall not be deemed an Adverse Recommendation Change.

(f) For purposes of this Agreement:

(i) “Acquisition Proposal” means any proposal or offer from any Person or group of Persons (other than Parent or Merger Sub) providing for (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (1) 20% or more (based on the fair market value, as determined in good faith by the Company Board (or any committee thereof)) of assets (including capital stock of the Company’s Subsidiaries) or of the consolidated revenues or net income of the Company and its Subsidiaries, taken as a whole determined after giving effect to the completion of the transactions contemplated by the Life Sciences SAPA, or (2) shares or other equity securities of the Company which together with any other shares or other equity securities of the Company beneficially owned by such person or group, would equal 20% or more of aggregate voting power of the Company, (b) any tender offer or exchange offer that, if consummated, would result in any Person or group owning, directly or indirectly, 20% or more of the aggregate voting power of the Company, (c) any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company pursuant to which any Person or group (or the shareholders of any Person) would own, directly or indirectly, 20% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, or (d) any recapitalization transaction involving the Company, other than, in each case, the transactions contemplated by this Agreement or any offer or proposal solely and exclusively with respect to the Life Sciences Assets and the Life Sciences Liabilities, or any portion thereof.

(ii) “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”) which the Company Board (or any committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) (x) is reasonably likely to be consummated in accordance with its terms, and (y) if consummated, would be more favorable from a financial point of view to the holders of Company Common

Stock than the Merger, in each case, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and of this Agreement (including any changes to the terms of this Agreement proposed by Parent, any fees to be paid by the Company pursuant to Section 8.03 and to the likelihood of consummating such Acquisition Proposal without undue delay in accordance with its terms).

(iii) “Intervening Event” means a material event, development or change in circumstances with respect to the Company occurring or coming to the attention of the Company’s Board after the date of this Agreement and prior to obtaining the Company Stockholder Approval for the Merger, and which was not known, and could not reasonably be expected to have known or foreseen, by the Company Board as of or prior to the date of this Agreement; provided, however, that in no event shall (A) the receipt, existence or terms of an Acquisition Proposal, (B) any events, developments or change in circumstances of Parent, (C) the status of the Merger under the HSR Act or of any of the Required Antitrust Approvals, (D) any announcements, approvals, issuances, or regulations of any Governmental Entity, constitute an Intervening Event, or (E) any matter relating to the foregoing or consequence of the foregoing, constitute an Intervening Event.

Section 5.03. Sale of the Life Sciences Business. The Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to consummate the Closing (as defined in the Life Sciences SAPA).

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01. Preparation and Mailing of the Proxy Statement.

(a) As promptly as reasonably practicable after the execution of this Agreement, and in any event within fifteen (15) Business Days of the execution of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement relating to the matters to be submitted to the stockholders of the Company at the Company Stockholders Meeting (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”). The Company agrees that it will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. The Company and Parent agree that none of the information supplied by the Company or Parent, respectively, or any of their respective Subsidiaries or Representatives, for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published or mailed to the stockholders of the Company, at the time of any amendment thereof or supplement thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. Subject to Section 5.02, the Company Board shall make the Company Recommendation to the Company’s stockholders and shall include such recommendation in the Proxy Statement. Parent shall furnish all information concerning Parent and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested by the Company to be included therein and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. The Company shall promptly notify Parent upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve as promptly as practicable such comments with the SEC. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response or to participate in any meeting (telephonic or otherwise) with the SEC. The Company agrees that the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the resolution of any such comments.

(b) Subject to Section 6.01(a), and notwithstanding any Adverse Recommendation Change, the Company shall take all necessary actions in accordance with Applicable Law, the Company Charter, the Company By-laws and the rules of the NASDAQ to duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. Subject to Section 5.02, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval, including engaging a proxy solicitation firm reasonably acceptable to Parent to assist with proxy solicitations. Notwithstanding any provision of this Agreement to the contrary, the Company may not adjourn, recess or postpone the Company Stockholders Meeting except (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required by Applicable Law is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting or (ii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to solicit additional proxies and votes in favor of adoption of this Agreement if sufficient votes to constitute the Company Stockholder Approval have not been obtained.

(c) If prior to the Effective Time any event occurs with respect to Parent or any of its Subsidiaries, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d) The Company agrees that, unless this Agreement is terminated in accordance with its terms prior thereto, its obligations to hold the Company Stockholders Meeting pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by the making of any Adverse Recommendation Change by the Company Board; provided, however, that (x) if the public announcement of an Adverse Recommendation Change or the delivery of notice by the Company to Parent pursuant to Section 5.02(d)(i) occurs less than ten (10) days prior to the Company Stockholders Meeting, the Company shall be entitled to postpone the Company Stockholders Meeting to a date not more than ten (10) days after the later of such event; and (y) the Company shall not submit to the vote of its stockholders any Acquisition Proposal.

Section 6.02. Access to Information; Confidentiality. Subject to Applicable Law and as further set forth on Section 6.02 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, afford the Parent and the Parent’s Representatives reasonable access, upon reasonable advance notice and during normal business hours, during the period prior to the Effective Time, to all their respective properties, assets, books, contracts, commitments, plans, Tax records and Tax Returns, work papers, personnel, Representatives and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to the Parent (a) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws or commission actions and (b) all other information concerning its business, properties and personnel as may be reasonably requested, including all information regarding the Life Sciences SAPA (including, without limitation, with respect to the Restructuring Transactions or the Transition Services Agreement) and all information necessary to enable Parent to prepare the financial statements and related disclosures required to be included in

Parent’s Current Report on Form 8-K following the Closing (in each case, in a manner so as to not interfere in any material respect with the normal business operations of the Company its Subsidiaries); provided, however, that the Company shall not be required to permit such access or make such disclosure, to the extent that such disclosure or access would reasonably be likely to (i) violate the terms of any confidentiality agreement or other Contract with a third-party (provided that the Company shall use its commercially reasonable efforts to obtain the consent of any such agreement’s counterparty to such inspection or disclosure), (ii) result in the loss of any attorney-client privilege (provided that the Company will provide Parent with appropriate information regarding the factual basis underlying any circumstances that resulted in the preparation of such privileged analysis), or (iii) violate any Applicable Law. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 6.02 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement, dated as of September 24, 2013, between Parent and the Company (the “Confidentiality Agreement”). Subject to the limitations and restrictions set forth in, and without expanding the obligations of the Parties under, this Section 6.02, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Parent and its Subsidiaries to facilitate the planning of the integration of the parties and their respective businesses after the Closing Date.

Section 6.03. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things reasonably necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, Permits, authorizations, orders and other confirmations from any Governmental Entity necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (iii) execute and deliver any additional instruments necessary to consummate the Merger and the other transactions contemplated by this Agreement and (iv) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by this Agreement, in the case of each of clauses (i) through (iv), other than with respect to filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, approvals, consents, registrations, Permits, authorizations and other confirmations relating to Regulatory Laws, which are the subject of Section 6.03(c) and Section 6.03(d).

(b) In furtherance and not in limitation of the foregoing, the Company and Parent shall each use its reasonable best efforts to (i) take all action necessary to ensure that no “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or similar statute or regulation (collectively, “Takeover Laws”) is or becomes applicable to any of the transactions contemplated by this Agreement and refrain from taking any actions that would cause the applicability of such Takeover Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the transactions contemplated by this Agreement, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the transactions contemplated hereby.

(c) Each of the parties hereto agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and make any filing required under any other applicable Regulatory Law with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable and advisable following the date hereof (which, in the case of the Notification and Report Form pursuant to the HSR Act, shall be no later than ten (10) Business Days from the date hereof and, in the case of all other filings under any other Regulatory Law, shall be as promptly as reasonably practicable following the date hereof, or, in each case, as otherwise agreed to by the Company and Parent), (ii) supply as promptly as practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Regulatory Law and (iii) use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Regulatory Laws and to obtain all consents under any Regulatory Laws that may be required by the FTC, DOJ or any Governmental Entity with competent jurisdiction, so as to enable the parties hereto to consummate the Merger and the other transactions contemplated hereby. In furtherance and not in limitation of the foregoing, each party hereto shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Regulatory Law, including (A) defending any Action challenging this Agreement or the consummation of the transactions contemplated hereby to which it is a party (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed), (B) executing settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Entity or with any other Person, (C) terminating existing relationships, contractual rights or obligations of the Company or Parent or their respective Subsidiaries and (D) effectuating any other change or restructuring of the Company or Parent or their respective Subsidiaries, in each case, to the extent necessary to obtain all consents that may be required under the HSR Act or any other applicable Regulatory Laws or to resolve any objections asserted by any Governmental Entity with competent jurisdiction. Nothing in this Section 6.03 shall (W) require Parent or Merger Sub to sell, divest, convey or hold separate or otherwise take any other action (and the Company will not undertake any such action without Parent’s prior written consent) that limits Parent’s and its Subsidiaries’ freedom of action with respect to, or their ability to retain, particular products, assets or businesses of Parent or the Company or their respective Subsidiaries, or agree to take any such action, other than, solely in respect of products, assets or businesses of the Company (and not, for the avoidance of doubt, any products, assets, or businesses of Parent), only to the extent that such action would not reasonably be expected to impact in any material respect the expected benefits to Parent and its Subsidiaries, taken as a whole, of the transactions contemplated hereby, (X) require Parent, the Company or their respective Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing, (Y) require any of the parties to this Agreement to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent or approval or (Z) permit the Company or any of its Subsidiaries to take or agree to any action or other matter pursuant to this Section 6.03 referred to in clauses (B)-(D) or (X) above without Parent’s prior written consent, not to be unreasonably withheld. Other than with respect to the payment of all filing fees in connection therewith, which will be borne solely by Parent, the parties shall each bear their own costs and expenses of preparing such notifications and filings, including the fees of their respective legal counsel.

(d) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity by any Person in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the transactions contemplated by this Agreement, including any proceeding initiated by a private party, (ii) keep the other parties hereto informed in all material respects and on a reasonably timely basis of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, (iii) subject to Applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other parties hereto with respect to information relating to the other parties hereto and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any Governmental Entity, or in any filings or submissions in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby (it being understood that certain documents including those submitted under Item 4(c) or 4(d) of the Notification and Report Form pursuant to the HSR Act may be subject to reasonable redactions), and (iv) to the extent practicable and permitted by the FTC, the DOJ or such other applicable Governmental Entity or private party, as the case may be, give the other parties hereto the opportunity to attend and participate in any meetings and conferences. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 6.03(d) as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

Section 6.04. Indemnification, Exculpation and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms. From and after the Effective Time, to the fullest extent permitted by Applicable Law (including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the to which a corporation may indemnify its officers and directors) the Surviving Company agrees that it will indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any actual or threatened Action, whether civil, criminal, administrative, regulatory or investigative (including with respect to matters existing or occurring or alleged to occur at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Action, (x) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Action from the Surviving Company within ten (10) Business Days of receipt by the Surviving Company from the Company Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Company’s certificate of incorporation or by-laws, to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification and (y) the Surviving Company shall cooperate in the defense of any such matter.

(b) For a period of six (6) years following the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect the provisions in its certificate of incorporation and by-laws to the extent they provide for indemnification, advancement and reimbursement of expenses and exculpation of each Company Indemnified Party, as applicable, with respect to facts or circumstances occurring at or prior to the Effective Time, on the same basis as set forth in the Company Charter and Company By-laws in effect on the date of this Agreement, to the fullest extent permitted from time to time under Applicable Law, which provisions shall not be amended except as required by Applicable Law or except to make changes permitted by Applicable Law that would enlarge the scope of the Company Indemnified Parties’ indemnification rights thereunder.

(c) In the event that Parent, the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Company, as applicable, shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Company, as applicable, assume the obligations set forth in this Section 6.04.

(d) For a period of six (6) years from and after the Effective Time, the Surviving Company shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or provide substitute policies for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having the same or better ratings with respect to directors’ and officers’ liability insurance and fiduciary liability insurance as the Company’s carrier as of the date of this Agreement), except that in no event shall the Surviving Company be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Company is unable to obtain the insurance required by this Section 6.04 it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option (following reasonable consultation with Parent), purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the Maximum Amount. In the event the Company purchases such tail coverage, the Surviving Company shall cease to have any obligations under the first sentence of this Section 6.04(d). The Surviving Company shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(e) From and after the Effective Time, Parent shall guarantee the prompt payment of the obligations of the Surviving Company and its Subsidiaries under this Section 6.04.

(f) The provisions of this Section 6.04 shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

Section 6.05. Section 16 Matters. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.06. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system; provided, however, that the foregoing shall not apply to any release or other public statement to the extent containing information that is consistent with the joint press release referred to below or any other release or public statement previously issued or made in accordance with this Section 6.06; provided, further, that the Company need not consult Parent in connection with the matters referred to in and in accordance with Section 5.02, including any press release or public statement to be issued or made in order to effect an Adverse Recommendation Change made pursuant to and in accordance with Section 5.02, and Parent need not consult the Company in connection with any matters referred to in Section 5.02. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated hereby following execution of this Agreement will be a joint press release and shall be in a form agreed to by Parent and the Company. Except as expressly contemplated by this Agreement (including the first sentence of this Section) or as required by Applicable Law, no party shall issue any press release or make any public statement regarding the other party or the other party’s operations, directors, officers or employees without obtaining the other party’s prior written consent. In addition, the parties shall coordinate with respect to communications with employees, suppliers, customers, agents and other stakeholders regarding post-Closing transition, integration and related matters.

Section 6.07. Employee Matters.

(a) Until December 31, 2014, Parent shall, or shall cause its Subsidiaries to, provide each employee of the Company or any of its Subsidiaries who remains in the employment of Parent or any of its Subsidiaries following the Effective Time (a “Continuing Employee”) with: (i) at least the same base salary or base wages and annual cash bonus opportunities as were provided to such individual immediately prior to the Closing Date and (ii) employee benefits (other than equity compensation) that are no less favorable in the aggregate than those provided under the applicable Company Benefit Plans in which such Continuing Employee participated immediately prior to the Closing Date. From January 1, 2015 through at least the one-year anniversary of the Closing, Parent shall, or shall cause its Subsidiaries to, provide each Continuing Employee with base salary or base wages, annual cash bonus opportunities and employee benefits (other than equity compensation) that are no less favorable than the base salary or base wages and annual cash bonus opportunities and that are no less favorable in the aggregate than the employee benefits (other than equity compensation) provided to similarly situated employees of Parent or its Subsidiaries.

(b) Notwithstanding anything to the contrary in this Agreement, with respect to any Continuing Employee who is laid off, made redundant or whose employment is otherwise terminated without cause or for good reason (if applicable) (in each case, as defined in the severance applicable plan or program) during the one-year period following the Closing Date, Parent shall, or shall cause its Subsidiaries to honor the terms of the Company’s severance plans and programs as disclosed on Section 6.07(b) of the Company Disclosure Letter with respect to such Continuing Employee.

(c) Parent shall, or shall cause its Subsidiaries to, credit Continuing Employees for service earned on and prior to the Effective Time with the Company and its Affiliates, or any of their respective predecessors, to the extent such service was credited by the Company or its Subsidiaries under the corresponding Company Benefit Plan prior to Closing, in addition to service earned with Parent and its Subsidiaries on or after the Closing Date, (i) for purposes of eligibility, vesting or the calculation of vacation, sick days, severance, layoff and/or similar benefits (but not for purposes of defined benefit pension benefit accruals) under any retirement or other employee benefit plan, program or arrangement of Parent or any of its Subsidiaries for the benefit of the Continuing Employees on or after the Closing Date and (ii) for such additional purposes as may be required by Applicable Law; provided that nothing herein shall result in a duplication of benefits with respect to Continuing Employees.

(d) Parent shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to waive limitations on benefits relating to any pre-existing conditions of Continuing Employees and their eligible spouses and dependents (to the extent such limitations were waived under a corresponding Company Benefit Plan prior to the Closing). Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to recognize for purposes of annual deductible and out-of-pocket limits under their health plans applicable to Continuing Employees, deductible and out-of-pocket expenses paid by Continuing Employees and their respective spouses and dependents the Company’s or any of its Affiliates’ health plans in the calendar year in which the applicable Effective Time occurs.

(e) If requested by Parent at least ten (10) days prior to the Effective Time, the Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(a) of the Code that include a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code, effective not later than the day immediately preceding the Closing Date. In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence reasonably satisfactory to Parent that such 401(k) plan(s) have been terminated pursuant to the methodology set forth in the applicable plan not later than the day immediately preceding the Closing Date.

(f) Without otherwise limiting the generality of Section 9.07, the provisions of this Section 6.07 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Company or any of its Affiliates), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.07) under or by reason of any provision of this Agreement. Nothing in this Section 6.07 shall amend, or be deemed to amend (or, except as otherwise provided in this Section 6.07, prevent the amendment or termination of) any Company Benefit Plan or any other employee benefit plan, agreement or other arrangement. Notwithstanding anything to the contrary in Section 6.07(a), Parent shall honor the plans and agreements set forth on Section 6.07(f) of the Company Disclosure Letter in accordance with their terms. Parent shall have no obligation to continue to employ or retain the services of any Continuing Employee for any period of time following the Closing.

Section 6.08. Merger Sub; Parent Subsidiaries; Company Subsidiaries. Parent shall cause each of Merger Sub and any other applicable Subsidiary of Parent to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Merger Sub to consummate the Merger on the terms and conditions set forth in this Agreement. The Company shall cause each of its Subsidiaries to comply with and perform all of its obligations under or relating to this Agreement.

Section 6.09. Stock Exchange De-Listing. Parent shall cause the Company’s securities to be de-listed from the NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.10. Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of any stockholder litigation brought against the Company or its directors or officers relating to the transactions contemplated by this Agreement. Without limiting the preceding sentence, the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such litigation, and the right to consult on the settlement with respect to such litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned). The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.

Section 6.11. Financing.

(a) Subject to the terms of this Agreement (including the rights of Parent and Merger Sub in this Section 6.11(a) to obtain Alternative Financing), Parent and Merger Sub shall use their reasonable best efforts to take, or cause to be taken, all actions and use their reasonable best efforts to do, or cause to be done, all things necessary or advisable to arrange the Debt Financing and to consummate the Debt Financing at the Effective Time, including using reasonable best efforts to (i) maintain in effect the Debt Commitment Letter; (ii) satisfy on a timely basis all of the conditions precedent set forth in the Debt Commitment Letter; (iii) negotiate, execute and deliver definitive documentation for the Debt Financing that reflects the terms contained in the Debt

Commitment Letter (subject to any “market flex” provisions included in the Fee Letter or any fee letter relating to an Alternative Financing); and (iv) in the event that the conditions set forth in Section 7.01 and Section 7.02 and the conditions precedent set forth in the Debt Commitment Letter have been satisfied or, upon funding would be satisfied, cause the financing providers to fund the Debt Financing in accordance with the terms of the Debt Commitment Letter. Parent and Merger Sub shall have the right from time to time to amend, restate, replace, supplement or otherwise modify, or waive any of its rights under, the Debt Commitment Letter and/or substitute other debt or equity financing for all or any portion of the Debt Financing from the same and/or alternative financing sources (together with any alternative financing as described in clause (b) below, each an “Alternative Financing”); provided, that any such amendment, restatement, supplement, replacement or other modification to or waiver of any provision of the Debt Commitment Letter that amends the Debt Financing and/or substitution of all or any portion of the Debt Financing shall not, without the prior written consent of the Company, (A) reduce the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount, unless the Debt Financing is increased by a corresponding amount on substantially the same terms as provided in the applicable Debt Commitment Letter) to be funded at Closing, (B) impose new or additional conditions precedent or contingencies to the Debt Financing as set forth in the Debt Commitment Letter or otherwise amend, modify, or expand any conditions precedent to the funding of the Debt Financing (unless such conditions precedent or contingencies to the Alternative Financing would not be reasonably expected to (i) prevent or delay the Closing, (ii) make the funding of the Debt Financing (or the satisfaction of the conditions to obtaining the Debt Financing) less likely to occur, (iii) adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement or (iv) adversely impact the ability of Parent or Merger Sub to enforce its respective rights against the other parties to the Debt Commitment Letter or the definitive agreements with respect thereto), (C) release or consent to the termination of the obligations of the lenders under the Debt Commitment Letter (except for assignments and replacements of an individual lender under the terms of or in connection with the syndication of the Debt Financing or as otherwise expressly contemplated by the Debt Commitment Letter), (D) otherwise prevent or delay the Closing or (E) reasonably be expected to adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter or the definitive agreements with respect thereto; provided, further, that Parent and Merger Sub may amend, restate, replace, supplement or otherwise modify the Debt Commitment Letter (or any Alternative Financing) on one or more occasions to add additional arrangers, bookrunners, agents and lenders in accordance with the terms of the Debt Commitment Letter (but not to make any other changes other than to the extent otherwise permitted under this Section 6.11(a)). For purposes of this Agreement, the definition of “Debt Commitment Letter” shall include any amendment, restatement, supplement or other modification or waiver thereto, or any replacement thereof, and the definition of “Debt Financing” shall include any Alternative Financing, in each case permitted under this Section 6.11(a) or clause (b) below.

(b) If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (subject to any “market flex” provisions included in the Fee Letter and other than on account of any Alternative Financing referred to in clause (a) above having been completed) other than due to the failure of a condition to the consummation of the Debt Financing resulting from a material breach of any representation, warranty, or covenant of the Company set forth in this Agreement or the failure of any condition set forth in Section 7.01 or Section 7.02 of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain any such portion from alternative debt or equity sources as promptly as practicable following the occurrence of such event in an amount that will still enable Parent and Merger Sub to pay the aggregate Merger Consideration and any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated hereby to which it is a party and to pay all related fees and expenses of Parent and Merger Sub.

(c) Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall provide to the Company copies of any amendment, restatement, replacement, supplement or modification of the Debt Commitment Letter and all executed final definitive documents relating to the Debt Financing (excluding any provisions related solely to fees and economic terms (other than covenants) agreed to by the parties thereto and any provisions in any fee or engagement letters as customarily excluded by the Financing Sources). Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice which shall include reasonably detailed information regarding the circumstances referenced in the following clause: (i) if Parent becomes aware of any material breach or default by any party to the Debt Commitment Letter or any definitive document related to the Debt Financing; (ii) of the receipt by it of any written notice or other written communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to the Debt Commitment Letter or any definitive document related to the Debt Financing or any provisions of the Debt Commitment Letter or any definitive document related to the Debt Financing, or (B) material dispute or disagreement between or among any parties to the Debt Commitment Letter or any definitive document related to the Debt Financing with respect to the obligation to fund any portion of the Debt Financing or the amount of the Debt Financing to be funded at Closing; (iii) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Commitment Letter (subject to the “market flex” provisions included in the Fee Letter or any fee letter relating to any Alternative Financing) or the definitive documents related to the Debt Financing, and (iv) upon receiving the Debt Financing. As soon as reasonably practicable, after the date the Company delivers Parent or Merger Sub a written request, Parent and Merger Sub shall provide any additional information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence.

(d) From the date hereof until the earlier of (i) the Closing Date and (ii) termination of this Agreement pursuant to Section 8.01, the Company shall provide, and shall cause its Subsidiaries to provide and shall use its reasonable best efforts to cause its Representatives to provide, Parent and Merger Sub such cooperation as may be reasonably requested by Parent in connection with any Debt Financing, including (in each case to the extent reasonably requested) (A) participating, upon reasonable advance notice, in a reasonable number of meetings, presentations, road shows, rating agency presentations and drafting sessions, and participating in reasonable and customary due diligence, in each case with or by the Financing Sources (or prospective lenders or investors in any Debt Financing), (B) furnishing Parent and the Financing Sources, as promptly as reasonably practicable, with the Required Information, (C) assisting Parent and the Financing Sources in the preparation of (I) customary offering documents, syndication documents and materials (including assistance in creating usual and customary “public versions” of the foregoing), including confidential information memoranda, private placement memoranda, offering memoranda, lender and investor presentations, rating agency presentations, business and financial projections and similar documents and materials, in connection with any Debt Financing (all of the foregoing, collectively, the “Offering Documents”), including providing the “MD&A” and business description to be contained therein, and providing customary authorization and representation letters with respect thereto, and (II) materials for any Offering Documents, including business projections and financial statements (including assisting the Parent in preparing pro forma financial statements; provided that neither the Company nor any of its Subsidiaries or Representatives shall be responsible in any manner for any pro forma adjustments relating to proposed debt and equity capitalization that is required to be made to the historical information for such pro forma financial information) and identifying any portion thereof as containing material, non-public information, (D) reasonably cooperating with the marketing and syndication efforts of Parent, Merger Sub and any Financing Sources for any portion of any Debt Financing, including cooperation in connection with the obtainment of ratings, (E) using its reasonable best efforts to cause its current or former independent accountants to provide assistance and cooperation in any Debt Financing, including (I) participating in a reasonable number of drafting sessions and accounting due diligence sessions, (II) providing any necessary written consents to use their audit reports relating to the Company and to be named as an “Expert” in any document related to any Debt Financing and (III) providing any customary “comfort letters” (including customary negative assurance comfort, including change period comfort), (F) executing and delivering as of (but not before) the Closing Date definitive financing documents, including credit agreements, indentures, intercreditor agreements, pledge and security documents, and certificates (including borrowing base certificates), or other documents, to the extent reasonably requested by Parent and otherwise facilitating the granting or perfection of collateral to secure any Debt Financing, including delivery of certificates representing equity interests constituting collateral, intellectual property filings with respect to intellectual property constituting collateral and mortgages with respect to owned real property constituting collateral and obtaining releases of existing Liens, provided that the effectiveness of any definitive documentation executed by the Company or any of its Subsidiaries shall be subject to the consummation of the Merger, (G) furnishing Parent and any Financing Sources promptly, and in any event at least five (5) days prior to the Closing Date, with all documentation and other information required by any Governmental Entity with respect to any Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case, to the extent that such documentation and information has been reasonably requested in writing (which may be by e-mail) at least ten (10) days prior to the Closing Date, (H) assisting in the delivery of inventory appraisals and field audits and obtaining surveys and title insurance reasonably requested by Parent and (I) taking all corporate actions, subject to and only effective upon the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of any Debt Financing and to permit the proceeds thereof to be made available to the Surviving Company immediately after the Effective Time; provided that, notwithstanding anything in this Agreement to the contrary, (A) neither the Company nor any of its Subsidiaries shall be required to take any action that would cause it to bear any out-of-pocket cost or expense (not otherwise subject to reimbursement) or to pay any commitment or other similar fee or make any other similar payment or incur any other monetary liability or provide or agree to provide any indemnity in connection with the Debt Financing or any of the foregoing, in each case, to the extent effective prior to the Effective Time, (B) neither the Company nor any of its Subsidiaries or Representatives shall be required to take any action under this Section 6.11 that would interfere unreasonably with the business or operations of the Company or its Subsidiaries and (C) neither the Company nor any of its Subsidiaries shall be required to take any action that will conflict with or violate their respective organizational documents or result in the contravention of any contract to which the Company or any of its Subsidiaries is a party that is material to the business of the Company and its Subsidiaries taken as a whole prior to the Effective Time (it being agreed, however, that the foregoing clauses (B) and (C) shall not apply to (and shall not in any manner affect) the Company’s obligations hereunder with respect to the delivery of the Required Information or with respect to the other actions under this Section 6.11(d) that are usual and customary with respect to syndicated credit facilities or high yield offerings). The Company hereby consents to the reasonable use of its and its Subsidiaries’ logos in connection with the marketing of any Debt Financing; provided that such logos are used solely in a manner that is not intended to, and is not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company, its Subsidiaries and its or their respective marks, products, services, offerings or intellectual property rights.

(e) Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, out-of-pocket costs and expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing (including any action taken in accordance with this Section 6.11) and any information utilized in connection therewith, in any case, except to the extent suffered or incurred as a result of the bad faith, the gross negligence, willful misconduct or material breach of this Agreement by or of the Company or its Subsidiaries or their respective Representatives. In addition, Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or its Subsidiaries in connection with this Section 6.11.

(f) This Section 6.11 shall be the only provision in this Agreement setting forth the Company’s obligations to cooperate or provide information or access or take any other action in respect of the Debt Financing.

Section 6.12. Resignation of Directors. The Company shall use its reasonable best efforts to obtain and deliver to Parent on or prior to the Effective Time the resignation of the Company’s directors with such resignations to be effective as of the Effective Time.

Section 6.13. Life Sciences Business. Upon Parent’s written request (which shall be limited to one (1) written request), the Company shall furnish a written request to the parties to a Contract that relates to the Life Sciences Business and is included in the Life Sciences Assets or the Life Sciences Liabilities to be sold to or assumed by the Life Sciences Buyer pursuant to the Life Sciences SAPA to provide a full release of the

Company and each Non-Life Sciences Subsidiary that is a party to such Contract from all of the Company’s and such Non-Life Sciences Subsidiary’s obligations and liabilities thereunder; provided that, for the avoidance of doubt, if the Company complies with the requirements of this Section 6.13, but is unable to obtain any such release, such failure shall not be deemed to be a breach of this Section 6.13.

Section 6.14. Third Party Consents. The Company shall use its commercially reasonable efforts, and shall cause its Subsidiaries to use their commercially reasonable efforts, to take all actions reasonably requested by Parent to obtain waivers and consents from any and all third parties with respect to each Material Contract for which such waiver or consent is required in connection with the transaction contemplated by this Agreement; provided that in no event shall the Company be required to pay any consideration to any third party in connection with obtaining such consent or waiver; provided, further, that the Company shall not agree to any change to such Contracts that would be materially adverse to the interests of the Company, its Subsidiaries or, after the Merger, Parent or any of the Non-Life Sciences Subsidiaries without the prior written consent of Parent; provided, further, that if the Company complies with the requirements of this Section 6.14, but is unable to obtain any such consent, such failure shall not be deemed to be a breach of this Section 6.14.

Section 6.15. Cash Balances. Except as set forth on Section 6.15 of the Company Disclosure Letter, the Company will, and will cause its Subsidiaries to, use commercially reasonable efforts to take such actions as are reasonably requested by Parent prior to the Closing with respect to the Company’s existing cash balances, cash equivalents and marketable securities to enable Parent to use a portion of such cash balances, cash equivalents and marketable securities to fund a portion of the Merger Consideration; provided that (i) neither the Company nor any of its Subsidiaries shall be required to take any action under this Section 6.15 that would interfere unreasonably with the business or operations of the Company or its Subsidiaries prior to Closing and (ii) if this Agreement is terminated with the Closing not having occurred, Parent shall reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket expenses incurred by the Company as a result of actions taken at the request of Parent pursuant to this Section 6.15.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Antitrust. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been granted and (ii) all other Required Antitrust Approvals shall have been obtained.

(c) Legal Restraints. No Applicable Law and no judgment, preliminary, temporary or permanent, or other legal restraint or prohibition and no binding Order or determination by any Governmental Entity shall be in effect that prevents, makes illegal, restrains, enjoins or otherwise prohibits the consummation of the Merger.

Section 7.02. Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.01 [Qualification, Organization, Subsidiaries, etc.], Section 3.02 [Authority; Execution and Delivery; Enforceability], Section 3.03(b) [Capital Structure] (other than the first sentence and the penultimate sentence of

Section 3.03(b)), Section 3.18 [Brokers Fees and Expenses], Section 3.19 [Opinion of Financial Advisor], and Section 3.20 [Takeover Statutes] shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) the representations and warranties of the Company contained in Section 3.03(a) [Capital Structure], the first sentence and the penultimate sentence of Section 3.03(b) [Capital Structure], the first sentence of Section 3.06 [Absence of Certain Changes] and Section 3.25(a) [Life Sciences Transaction] shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time, except, in the case of Section 3.03(a) [Capital Structure] or the first sentence and penultimate sentence of Section 3.03(b) [Capital Structure], for such inaccuracies as are de minimis in nature and amount relative to such representation and warranty taken as a whole, and (iii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Life Sciences Transaction. The Closing (as defined in the Life Sciences SAPA) shall have occurred.

(d) Company Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.

Section 7.03. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in Section 4.01 [Qualification, Organization, Subsidiaries], Section 4.02 [Authority; Execution and Delivery; Enforceability], and Section 4.08 [Brokers’ Fees and Expenses] shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (ii) all other representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Parent Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

(d) Life Sciences Transaction. All of the conditions to the respective obligations of the Company and the Life Sciences Buyer to close the sale of the Life Sciences Business on the terms specified in the Life Sciences SAPA shall have been satisfied or waived.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Merger is not consummated on or before August 4, 2014 (the “End Date”); provided, however, that (x) if, on the End Date, (A) any of the conditions to the Closing set forth in Section 7.01(b) or Section 7.01(c) (if such legal restraint is in respect of a Regulatory Law) shall not have been satisfied or (to the extent permitted by Applicable Law) waived by both the Company and Parent or (B) the Marketing Period shall not have been completed by the date that is three (3) Business Days prior to such End Date, but in the case of either (A) or (B), all other conditions to the Closing (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or, to the extent permitted by Applicable Law, waived, then in the case of (A) above, the End Date shall, without any action on the part of the parties hereto, be extended to November 4, 2014, or such earlier date as may be agreed in writing by Parent and the Company, and, in the case of (B) above, the End Date shall be extended to the earlier of November 4, 2014 and the third (3rd) Business Day following the final day of the Marketing Period, and in each case such date shall become the End Date for purposes of this Agreement and (y) the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including the obligation to consummate the Closing when required pursuant to Section 1.02 hereof) materially contributed to the failure of the Merger to be consummated on or before such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(ii) if any Governmental Entity of competent authority issues a final nonappealable Order or enacts a law that prohibits, restrains or makes illegal the consummation of the Merger; or

(iii) if the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to the Company where the failure to obtain the approval of the stockholders of the Company shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement; or

(iv) if the Life Sciences SAPA is terminated in accordance with its terms without a closing occurring thereunder; provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(iv) shall not be available to the Company where the failure of the closing under the Life Sciences SAPA shall have been caused by the action or failure to act of the Company or any of its Subsidiaries and such action or failure to act constitutes a breach by the Company or any of its Subsidiaries under the Life Sciences SAPA.

(c) by the Company, if Parent or Merger Sub has breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent or Merger Sub has become untrue, in each case, such that the conditions set forth in Section 7.03(a) or Section 7.03(b), as the case may be, could not be satisfied as of the Closing Date; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) unless any such breach or failure to be true has not been cured within 30 days after written notice by the Company to Parent informing Parent of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) if the Company is then in breach of this Agreement in any material respect;

(d) by the Company prior to receipt of the Company Stockholder Approval, in order to enter into a definitive written agreement providing for a Superior Proposal in accordance with Section 5.02(d);

(e) by the Company, if the conditions to closing set forth in Sections 7.01 and 7.02 have been satisfied (other than those conditions that by their nature can only be satisfied at the Closing and which were, at the time of termination, reasonably expected to be satisfied at the Closing) and Parent and Merger Sub shall have failed to consummate the Closing on the date the Closing is required to have occurred pursuant to Section 1.02;

(f) by Parent, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company has become untrue, in each case, such that the conditions set forth in Section 7.02(a) or Section 7.02(b), as the case may be, could not be satisfied as of the Closing Date; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(f) unless any such breach or failure to be true has not been cured within 30 days after written notice by Parent to the Company informing the Company of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that Parent may not terminate this Agreement pursuant to this Section 8.01(f) if Parent is then in breach of this Agreement in any material respect; or

(g) by Parent, prior to the Company Stockholders Meeting, in the event that an Adverse Recommendation Change shall have occurred.

Section 8.02. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, Parent or Merger Sub, other than the penultimate sentence of Section 6.02, this Section 8.02, Section 8.03 and Article IX, which provisions shall survive such termination, provided, however, that, no such termination shall relieve any party from any liability or damages arising out of: (i) fraud by any party or (ii) any willful or intentional breach of this Agreement. For the avoidance of doubt, and without limiting the foregoing, any failure of the Parent or Merger Sub, on the one hand, or the Company, on the other hand, to consummate the Closing hereunder following the satisfaction or waiver of such party’s conditions to closing under this Agreement shall be a willful and intentional breach by such party of this Agreement, except that, in the case of Parent or Merger Sub, any such failure to consummate the Closing due to a Financing Failure under circumstances where neither Parent nor Merger Sub has breached in any material respect its obligations under Section 6.11 of this Agreement shall not be a willful or intentional breach by Parent or Merger Sub of this Agreement.

Section 8.03. Fees and Expenses.

(a) Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

(b) The Company shall pay to Parent a fee of $30,000,000 (the “Termination Fee”) if:

(i) the Company terminates this Agreement pursuant to Section 8.01(d) or Parent terminates this Agreement pursuant to Section 8.01(g); or

(ii) (A) an Acquisition Proposal shall have been made to the Company and not publicly withdrawn prior to the Company Stockholders Meeting or shall have been made directly to the stockholders of the Company generally and not publicly withdrawn prior to the Company Stockholders Meeting; (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(i), Section 8.01(b)(iii), Section 8.01(b)(iv) or Section 8.01(f); and (C) within 12 months of such termination the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have approved or recommended to the Company’s stockholders or otherwise not opposed, an Acquisition Proposal that is subsequently consummated; provided, however, that for purposes of this Section 8.03(b)(ii), the references to 20% in the definition of “Acquisition Proposal” shall be deemed to be references to 50%.

(c) Any Termination Fee due under Section 8.03(b) shall be paid by wire transfer of same-day funds (x) in the case of Section 8.03(b)(i) above, on the Business Day immediately following the date of termination of this Agreement in the case of any such termination by Parent (or simultaneously with such termination in the case of any such termination by the Company), and (y) in the case of Section 8.03(b)(ii) above, on the date of consummation of the Acquisition Proposal referred to in Section 8.03(b)(ii)(C) above.

(d) The Company acknowledges and agrees that the agreements contained in Section 8.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to Section 8.03(b), and, in order to obtain such payment, Parent commences an Action that results in a judgment in its favor for such payment, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Action, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing. Except with respect to any fraud or willful or intentional breach of this Agreement by the Company, the parties agree that the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable, and, upon payment of the Termination Fee by the Company, the Company, the Company’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives shall have no further liability to Parent and Merger Sub under this Agreement. In no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(e) Parent shall pay the Company a fee of $100,000,000 (the “Parent Termination Fee”) if the Company terminates this Agreement pursuant to Section 8.01(e). Any Parent Termination Fee and expenses due under this Section 8.03(e) shall be paid by wire transfer of same-day funds on the Business Day immediately following the date of termination of this Agreement.

(f) Parent acknowledges and agrees that the agreements contained in Section 8.03(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement. Accordingly, if Parent fails promptly to pay the amount due pursuant to Section 8.03(e), and, in order to obtain such payment, the Company commences an Action that results in a judgment in its favor for such payment, Parent shall pay to the Company its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Action, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing. Except with respect to any fraud or willful or intentional breach of this Agreement by Parent or Merger Sub, the parties agree that the payment of the Parent Termination Fee shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable; provided, however, that the right of the Company to receive the Parent Termination Fee if the Company terminates this Agreement pursuant to Section 8.01(e) shall not affect the Company’s right to specific performance as provided herein prior to any termination of this Agreement. Upon payment of the Parent Termination Fee, Parent, Merger Sub, their Affiliates and their respective directors, officers, employees, stockholders and Representatives shall have no further liability to the Company under this Agreement. In no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

Section 8.04. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Applicable Law or the rules of any relevant stock exchange requires further approval by the stockholders of the Company without the further approval of such stockholders, and (ii) except as provided above, no amendment of this Agreement shall be submitted to be approved by the stockholders of the Company unless required by Applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding anything to the contrary in this Section 8.04 or elsewhere in this Agreement, this Section 8.04 and Sections 8.05, 9.07, 9.08(d), 9.08(e) and 9.11 (and any definition set forth in, or other provision of, this Agreement to the extent that an amendment or modification of such definition or other provision would amend or modify the substance of this Section 8.04 or Section 8.05, 9.07, 9.08(d), 9.08(e) or 9.11) may not be amended or modified in a manner that would be adverse to any Financing Source (or any Financing Source’s Affiliates or any of its or its Affiliates’ former, current or future general or limited partners, stockholders, managers, members, controlling persons, agents, employees, accountants, consultants, legal counsel, financial advisors or any of their successors or assigns (collectively, “Financing Related Parties”) without the prior written consent of such Financing Source (and any such amendment or modification without such prior written consent shall be null and void).

Section 8.05. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement; provided that there shall be no waiver to this Section 8.05 or Section 8.04, 9.07, 9.08(d), 9.08(e) or 9.11 (or any provision of this Agreement to the extent a waiver of such provision would modify the substance of this Section 8.05 or Section 8.04, 9.07, 9.08(d) or 9.11) in a manner that would be adverse to any Financing Source (or its Financing Related Parties) without the prior written consent of such Financing Source (and any such amendment or modification without such prior written consent shall be null and void). No extension or waiver by the Company shall require the approval of the stockholders of the Company unless such approval is required by Applicable Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.06. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.04 or an extension or waiver pursuant to Section 8.05 shall, in order to be effective, require, in the case of the Company, Parent or Merger Sub, action by its Board of Directors or the duly authorized designee thereof. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of either Parent or the Company.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01. Survival. The representations and warranties contained in or made pursuant to this Agreement shall not survive the Closing. The covenants and agreements of the parties hereto contained in or made pursuant to this Agreement that by their terms apply or are to be performed in whole or in part after the Closing, shall survive for the period provided in such covenants and agreements, if any, or until fully performed, and the covenants and agreements of the parties hereto that by their terms apply or are to be performed at or prior to the Closing shall not survive the Closing. Each covenant and agreement shall terminate after such survival period or full performance. This Section 9.01 shall not limit Section 8.02 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a) if to the Company, to:

ATMI, Inc.

7 Commerce Drive

Danbury, CT 06810

Attention: Patrick J. Shima, Esq.

Facsimile: (203) 702-5352

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Phone: (212) 310-8000

Facsimile: (212) 310-8007

Attention:         Thomas A. Roberts, Esq.

                          Matthew J. Gilroy, Esq.

(b) if to Parent or Merger Sub, to:

Entegris, Inc.

129 Concord Road

Billerica, MA 01821

Attention: Peter Walcott, Esq.

Facsimile: (978) 436-6739

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

Phone: (617) 951-7802

Facsimile: (617) 235-0514

Attention:         Craig E. Marcus, Esq.

Section 9.03. Definitions. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement with terms and conditions customary for transactions of such type that is no less favorable to the Company than the Confidentiality Agreement but need not contain standstill type restrictions.

“Action” means any claim, action, suit, arbitration, proceeding, investigation, audit, review or litigation by or before any Governmental Entity.

“Affiliate” means with respect to any specific Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“Applicable Law(s)” means with respect to any Person, any federal, state, municipal or other local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person, as the same may be amended from time to time unless expressly specified otherwise in this Agreement.

“Business” means the business and operations of the Company and its Subsidiaries after giving effect to the disposition of the Life Sciences Business pursuant to the Life Sciences SAPA.

“Business Day” means any day that is not a Saturday, or Sunday or other day on which commercial banks in the City of New York, New York are required by Applicable Law to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreements, labor union contracts, trade union agreements, works council contracts and other similar agreements and contracts.

“Company Material Adverse Effect” means any effect, change, event, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and the Non-Life Sciences Subsidiaries, taken as a whole or (b) the ability of the Company to consummate the Merger or the other transactions contemplated in this Agreement (including the sale of the Life Sciences Business pursuant to the Life Sciences SAPA); provided, however, that none of the following, and no effect, change, event, circumstance or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Company Material Adverse Effect has occurred or may occur: (A) changes generally affecting the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates; (B) changes generally affecting the industries in which the Company and its Subsidiaries operate; (C) changes or prospective changes in Applicable Law or GAAP or in accounting standards, any changes or prospective changes in the interpretation or enforcement of any of the foregoing or any changes in general legal, regulatory or political conditions, in each case occurring after the date hereof; (D) changes solely attributable to the announcement or pendency of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or Governmental Entities, or any litigation arising from allegations of breach of fiduciary duty or violation of Applicable Law relating to this Agreement or the transactions contemplated hereby to the extent addressed in accordance with the requirements of Section 6.10; (E) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism; (F) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters; (G) any action taken by the Company or its Subsidiaries that is specifically required by this Agreement or with the prior written consent or at the direction of Parent in accordance with this Agreement, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement; (H) changes resulting or arising from the identity of, or any facts or circumstances relating to the Parent or any of its Affiliates, (I) changes in the price or trading volume of the Company’s Common Stock; or (J) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (I) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (A) through (H) hereof) is, may be, contributed to or may contribute to, a Company Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clauses (A), (B), (C), (E) or (F) may be taken into account in determining whether or not there has been or may be a Company Material Adverse Effect to the extent such effect, change, event, circumstance or occurrence has a material disproportionate adverse effect on the Company and the Non-Life Sciences Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate. The determination of “Company Material Adverse Effect” shall in all events not take into account all effects, changes, events, circumstances or occurrences with respect to the Life Sciences Business or any Life Sciences Assets or Life Sciences Liabilities to be transferred or assumed pursuant to the Life Sciences SAPA except to the extent, and only to the extent, that the Company or any Non-Life Sciences Subsidiary retains any liability or obligation, whether direct, indirect, contingent or otherwise, in respect thereof.

“Company Restricted Stock Award” means any award of Company Common Stock that is subject to time and/or performance vesting conditions and which is granted under any Company Stock Plan.

“Company Restricted Stock Unit Award” means any restricted stock unit award that is subject to time and/or performance vesting conditions and which is granted under any Company Stock Plan.

“Company Stock Option” means any option to purchase Company Common Stock granted under any Company Stock Plan.

“Company Stock Plans” means the ATMI, Inc. 1995 Stock Plan, the ATMI, Inc. 1997 Stock Plan, the ATMI, Inc. 1998 Stock Plan, the ATMI, Inc. 2000 Stock Plan, the ATMI, Inc. 2003 Stock Plan and the ATMI, Inc. 2010 Stock Plan.

“Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading in the light of the circumstances, (ii) such Required Information is compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act and the Exchange Act for a registered public offering of debt securities on Form S-1 (excluding information required by Regulation S-X Rule 3-09, Rule 3-10 and Rule 3-16 and Item 402(b) of Regulation S-K and other provisions for which compliance is not customary in a Rule 144A offering of debt securities) except to the extent expressly contemplated in the definition of Required Information) and the financial statements and other financial information included in the Required Information are throughout the Marketing Period sufficient to permit a registration statement on Form S-1 (or successor form) under the Securities Act using such financial statements and financial information to be declared effective by the SEC throughout and on each day during the Marketing Period, (iii) any interim quarterly financial statements of the Company included in the Required Information have been reviewed by the Company’s independent accountants as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722, and (iv) the financial statements and other financial information included in the Required Information are sufficient to permit the underwriters, placement agents or initial purchasers to receive customary comfort letters, including customary negative assurance comfort, including with respect to change period comfort, and the Company’s independent accountants (and, if applicable, the Company’s or its Subsidiaries former independent accountants) are prepared to issue such comfort letters in the form of the drafts thereof approved or accepted by the underwriters, placement agents and initial purchasers of the applicable debt securities in order to consummate any offering of debt securities on any day of the Marketing Period or within three (3) Business Days thereafter. Reference herein to the Company’s independent accountants shall be to Ernst & Young LLP or another independent registered public accounting firm of nationally recognized standing engaged by the Company to be its independent accountants.

“Contract” means any written or oral contract, subcontracts, agreements, leases, licenses, commitments, sale and purchase orders, and other instruments, arrangements or understandings of any kind.

“Director Deferred Compensation Plans” means each of the ATMI, Inc. Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 2010 Stock Plan, and the ATMI, Inc. Non-Employee Directors Deferred Compensation Program of ATMI, Inc. 2003 Stock Plan.

“DOJ” means the United States Department of Justice.

“Environmental Laws” means Applicable Laws relating to pollution or the protection of the environment or natural resources.

“ESPP” means the ATMI, Inc. 1998 Employee Stock Purchase Plan, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Failure” means the Debt Financing (or any Alternative Financing) is not available in accordance with its terms at the Closing.

“Financing Sources” means the Commitment Party and each other Person that has committed to provide or otherwise entered into any commitment letter, engagement letter, credit agreement, underwriting agreement, purchase agreement, indenture or other agreement with Parent or Merger Sub or any of their Affiliates in connection with, or that is otherwise acting as an arranger, bookrunner, underwriter, initial purchaser, placement agent, administrative or collateral agent, trustee or a similar representative in respect of, any Debt Financing (including any Alternative Financing).

“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority or arbitrator.

“Hazardous Substance” means any substance or waste defined or regulated as “toxic,” “hazardous,” a “pollutant,” a “contaminant” or words of similar meaning and regulatory effect under any applicable Environmental Law, including petroleum and petroleum-derived products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations under such HSR Act.

“Indebtedness” means, with respect to any Person, all obligations of such Person (i) for borrowed money, whether secured or unsecured, (ii) evidenced by notes, bonds, debentures or similar Contracts or securities, (iii) for deferred purchase price of any property, (iv) in respect of any lease of real or personal property, which obligations are required to be classified and accounted for under GAAP as capital leases, (v) under derivative contracts and any interest rate and currency agreements, (vi) in respect of outstanding letters of credit, and (iv) in respect of all guarantees, keepwell or similar arrangements for any of the foregoing.

“Intellectual Property” means all of the following whether arising under the Laws of the United States or of any other jurisdiction: (a) patents and patent applications (including patents issued thereon), (b) trademarks, service marks, trade names, service names, logos and other identifiers of same, and any and all common law rights, and registrations and applications for registration thereof, (c) copyrights, moral rights, mask work rights, in each case whether or not registered, and registrations and applications for registration thereof, (d) rights in trade secrets, and (e) inventions and invention disclosures.

“Knowledge” means, with respect to the Company, the actual knowledge after reasonably due inquiry of the individuals set forth on Section 9.03(a) of the Company Disclosure Letter, and, with respect to Parent or Merger Sub, the actual knowledge after reasonable due inquiry of the individuals set forth on Section 9.03(a) of the Parent Disclosure Letter.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, pledge, hypothecation, security, interest, encumbrance, interference, option, right of first refusal, preemptive right, community property interest, claim, lien or restriction of any kind (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Life Sciences Assets” means the assets and properties of the Life Sciences Business and all other rights and interests to be acquired by the Life Sciences Buyer pursuant to, and conditioned on, the consummation of the transactions contemplated by the Life Sciences SAPA, including 100% of the issued share capital of ATMI BVBA, a company organized under the laws of Belgium (“ATMI BVBA”).

“Life Sciences Business” means the business of developing, manufacturing and selling products, systems and services to customers in (i) the life sciences industry (including the pharmaceutical, biopharmaceutical, and cell therapy segments) consisting of single use bioprocess and bioreactor systems and component which provide biotechnology customers with integrated disposable systems, including a complete offering of scalable containment, storage, dispensing, missing and bioreactor solutions (ii) in the life sciences and microelectronics industries with respect to Ultra Clean Packaging.

“Life Sciences Liabilities” means the liabilities of the Life Sciences Business to be assumed by the Life Sciences Buyer pursuant to, and conditioned on, the consummation of the transactions contemplated by the Life Sciences SAPA.

“Life Sciences Subsidiaries” means ATMI BVBA and each of its Subsidiaries, other than any Subsidiary that will remain a Subsidiary of the Company following the closing of the sale of the Life Sciences Business pursuant to the Life Sciences SAPA as a result of the Restructuring Transactions, namely ATMI (Singapore) and ATMI (Germany).

“Marketing Period” means the first period of eighteen (18) consecutive Business Days, commencing on the first (1st) Business Day after the date of delivery of the Required Information, throughout which (i) Parent shall have the Required Information and the Required Information is Compliant; provided that if the Company shall in good faith reasonably believe it has provided the Required Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the date of such notice (or, if later, on the date specified in such notice as the date of delivery of the Required Information) unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information and, within two (2) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered), in which case this clause (i) shall not be satisfied until the Company has provided all such Required Information specifically set forth in such notice, and (ii) the conditions set forth in Section 7.01 and Section 7.02 shall be satisfied (other than any those conditions that by their nature are to be satisfied at the Closing) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.01 and Section 7.02 to fail to be satisfied assuming the Closing were to be scheduled for any time during such eighteen (18) consecutive Business Day period; provided that the Marketing Period shall not be deemed to have commenced if, prior to the completion of such eighteen (18) consecutive Business Day period, (A) the Company’s independent accountants shall have withdrawn or qualified their audit opinion with respect to any of the Required Information, in which case, the Marketing Period shall not be eligible to commence (and, for the avoidance of doubt, shall be deemed not to have commenced) unless and until a new unqualified audit opinion, prepared in accordance with the PCAOB, is issued with respect thereto by the

Company’s independent accountants or, if applicable, by the Company’s or its Subsidiaries’ former independent accountants (which shall be an independent registered public accounting firm), (B) the Company has publicly announced any intention to restate any material financial information, in which case the Marketing Period shall not be eligible to commence unless and until such restatement has been completed and the relevant Company SEC Documents and Required Information have been amended or the Company has determined that no restatement shall be required in accordance with GAAP, (C) any Required Information would not be Compliant at any time during such eighteen (18) consecutive Business Day period (it being understood that if any Required Information provided at the initiation of the Marketing Period ceases to be Compliant at any time during such eighteen (18) consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced), or (D) the Company shall have failed to file any annual, quarterly or periodic report with the SEC that was required to be filed by it with the SEC by the date required under the Exchange Act containing all of the financial information required to be contained therein, in which case the Marketing Period will not be eligible to commence until such reports have been filed; and provided further, that the Marketing Period shall end on any earlier date that is the date on which the entire Debt Financing has been consummated in accordance with its terms.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation.

“Non-Life Sciences Subsidiaries” means any Company Subsidiary that is not a Life Sciences Subsidiary.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Parent Material Adverse Effect” means any event, change, circumstance or occurrence that, individually or in the aggregate, would prevent or materially delay or adversely impact the ability of Parent or Merger Sub to consummate the Merger.

“PCAOB” means the Public Company Accounting Oversight Board auditing standards.

“Permits” means licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities.

“Permitted Liens” means, collectively, (i) suppliers’, mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of law or otherwise incurred in the ordinary course of business securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes, utilities and other governmental charges that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (iii) requirements and restrictions of zoning, building and other Applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities that do not materially detract from the value of such property or materially interfere with the business of the Company and its Subsidiaries as currently conducted, (iv) licenses or other grants of rights in Intellectual Property made in the ordinary course of business, consistent with past practices, (v) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (vi) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business consistent with past practices, (vii) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business, consistent with past practices, to secure payment of customs duties in connection with the importation of goods, (viii) Liens resulting from securities laws, (ix) Liens incurred in the ordinary course of business, consistent with past practices, in connection with any purchase money security interests, equipment leases or similar financing arrangements, (x) licenses granted to third parties in the ordinary course of business consistent with past practices by the Company or its Subsidiaries, (xi) such other Liens or imperfections of title that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection of title, (xii) Liens that are disclosed on the most recent consolidated balance sheet of the Company, or the notes thereto, included in the Company SEC Documents filed prior to the date hereof and (xiii) Liens that do not materially detract from the value of such property or interfere in any material respect with the use, operation or occupancy by the Company or any of its Subsidiaries of such property.

“Person” means any natural person, general or limited partnership, corporation, trust, limited liability company, limited liability partnership, firm, association, Governmental Entity or other legal entity.

“Regulation S-X” means Regulation S-X promulgated by the SEC as amended and in effect at the time in question.

“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Required Information” shall mean (i) (A) audited consolidated balance sheets and related audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows of the Company (including the related notes and financial statement schedules thereto) prepared in accordance with GAAP for the three (3) most recently completed fiscal years ended at least seventy-five (75) days before the Closing Date and together with audit opinions of the Company’s independent accountants (which shall not be subject to any qualification or “going concern” disclosures) with respect to such audited financial statements and the written consent of each accounting firm providing any such opinion to use such opinion, and (B) unaudited consolidated balance sheets and related unaudited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows of the Company prepared in accordance with GAAP for each subsequent fiscal quarter that ended at least forty (40) days before the Closing Date and for the comparable quarter of the prior fiscal year; provided, however, that in each such case such consolidated balance sheets of the Company and such consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows of the Company shall include information necessary for Parent to prepare pro forma financial statements under and in accordance with Article 11 of Regulation S-X and the relevant SEC rules and regulations applicable thereto for Form S-1 registration statements, (ii) all information and data regarding the Business and the Company and its Subsidiaries (A) of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for offerings of debt securities on a registration statement on Form S-l (or any successor form) under the Securities Act (other than (x) consolidating and other financial statements and data that would be required by Sections 3-10 and 3-16 of Regulation S-X under the Securities Act, and (y) any information and data required by Item 402 of Regulation S-K under the Securities Act and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A) (but including financial statements and schedules or footnotes satisfying Item 3-10(g) and including qualitative and quantitative disclosure with respect to assets, liabilities, revenue, operating income and adjusted EBITDA customarily included in Rule 144A offerings of high yield debt securities) and as otherwise necessary for the Financing Sources to receive customary “comfort” (including customary negative assurance comfort, including with respect to change period comfort) from the Company’s independent accountants (and, if applicable, the Company’s and is Subsidiaries’ former independent accountants) and (B) of the type and form customarily included in Offering Documents used to syndicate credit facilities of the type to be included in the Debt Financing or in Offering Documents used in private placements of high yield debt securities under Rule 144A under the Securities Act (including as necessary to permit Parent to prepare the offering memorandum required by paragraph 8 of Annex E to the Debt Commitment Letter), in each case, assuming that such syndication of credit facilities and offering(s) of debt securities were consummated at the same time during the Company’s fiscal year as such syndication and offering(s) of debt securities will be made; and (iii) such other information and data reasonably required by the underwriters, placement agents and initial purchasers that is usual and customary with respect to syndicated credit facilities or high yield offerings; it being understood and agreed that the foregoing provisions of this definition shall not obligate the Company with respect to pro forma financial statements or projections beyond the requirements of Section 6.11(d)(ii)(C)(II) and clause (i) of this definition.

“Restructuring Transactions” has the meaning set forth in the Life Sciences SAPA.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations under the Securities Act.

“Subsidiary” of any specified Person means any other Person of which such first Person owns (either directly or indirectly through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising control.

“Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, intangible, municipal, employment, severance, withholding, franchise, value added and other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts, and, in all cases, whether disputed or not.

“Tax Returns” means all Tax returns, declarations, statements, estimates, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed relating to Taxes.

“Transition Services Agreement” means the Transition Services Agreement contemplated by the Life Sciences SAPA, in the form referred to in Section 9.03(b) of the Company Disclosure Letter.

“Treasury Regulation” shall mean the tax regulations promulgated under the Code.

“Ultra Clean Packaging” means two-dimensional (formed by no more than two sheets) passive plastic-based packaging for storing and transporting solid devices. For the avoidance of doubt, Ultra Clean Packaging does not include three-dimensional containers (including back-in-overpak configurations), containers for storing or transporting liquids/chemicals or containers with active mechanisms such as mixing or dispensing components.

Section 9.04. Rules of Construction. Interpretation of this Agreement (except as specifically provided in this Agreement, in which case such specified rules of construction shall govern with respect to this Agreement) shall be governed by the following rules of construction: (a) words in singular shall be held to include the plural and vice versa, and words of one general shall be held to include the other gender as the context requires; (b) references made to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated; (c) the table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (d) any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement; (e) the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation; (f) the words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) the term “or” is not exclusive; (h) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (j) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (k) any agreement, instrument or Applicable Law defined or referred to herein means such agreement, instrument or Applicable Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (l) references to a Person are also to its permitted successors and assigns; and (m) unless otherwise specifically indicated, all references to “dollars” and “ $” will be deemed references to the lawful money of the United States of America.

Section 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 9.06. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement electronically (including portable document format (.pdf)) or by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement and any exhibits, annexes or schedules hereto, including the Company Disclosure Letter, together with the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, and except for (i) if the Effective Time occurs, the right of the holders of Company Common Stock to receive the Merger Consideration and (ii) the provisions set forth in Section 6.04 of this Agreement, are not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; provided, that the Financing Sources and their respective Financing Related Parties shall be third party beneficiaries of this Section 9.07 and Sections 8.04, 8.05, 9.08(d), 9.08(e) and 9.11 and shall have the right to consent to any modification of this Section 9.07 or Section 8.04, 8.05, 9.08(d), 9.08(e) or 9.11 (or of any definition set forth in, or other provision of, this Agreement to the extent the modification thereof would modify the substance of this Section 9.07 or Section 8.04, 8.05, 9.08(d), 9.08(e) or 9.11) to the extent such modification directly affects their interests.

Section 9.08. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement and all claims or causes of action (whether in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State without giving regard to any conflict of laws provisions that would require or permit the application of the Laws of any other jurisdiction.

(b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(d) Notwithstanding anything herein to the contrary, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source or any Financing Related Party in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than any federal court of the United States of America located in, or, if that court does not have subject matter jurisdiction, in any state court located in, in each case, the Borough of Manhattan in the City of New York.

(e) EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING ANY SUCH ACTION INVOLVING THE FINANCING SOURCES OR ANY FINANCING RELATED PARTY) OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

Section 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided that Parent and Merger Sub may grant a security interest in, and collaterally assign, any of their rights under this Agreement in connection with the Debt Financing. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.09 shall be null and void.

Section 9.10. Specific Enforcement. Each party hereto acknowledges and agrees that a breach by it of this Agreement would cause irreparable damage to the other parties hereto and that no party hereto will have an adequate remedy at law. Therefore, it is agreed that each party shall be entitled, without the requirement of posting a bond or other security, to an injunction or injunctions to prevent breaches of this Agreement. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that, without limiting the Company’s right to seek specific enforcement of the other obligations of the Parent and Merger Sub pursuant to this Agreement to the extent expressly permitted hereunder, the Company shall be entitled to specific enforcement of Parent’s and Merger Sub’s obligations to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 7.01 and 7.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing and that are reasonably expected to be satisfied at the Closing), (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.02, (iii) there has not been a Financing Failure, and (iv) the Company has confirmed in a written notice delivered to Parent that if specific enforcement is granted and the Debt Financing is funded, then the Company is ready, willing and able to, and will, consummate the Closing. In addition, it is agreed that the Company shall be entitled to enforce specifically Parent’s and Merger Sub’s obligation under this Agreement to draw upon the Debt Financing only if (i) all of the conditions to closing set forth in Section 7.01 and 7.02 and all of the conditions precedent set forth in the Debt Commitment Letter have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing but that are reasonably expected to be satisfied at the Closing), (ii) the Company has confirmed in a written notice delivered to Parent that if specific enforcement is granted and the Debt Financing is funded, then, assuming performance by Parent and Merger Sub of their respective obligations under this Agreement, then the Company is ready, willing and able to, and will, consummate the Closing, and (iii) the full proceeds to be provided to Parent by the Debt Financing in accordance with its terms shall be available to Parent to consummate the Merger. For the avoidance of doubt, while the Company may pursue both a grant of specific enforcement (as and only to the extent expressly permitted by this Section 9.10) and the payment of the Parent Termination Fee (as and only to the extent expressly permitted by Section 8.03(f)), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific enforcement and payment of the Parent Termination Fee. Each of the parties hereto expressly disclaims that it is owed any duties not expressly set forth in this Agreement, and waives and releases any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement.

Section 9.11. No Recourse to Financing Sources. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that all claims, obligations, liabilities or causes of action, whether at law, in equity, in contract, in tort or otherwise, that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to enter into, this Agreement) or the transactions contemplated by this Agreement may be made only against (and are those solely of) the entities that are expressly identified as parties to this Agreement in the Preamble to this Agreement. Notwithstanding anything herein to the contrary, the Company agrees, on behalf of itself and its Affiliates and each of its and its Affiliates’ respective former, current or future general or limited partners, stockholders, managers, members, controlling persons, agents or Representatives (collectively, the “Company Parties”) that the Financing Sources and each of their respective Financing Related Parties shall be subject to no liability or claims to the Company Parties in connection with the Debt Financing or in any way relating to this Agreement or any of the transactions contemplated hereby or thereby, whether at law, in equity, in contract, in tort or otherwise.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.

ATMI, INC.

By:	/s/ Douglas A. Neugold
Name:	Douglas A. Neugold
Title:	Chairman, President and Chief Executive Officer

ENTEGRIS, INC.

By:	/s/ Bertrand Loy
Name:	Bertrand Loy
Title:	President and Chief Executive Officer

ATOMIC MERGER CORPORATION

By:	/s/ Bertrand Loy
Name:	Bertrand Loy
Title:	President

Annex B

OPINION OF BARCLAYS CAPITAL INC.

745 Seventh Avenue New York, NY 10019 United States

February 4, 2014

Board of Directors

ATMI, Inc.

7 Commerce Drive

Danbury, Connecticut 06810

Members of the Board of Directors:

We understand that ATMI, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Entegris, Inc. (“Parent”) pursuant to which (i) Atomic Merger Corporation, a wholly owned subsidiary of Parent (“Merger Sub”), will be merged with and into the Company with the Company surviving the merger (the “Merger”), and (ii) upon the effectiveness of the Merger, each issued and outstanding share of common stock of the Company (the “Company Common Stock”) (other than shares to be cancelled pursuant to the Agreement (as defined below) and as to which dissenters rights have been properly exercised) will be converted into the right to receive $34.00 in cash (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger among the Company, Parent and Merger Sub (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the stockholders of the Company in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of February 3, 2014, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (4) a trading history of the Company’s common stock and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) the results of our efforts to solicit indications of interest and definitive proposals from third parties with respect to a sale of the Company; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have served as financial advisor to the Company is connection with the pending sale of its Life Sciences business.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title and, subject to paragraph (b)(3) of this section, §251(h) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:

(1) Provided, however, that , except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §251(h), §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228, §251(h), §253, or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 72, L. ’13, eff. only with respect to transactions consummated pursuant to agreements entered into after August 1, 2013 (or, in the case of mergers pursuant to Section 253, resolutions of the board of directors adopted after August 1, 2013), and appraisal proceedings arising out of such transactions, and by Ch. 122, L. ’13, eff. 8-1-13.)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK *** EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ATMI, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on [●], 2014.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

			FOR	AGAINST	ABSTAIN
PROPOSAL NO. 1	—	To adopt the Agreement and Plan of Merger, dated as of February 4, 2014 (as it may be amended from time to time), by and among ATMI, Inc., Entegris, Inc. and Atomic Merger Corporation.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
PROPOSAL NO. 2	—	To adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
PROPOSAL NO. 3	—	To approve a non-binding advisory proposal to approve the golden parachute compensation payable to ATMI’s named executive officers in connection with the merger.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐
COMPANY ID:
	YES	NO
Please indicate if you plan to attend this meeting:	☐	☐	PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (Joint Owners)	Date	, 2014.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation of partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to be held [●], 2014

The Notice and Proxy Statement to Stockholders are available for review at http://www.cstproxy.com/atmi/sm2014

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	ATMI, Inc.
Special Meeting of Stockholders
[●], 2014, 10:00 a.m., EST This proxy is solicited by the Board of Directors ATMI, Inc. 7 Commerce Drive Danbury, Connecticut 06810

This proxy is solicited by the Board of Directors of ATMI, Inc. for use at the Special Meeting of Stockholders of ATMI, Inc. to be held on [●], 2014 (“Special Meeting”) and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted as you specify on the reverse side. If no direction is made, the proxy will be voted in accordance with the recommendation of the Board of Directors on the matters listed on the reverse side of this card.

By signing this proxy, you revoke all prior proxies and appoint Douglas A. Neugold and Timothy C. Carlson, and each of them, as your proxies and attorneys-in-fact with full power of substitution and resubstitution to vote your shares on the matters shown on the reverse side. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Address change/comments:

(If you noted any Address Change and/or Comments above, please mark the corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)